UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under §240.14a-12

GUARDION HEALTH SCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☐	No fee required

☐	Fee paid previously with preliminary materials.

☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

(1) Title of each class of securities to which transaction applies: Common Stock, par value $0.001 per share

(2) Aggregate number of securities to which transaction applies: __________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction: $17,200,000

(5) Total fee paid: $2,538.72

☐ Fee paid previously with preliminary materials:

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION

GUARDION HEALTH SCIENCES, INC.

2925 Richmond Avenue, Suite 1200

Houston, Texas 77098

NOTICE OF SPECIAL MEETING OF THE STOCKHOLDERS

To Be Held on __________, 2024

Dear Stockholders:

It is our pleasure to invite you to a special meeting of the stockholders (the “Special Meeting”) of Guardion Health Sciences, Inc., a Delaware corporation (the “Company” or “GHSI” or “we” or “us”), to be held on __________, 2024 at 11:00 a.m., Central Time.

The Special Meeting will be held in a virtual-only meeting format at __________.

At the Special Meeting, you will be asked to consider and vote upon (i) a proposal to approve the sale of all of the outstanding equity interests of Activ Nutritional, LLC (“Activ”), a Delaware limited liability company and an indirect subsidiary of the Company, pursuant to an Equity Purchase Agreement with Doctor’s Best Inc., a Delaware corporation (“Doctor’s Best”), dated as of January 30, 2024 (the “Purchase Agreement”), (ii) a proposal to approve the voluntary dissolution and liquidation of the Company pursuant to a Plan of Dissolution (the “Plan of Dissolution”), which, if approved, will authorize the Company to liquidate and dissolve the Company in accordance with the Plan of Dissolution, but subject to the Company’s ability to abandon or delay the Plan of Dissolution in accordance with the terms thereof, (iii) a proposal to grant discretionary authority to our Board of Directors (the “Board”) to adjourn the special meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in the event that there are insufficient shares present virtually or represented by proxy voting in favor of the Transaction (as defined below) and/or the Plan of Dissolution, and (iv) such other business as may properly come before the Special Meeting or any adjournments, postponements or continuations thereof.

Activ is a wholly-owned subsidiary of Viactiv Nutritionals, Inc (“Viactiv”), a Delaware corporation, and Viactiv is a wholly-owned subsidiary of the Company. The sale of Activ, as contemplated by the Purchase Agreement (the “Transaction”), is conditioned upon receiving approval from our stockholders, and such approval is also required under Delaware law as the sale of Activ, which owns the Viactiv® brand and business and accounted for 96.3% of our revenues during the year ended December 31, 2022, constitutes a sale of substantially all of our assets and revenue-generating operations. The proposals to sell all of the outstanding equity interests of Activ pursuant to the Purchase Agreement and to approve the subsequent dissolution and liquidation of the Company pursuant to the Plan of Dissolution require the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Therefore, it is very important that your shares be represented and voted at the Special Meeting.

The Transaction contemplated by the Purchase Agreement is the result of a broad review of strategic alternatives by our Board. As part of its review, the Board retained Alantra, LLC (“Alantra”) as the Company’s exclusive financial advisor.

The Transaction is not conditioned upon stockholders approving the Plan of Dissolution. The effectiveness of the Plan of Dissolution is conditioned upon the consummation of the Transaction; provided, however, that our Board has reserved the right, in its sole discretion, to the extent permitted by Delaware law, to abandon or delay implementation of the Plan of Dissolution, in order, for example, to permit the Company to consider and pursue any new business opportunities, reverse merger or recapitalization opportunities or other strategic transactions that may arise and be in the best interests of our stockholders. The adjournment proposal is not conditioned upon the approval of any other proposal set forth in the enclosed proxy statement. Stockholders do not have dissenters’ rights of appraisal in connection with the Transaction or the Plan of Dissolution.

If the stockholders approve the Transaction and the Plan of Dissolution, our Board may determine, in its sole discretion, to abandon or delay implementation of the Plan of Dissolution. Our Board has not set a deadline to make its decision with respect to the filing of the Certificate of Dissolution. Pursuant to the Delaware General Corporation Law (the “DGCL”), our corporate existence will continue for a period of at least three years following the effective time for the purpose of prosecuting and defending suits, winding up the Company and making distributions to stockholders, but not for the purpose of continuing to engage in any business for which the Company was organized or is conducting. The three-year statutory winding-up period can be extended by the Delaware Court of Chancery. In addition, we may remain a body corporate beyond the three-year period for the sole purpose of proceedings begun before or during the three-year period. As a result, the winding-up process could extend beyond three years after the effective time of the Certificate of Dissolution, and it is difficult to estimate when it will be completed.

-i-

If stockholders do not approve the Plan of Dissolution, we will continue our corporate existence and our Board will continue to explore strategic alternatives for returning capital to our stockholders in a manner intended to maximize value. In addition, our Board may determine that it is in the best interests of the Company and our stockholders to resubmit the Plan of Dissolution to stockholders for reconsideration and approval in the future.

The enclosed proxy statement provides you with detailed information about the Special Meeting and the proposals submitted for approval. In particular, please review the matters referred to under “Risk Factors” starting on page 19 for a discussion of the risks related to the Transaction and the liquidation and dissolution of the Company. We encourage you to read the proxy statement and all annexes thereto carefully and in their entirety. You may also obtain additional information about us from documents we have filed with the Securities and Exchange Commission, which are available without charge through the Securities and Exchange Commission’s website at http://www.sec.gov.

Your vote is extremely important, regardless of the number of shares you own. Instead of mailing a printed copy of our proxy materials to all of our stockholders, we provide access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about __________, 2024, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record on our books at the close of business on the Record Date for the Special Meeting and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website will provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.

If you are a stockholder of record, you may vote in one of the following ways:

●	Vote over the Internet, by going to __________ (have your Notice or proxy card in hand when you access the website);

●	Vote by mail, if you requested and received a printed copy of the proxy materials, by returning the enclosed proxy card (signed and dated) in the postage prepaid and preaddressed envelope provided;

●	Vote by phone by calling __________;

●	Vote online at the Special Meeting at __________.

If your shares are held in street name, meaning that they are held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. Please vote your shares in accordance with those instructions.

IF YOU PLAN TO ATTEND:

To be admitted to the Special Meeting, which is being held virtually, you must have your control number available and follow the instructions found on your proxy card or voting instruction form. You may vote during the Special Meeting by following the instructions available on the meeting website during the meeting. Please allow sufficient time before the Special Meeting to complete the online check-in process. Your vote is very important.

The Company’s Board has unanimously approved the Transaction pursuant to the Purchase Agreement and the dissolution of the Company pursuant to the Plan of Dissolution, in each case as being in the best interests of the Company and its stockholders. The Board recommends that you vote “FOR” each of these proposals and “FOR” the adjournment proposal, if any.

-ii-

If you have any questions about the proposed transactions or about how to vote your shares, please contact our proxy solicitor, Kingsdale Advisors:

Strategic Stockholder Advisor and Proxy Solicitation Agent

745 Fifth Avenue, 5th Floor, New York, New York 10151

North American Toll-Free Phone:

1-866-229-8874

Email: contactus@kingsdaleadvisors.com

Call Collect Outside North America: +1-917-765-1432 (text enabled)

Whether or not you expect to attend the virtual Special Meeting, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Special Meeting. Promptly voting your shares will save the Company the expense and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you requested and received a printed copy of the proxy materials and you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the Special Meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

BY ORDER OF THE BOARD OF DIRECTORS

___________, 2024	/s/ Robert N. Weingarten
Robert N. Weingarten Chairman of the Board of Directors

-iii-

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION

GUARDION HEALTH SCIENCES, INC.

2925 Richmond Avenue, Suite 1200

Houston, Texas 77098

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON __________, 2024

To our Stockholders:

Notice is hereby given that a special meeting of the stockholders of Guardion Health Sciences, Inc. (the “Company” or “GHSI” or “we” or “us”) will be held on __________, 2024 at 11:00 a.m., Central Time, in a virtual-only format at __________. At the special meeting or any postponement, adjournment or delay thereof (the “Special Meeting”), you will be asked to consider and vote upon the following proposals:

1.	to approve the sale of all of the outstanding equity interests (the “Transaction”) of Activ Nutritional, LLC (“Activ”), a Delaware limited liability company which owns the Viactiv® brand and business and is the wholly-owned subsidiary of Viactiv Nutritionals, Inc (“Viactiv”), a Delaware corporation and a wholly-owned subsidiary of the Company, pursuant to an Equity Purchase Agreement with Doctor’s Best Inc., a Delaware corporation (“Doctor’s Best”), dated January 30, 2024 (the “Purchase Agreement”);
2.	to approve the voluntary dissolution and liquidation of the Company (the “Dissolution”) pursuant to a Plan of Dissolution (the “Plan of Dissolution”), which, if approved, will authorize the Company to liquidate and dissolve the Company in accordance with the Plan of Dissolution, but subject to the Company’s ability to abandon or delay the Plan of Dissolution in accordance with the terms thereof;
3.	to grant discretionary authority to our Board to adjourn the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies only in the event that there are insufficient shares present virtually or represented by proxy voting in favor of the Transaction or the Plan of Dissolution; and
4.	to transact such other business as may properly come before the Special Meeting.

The Transaction is not conditioned upon stockholders approving the Plan of Dissolution. The effectiveness of the Plan of Dissolution is conditioned upon the consummation of the Transaction; provided, our Board may, in its sole discretion, determine to abandon or delay implementation of the Plan of Dissolution. Our Board has not set a deadline to make its decision with respect to the filing of the Certificate of Dissolution. Pursuant to the Delaware General Corporation Law (the “DGCL”), our corporate existence will continue for a period of at least three years following the effective time of the Certificate of Dissolution for the purpose of prosecuting and defending suits, winding up the Company and making distributions to stockholders, but not for the purpose of continuing to engage in any business for which the Company was organized. The three-year statutory winding-up period can be extended by the Delaware Court of Chancery. In addition, we may remain a body corporate beyond the three-year period for the sole purpose of proceedings begun before or during the three-year period. As a result, the winding-up process could extend beyond three years after the Certificate of Dissolution is effective, and it is difficult to estimate when it will be completed. The adjournment proposal is not conditioned upon the approval of any other proposal set forth in the proxy statement.

THE BOARD HAS APPROVED THE PURCHASE AGREEMENT AND THE PLAN OF DISSOLUTION AND RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE TRANSACTION PURSUANT TO THE PURCHASE AGREEMENT, “FOR” THE PROPOSAL TO APPROVE THE DISSOLUTION PURSUANT TO THE PLAN OF DISSOLUTION, AND “FOR” THE ADJOURNMENT PROPOSAL, IF ANY.

The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the Transaction and the Plan of Dissolution. Therefore, it is very important that your shares be represented and voted at the meeting. Approval of the adjournment proposals requires the favorable vote of a majority of the shares of common stock present or represented by proxy at the Special Meeting and entitled to vote thereon.

-iv-

The failure of any stockholder to submit a signed proxy card or to vote in person by ballot at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to approve the Transaction pursuant to the Purchase Agreement and the proposal to approve the Plan of Dissolution, but will not have an effect on the adjournment proposal. If you hold your shares through a bank, broker or other nominee (i.e., in “street name”), the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to approve the Transaction and the proposal to approve the Plan Dissolution, but will not have an effect on the adjournment proposal.

Only stockholders of record at the close of business on __________, 2024 (the “Record Date”) are entitled to notice of and to vote at the Special Meeting. The accompanying proxy statement and proxy card for the Special Meeting are first being delivered to stockholders on or about __________, 2024.

Your vote is extremely important, regardless of the number of shares you own. Whether or not you plan to attend the Special Meeting, if you requested and received a printed copy of the proxy materials we ask that you promptly sign, date and return the enclosed proxy card in the envelope provided, or submit your proxy by telephone or over the internet (if those options are available to you) in accordance with the instructions on the enclosed proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Special Meeting, you must obtain from the record holder a proxy issued in your name or bring an account statement or letter from the nominee indicating your beneficial ownership as of the Record Date.

The proxy statement accompanying this notice provides a more complete description of the matters to be acted upon at the Special Meeting. We encourage you to read the proxy statement and all annexes thereto carefully and in their entirety.

If you have any questions about the proposed transactions or about how to vote your shares, please contact our proxy solicitor, Kingsdale Advisors, toll-free at 1-866-229-8874.

By order of the Board of Directors,

/s/ Robert N. Weingarten
Robert N. Weingarten Chairman of the Board of Directors

Important Notice Regarding the Availability of Proxy Materials

for the Special Meeting of Stockholders to be Held __________, 2024

This Notice and accompanying Proxy Statement and Proxy Card are available at:

__________

-v-

ANNEX A	Equity Purchase Agreement, dated January 30, 2024, by and among Doctor’s Best, Inc., Guardion Health Sciences, Inc. Viactiv Nutritionals, Inc., and Activ Nutritional, LLC

ANNEX B	Plan of Dissolution of Guardion Health Sciences, Inc.

ANNEX C	Opinion of Stout Risius Ross, LLC, dated February 16, 2024

-vi-

GUARDION HEALTH SCIENCES, INC.

2925 Richmond Avenue, Suite 1200

Houston, Texas 77098

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

The Board of Directors (the “Board”) of Guardion Health Sciences, Inc., a Delaware corporation (which we refer to herein as the “Company” or “GHSI” or “we” or “us”), is soliciting the enclosed proxy card for use at the special meeting of GHSI’s stockholders scheduled to be held on __________, 2024 at 11:00 a.m., Central Time, in a virtual-only meeting format at __________ (the “Special Meeting”).

SUMMARY

This summary highlights selected information contained in this proxy statement and may not contain all of the information that is important to you. To understand fully the legal requirements for the transfer of all or substantially all of the assets of GHSI and the Special Meeting (as defined below), you should carefully read this entire proxy statement and the documents delivered with this proxy statement.

About GHSI

We develop and distribute clinically supported nutritional medical foods and dietary supplements. These products are designed to support retail consumers, healthcare professionals and providers, and their patients by supporting bone health, eye health, cardiovascular health, and brain health through nutrients such as Calcium, Vitamin D, Vitamin K, Carotenoids, and Omega-3s. Our common stock is quoted on Nasdaq under the symbol “GHSI”.

General

In connection with its ongoing consideration and evaluation of GHSI’s long-term prospects and strategies, the Board has determined that it is advisable and in the best interests of GHSI and GHSI’s stockholders to approve the sale of all of the outstanding equity interests (the “Transaction”) of Activ Nutritional LLC (“Activ”), a Delaware limited liability company which owns the Viactiv® brand and business, constituting 96.3% of GHSI’s revenue during the year ended in December 31, 2022, and a wholly-owned subsidiary of the Company, pursuant to an Equity Purchase Agreement with Doctor’s Best Inc., a Delaware corporation (“Doctor’s Best”), dated January 30, 2024 (the “Purchase Agreement”). Additionally, the Board has determined that it is advisable and in the best interests of GHSI and GHSI’s stockholders to approve a voluntary dissolution and liquidation of the Company (the “Dissolution”) pursuant to a Plan of Dissolution (the “Plan of Dissolution”), which, if approved, will authorize the Company to liquidate and dissolve the Company in accordance with the Plan of Dissolution, but subject to the Company’s ability to abandon or delay the Plan of Dissolution in accordance with the terms thereof.

Following the consummation of the Transaction, assuming approval of the Dissolution by GHSI’s stockholders, the Company will follow the dissolution and winding-up procedures prescribed by the General Corporation Law of the State of Delaware (“DGCL”) pursuant to the Plan of Dissolution, which requires, among other things, that the Company file a Certificate of Dissolution with the Secretary of State of the state of Delaware (the “Secretary of State”). However, the decision of whether or not to proceed with the Dissolution and when to file the Certificate of Dissolution will be made by the Board in its sole discretion.

In furtherance of the Transaction and the Dissolution, and consistent with requirements under Delaware law, the Board is presenting the proposal to approve the Transaction (the “Transaction Proposal”) and the proposal to approve the Dissolution (the “Dissolution Proposal”) for approval by GHSI’s stockholders.

Summary of Stockholder Voting Matters

Proposal	For More Information	Board of Directors Recommendation

Item 1: Approval of Transaction Proposal	Page 32	✓ FOR
Item 2: Approval of Dissolution Proposal	Page 51	✓ FOR
Item 3: Approval of Adjournment of Special Meeting Proposal	Page 56	✓ FOR

SUMMARY TERM SHEET

This summary term sheet highlights selected information contained in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to carefully read this proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement in their entirety.

The Special Meeting (page 29)

Date, Time, and Place; Purpose of the Special Meeting (page 29)

The Special Meeting will be held in a virtual-only format at __________ at 11:00 a.m., Central Time on __________, 2024.

The purpose of the Special Meeting is for our stockholders to consider and vote upon the following proposals:

1.	to approve the sale of all of the outstanding equity interests (the “Transaction”) of Activ Nutritional LLC (“Activ”), a Delaware limited liability company which owns the Viactiv® brand and business and is the wholly-owned subsidiary of Viactiv Nutritionals, Inc (“Viactiv”), a Delaware corporation and a wholly-owned subsidiary of the Company, pursuant to an Equity Purchase Agreement with Doctor’s Best Inc., a Delaware corporation (“Doctor’s Best”), dated January 30, 2024 (the “Purchase Agreement”);
2.	to approve the voluntary dissolution and liquidation of the Company (the “Dissolution”) pursuant to a Plan of Dissolution (the “Plan of Dissolution”), which, if approved, will authorize the Company to liquidate and dissolve the Company in accordance with the Plan of Dissolution, but subject to the Company’s ability to abandon or delay the Plan of Dissolution in accordance with the terms thereof;
3.	to grant discretionary authority to our Board to adjourn the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies only in the event that there are insufficient shares present virtually or represented by proxy voting in favor of the Transaction or the Plan of Dissolution; and
4.	to transact such other business as may properly come before the Special Meeting.

The Board is seeking stockholder approval of the Transaction because we are a Delaware corporation and the Transaction constitutes the sale of “substantially all” of our property and assets under Section 271 of the General Corporation Law of the State of Delaware (the “DGCL”). Section 271 of the DGCL requires that a Delaware corporation obtain the approval of the holders of a majority of the corporation’s outstanding stock entitled to vote thereon for the sale of all or substantially all of its property and assets. Additionally, approval of the Transaction by holders of a majority of our outstanding shares of common stock is a closing condition under the Purchase Agreement.

The Transaction is not conditioned upon stockholders approving the Plan of Dissolution. The effectiveness of the Plan of Dissolution is conditioned upon the consummation of the Transaction; provided, that our Board may determine, in its sole discretion, to abandon or delay implementation of the Plan of Dissolution. Our Board has not set a deadline to make its decision with respect to the filing of the Certificate of Dissolution. Pursuant to the Delaware General Corporation Law (the “DGCL”), our corporate existence will continue for a period of at least three years following the effective time of the Certificate of Dissolution for the purpose of prosecuting and defending suits, winding up the Company and making distributions to stockholders, but not for the purpose of continuing to engage in any business for which the Company was organized. The three-year statutory winding-up period can be extended by the Delaware Court of Chancery. In addition, we may remain a body corporate beyond the three-year period for the sole purpose of proceedings begun before or during the three-year period. As a result, the winding-up process could extend beyond three years after the effectiveness of the Certificate of Dissolution, and it is difficult to estimate when it will be completed. The adjournment proposal is not conditioned upon the approval any other proposal set forth in the proxy statement. Stockholders do not have dissenters’ rights of appraisal in connection with the Transaction or the Plan of Dissolution.

Record Date, Quorum, Voting (pages 29 and 30)

Only holders of our common stock at the close of business on __________, 2024, the record date for the Special Meeting (the “Record Date”), are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were __________ shares of our common stock outstanding and entitled to vote.

A quorum must be present or represented at the Special Meeting for our stockholders to conduct business at the Special Meeting. A quorum will be present or represented at the Special Meeting if the holders of at least thirty-three and 1/3rd percent (33.33%) of the outstanding shares of our common stock entitled to vote at the Special Meeting, or __________ shares, are present at the Special Meeting, either in person or represented by proxy.

Each share of our common stock entitles its holder to one vote on all matters properly coming before the Special Meeting. The affirmative “FOR” vote of the holders of a majority of the outstanding shares of our common stock is required to separately approve the Transaction pursuant to the Purchase Agreement and the Plan of Dissolution. Approval of the adjournment proposal requires the affirmative “FOR” vote of a majority of the shares of common stock present or represented by proxy at the Special Meeting and entitled to vote thereon.

Revocation of Proxies (page 31)

Proxies received at any time before the Special Meeting and not revoked or superseded before being voted will be voted at the Special Meeting. If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Special Meeting by:

●	sending a written notice of revocation to our Corporate Secretary;

●	submitting a new, proper proxy dated later than the date of the revoked proxy;

●	voting over the internet at a later time (if that option is available to you); or

●	attending the Special Meeting and voting in person.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also vote in person at the Special Meeting if you obtain a legal proxy from your bank, broker or other nominee. Attendance at the Special Meeting will not, by itself, revoke a proxy.

The Parties to the Transaction (page 32)

Guardion Health Sciences, Inc.

GHSI develops and distributes clinically supported nutritional medical foods and dietary supplements. These products are designed to support retail consumers, healthcare professionals and providers, and their patients by supporting bone health, eye health, cardiovascular health, and brain health through nutrients such as Calcium, Vitamin D, Vitamin K, Carotenoids, and Omega-3s.

Our principal executive offices are located at 2925 Richmond Avenue, Suite 100, Houston, Texas 77098, and our telephone number is (800) 873-5141. Our website address is www.guardionhealth. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, are filed with the U.S. Securities and Exchange Commission (the “SEC”). Such reports and other information filed by us with the SEC are available free of charge on our website at https://investors.guardionhealth.com/sec-filings when such reports are available on the SEC’s website.

Viactiv Nutritionals, Inc.

Viactiv is a wholly-owned holding-company subsidiary of GHSI. Viactiv directly owns Activ, which itself owns the Viactiv® brand and business.

Activ Nutritional, LLC

Activ is an indirect wholly-owned operating subsidiary of GHSI. Activ owns and distributes the Viactiv® line of supplements for bone health and other applications.

Doctor’s Best Inc.

Doctor’s Best is a wholly-owned subsidiary of Kingdomway USA Corp., the U.S. subsidiary holding company of Xiamen Kingdomway Group Company, which is listed on the Shenzhen Stock Exchange under the symbol “XKDW”.

The Transaction (page 32)

General

On January 30, 2024, we entered into the Purchase Agreement, pursuant to which Viactiv agreed to sell to Doctor’s Best all of the outstanding equity interests of Activ, subject to stockholder approval and the satisfaction or waiver of the other conditions to closing described therein. A copy of the Purchase Agreement is attached as Annex A. We encourage you to read the Purchase Agreement carefully and in its entirety.

Reasons for the Transaction (page 34)

The Transaction is the result of a broad review of strategic alternatives by the Board. At a meeting of the Board held on January 25, 2024, the Board discussed and resolved to adopt and approve the Purchase Agreement and the transactions contemplated thereby, and, subject to the receipt by the Board of a fairness opinion, to recommend to the Company’s stockholders that they vote for the approval of the Transaction. In the course of reaching its determinations, the Board formed an investment banking committee to oversee the auction process and consulted with our management and Alantra Partners, our exclusive financial advisor (“Alantra”), and our legal advisors and considered a number of substantive factors, both positive and negative, as well as the potential benefits and detriments of the Transaction. Alantra has recommended that the Board approve the Transaction. The Board believes that, taken as a whole, the following factors support its decision to approve the Transaction and outweigh any potential risks:

●	Continuing a Growth Strategy. The Board considered, among other things, the volatility of our earnings, our limited cash resources for new investment, our low market capitalization, limitations on our ability to raise sufficient capital on acceptable terms or at all, the prospects and timing of eliminating our historical cash burn, the historic level of competition for our business in a market place dominated by companies with a substantially greater array of products, larger revenues and greater resources than our own, and the high cost of being a U.S. public registrant, in whether to continue a growth strategy versus a sales process for the Company, in whole or in part. The Board determined that if it could secure a high enough price for the Company, in whole or in part, through a sales process, a sale of Activ could result in a better return for stockholders.

●	Strategic Review Process. The Board undertook a robust strategic review process beginning in March 2023, through which we explored strategic alternatives for the Company as a whole or in part, with the assistance of Alantra, a highly experienced investment bank familiar with the Company’s industry and market.

●	Consideration. The Board considered the value and the consideration to be received by us pursuant to the Purchase Agreement, including, that at a $17.2 million purchase price, net of debt, transaction and other related expenses, and a holdback of $1.7 million in escrow, $1.475 million of which will be released to GHSI at closing, to secure any shortfall in our target working capital and subject to certain conditions described in the Purchase Agreement, the Transaction represented a greater return for the Company and its stockholders than continuing to operate Activ under our existing corporate structure.

●	Likelihood of Consummation of the Transaction. The Board considered the likelihood that the Transaction will be completed, including the limited number and nature of the conditions to Doctor’s Best’s obligation to consummate the transaction and the likelihood that those conditions would be satisfied.

●	Ability to Return Net Proceeds from the Transaction to Stockholders. The Board considered the likelihood that the Transaction will result in positive net proceeds to us, which, subject to our satisfaction of and compliance with existing liabilities and other obligations, and the establishment of appropriate reserves, would allow us to return a substantial portion of the net proceeds from the Transaction to our stockholders as one or more cash distributions, as well as allow for the potential return of some of our existing cash to our stockholders, subject to the satisfaction of the Company’s obligation to satisfy its obligations to the holders of the “Series A” warrants that were issued in the February 2022 equity financing (the “Series A Warrants”).

●	Lack of Liquidity in Company Stock. The Board determined that the Transaction could provide stockholders with an opportunity to potentially monetize their investment in the Company, given the Company’s lack of adequate liquidity in its common stock.

●	Opinion of Financial Advisor. The Board received the opinion of Stout Risius Ross, LLC (“Stout”) on February 16, 2024, to the effect that, as of such date, and based upon and subject to the assumptions, qualifications, limitations and other matters set forth in Stout’s opinion, the consideration to be received by Viactiv in the Transaction pursuant to the Purchase Agreement was fair, from a financial point of view, to GHSI.

Recommendation of GHSI’s Board (see page 36)

The Board has determined that the proposal is fair to and in the best interests of GHSI and its stockholders, and recommends that you vote “FOR” the Transaction.

Opinion of Stout (page 36)

The Board retained Stout to provide the Board with a written opinion as to the fairness, from a financial point of view, to the Company of the consideration to be received in the Transaction. On February 16, 2024, Stout provided its opinion to the Board to the effect that, as of such date, and based upon and subject to the assumptions, qualifications, limitations and other matters set forth in Stout’s opinion, the consideration to be received by Viactiv in the Transaction pursuant to the Purchase Agreement was fair, from a financial point of view, to the Company.

The complete text of Stout’s opinion, which sets forth the assumptions made, procedures followed, matters considered, and qualifications and limitations on and scope of the review undertaken by Stout, is attached to this proxy statement as Annex C. Stout provided its opinion for the information and assistance of the Board in connection with and for the purpose of the Board’s evaluation of the Transaction. The Stout opinion does not address any other aspect of the Transaction, or any related transaction, and does not constitute a recommendation to any GHSI stockholder as to how that stockholder should vote or act on any matter relating to the Transaction.

Net Proceeds from the Transaction (page 36)

The Company expects to receive aggregate cash consideration of $17,200,000, subject to certain upward adjustments related to cash holdings and working capital in excess of a target of $3,677,000, certain downward adjustments related to indebtedness, unpaid transaction expenses, and working capital below a target of $3,677,000, resulting in expected net proceeds of approximately $__________, after payment of debt, transaction and other related expenses, and any applicable taxes. If the Adjustment Amount, as finally determined, is less than the estimated Adjustment Amount plus $100,000, Doctor’s Best will receive from the escrow fund the amount of such shortfall. If the Adjustment Amount, as finally determined, equals or exceeds the estimated Adjustment Amount plus $100,000, Doctor’s Best will pay us any excess in an amount not to exceed $225,000. However, there can be no assurance that our closing working capital will be at or above the target of $3,677,000 (see the Risk Factor subsection entitled The amount of net proceeds that we will receive from the Transaction is subject to uncertainties).

Assuming the Plan of Dissolution is approved by stockholders, and subject to the possibility that the Board abandons or delays the effectiveness of the Plan of Dissolution in favor of a separate subsequent transaction involving the Company that the Board determines to be in the best interest of the Company and its stockholders, we plan to distribute, in an initial distribution (with potential subsequent distributions thereafter), a portion of the net proceeds from the Transaction, which may include a portion of the Company’s other cash on its balance sheet, subject to the Company’s obligations to warrant holders (see the Risk Factors subsection entitled If GHSI warrant holders exercise their respective put rights triggered by the Transaction being deemed a fundamental transaction under our Series A Warrants, we will be obligated to pay such exercising holders cash, which would reduce the amount each GHSI stockholder would receive from a liquidating distribution) and a contingency reserve for remaining costs and liabilities, after the filing of the Certificate of Dissolution with the Delaware Secretary of State. The amount and timing of the distributions to stockholders will be determined by the Board in its sole discretion, subject to the provisions of the Plan of Dissolution. On the basis described in this proxy statement, the Board anticipates that the amount of the initial distribution to stockholders from the Transaction would range from approximately $__________ to $__________ per share of common stock. Subsequent distributions would be made in such amounts and at such times as determined by the Board in its sole discretion in accordance with the Plan of Dissolution. However, there can be no assurance as to the timing and amount of distributions to stockholders, even if all of our remaining assets are sold, because there are many factors, some of which are outside of our control, that could affect our ability to make such distributions in the future.

In the event that our stockholders do not approve the Plan of Dissolution, we will still seek to complete the Transaction, if the Transaction is approved by the stockholders and the other conditions to closing set forth in the Purchase Agreement are satisfied or waived. In that event, GHSI will have transferred substantially all of its operating assets to Doctor’s Best and will have limited operations and working capital resources to generate revenue and to fund its ongoing expenses. With limited assets with which to generate revenues and no Plan of Dissolution approved, GHSI anticipates that it would use its cash to pay ongoing operating expenses, and the Board would convene to determine whether to make any distributions to stockholders. The Board would have to evaluate the alternatives available to GHSI, including, among other things, acquiring other businesses, investing the cash received from the Transaction in another operating business, or engaging in a subsequent reverse merger or recapitalization or similar transaction. In the event that we make a distribution outside of the Plan of Dissolution, our stockholders could incur an increased stockholder-level tax liability from such distribution (see the section entitled Material United States Federal Income Tax Consequences to GHSI Stockholders).

Appraisal Rights in Respect of the Transaction (page 42)

Under Delaware law, our stockholders are not entitled to appraisal rights in connection with the Transaction.

The Purchase Agreement (page 43)

Consideration

Pursuant to the terms of the Purchase Agreement, Viactiv will sell to Doctor’s Best the Viactiv® brand and business through the sale of all of the outstanding equity interests of Activ for the aggregate cash consideration of:

(a)	$17,200,000, of which $1,700,000 is being held in escrow to secure Doctor’s Best’s obligations under the Purchase Agreement and any shortfall in working capital, provided that $1,475,000 of the amount held in escrow will be released to GHSI at the closing; plus

(b)	whether positive or negative, the working capital of Activ as of 12:01 a.m., U.S. Eastern Time, on the closing date (the “Adjustment Time”) minus $3,677,000; minus

(c)	the aggregate principal amount of, and accrued interest on, all indebtedness of Activ as of the Adjustment Time; minus

(d)	the transaction expenses of GHSI and its subsidiaries, to the extent unpaid as of the Adjustment Time; plus

(e)	the aggregate amount of all cash and cash equivalents of Activ as of the Adjustment Time ((b) through (e) collectively, the “Adjustment Amount”).

If the Adjustment Amount, as finally determined, is less than the estimated Adjustment Amount plus $100,000, Doctor’s Best will receive from the escrow fund the amount of such shortfall. If the Adjustment Amount, as finally determined, equals or exceeds the estimated Adjustment Amount plus $100,000, Doctor’s Best will pay us any excess in an amount not to exceed $225,000.

Non-Solicitation; Other Offers

During the pendency of the Purchase Agreement, GHSI has agreed not to solicit any third party proposals, engage in discussions or negotiations with third parties except to the extent required under applicable law, or furnish any information to third parties that could reasonably be expected to lead to a third party proposal, subject to certain limited exceptions as specified in the Purchase Agreement.

However, in the event of receipt of a “Superior Proposal” (as defined in the Purchase Agreement) that leads the Board to determine in good faith, after consultation with outside legal counsel and other advisors, that changing its recommendation in favor of the Transaction is necessary in order to comply with the Board’s fiduciary duties to the stockholders under Delaware law, then the Board may, at any time prior to stockholder approval of the Transaction, withdraw its recommendation, if we provide prior written notice to Doctor’s Best of the Board’s intention to make a recommendation change and, with respect to a Superior Proposal, provide Doctor’s Best the opportunity to make certain adjustments to the Purchase Agreement to match the Superior Proposal. As described in the section entitled “Termination Fees” below, GHSI will pay a termination fee of $688,000 to Doctor’s Best in the event that the Purchase Agreement is terminated by GHSI pursuant to a Superior Proposal Termination Event (as defined below).

Closing Conditions

Each party’s obligation to consummate the Transaction is subject to the satisfaction of certain closing conditions, including but not limited to: (i) the affirmative vote of the holders of a majority of the outstanding shares of GHSI, (ii) making or obtaining all necessary government filings and consents relating to the Purchase Agreement or the Transaction, (iii) the absence of any injunctions, orders or applicable law that prevents consummation of the Transaction, (iv) the accuracy of the representations and warranties made by each party at closing, (v) all covenants and obligations of the parties have been complied with and performed, (vi) the receipt of certain required agreements, documents and instruments, and (vii) the absence of any material adverse effect.

Termination

The Purchase Agreement may be terminated at any time prior to closing (i) by mutual written agreement of GHSI and Doctor’s Best, (ii) by either party on or after the earlier of (A) 15 days after the affirmative vote of the holders of a majority of the outstanding shares of common stock of GHSI and (B) June 29, 2024, subject to receipt of notice by the non-terminating party and GHSI’s right to extend such date for an additional 60 days, (iii) by either party if a governmental authority has issued a final order or decree that prohibits the Transaction, (iv) by either party if we do not obtain stockholder approval of the Transaction at the Special Meeting, (v) by a non-breaching party if the other party materially breached any of its representations, warranties and covenants under the Purchase Agreement and such breach is incurable within a 30-day period, (vi) by GHSI if, prior to obtaining stockholder approval of the Transaction, our Board changes its recommendation in respect of a Superior Proposal and simultaneously authorizes GHSI to enters into an alternative agreement with respect to such Superior Proposal (a “Superior Proposal Termination Event”), and (vii) by Doctor’s Best if certain triggering events occur.

Termination Fees

If the Purchase Agreement is terminated by GHSI as a result of (i) a breach of the Purchase Agreement by Doctor’s Best or (ii) the failure of Doctor’s Best to close within three business days following the date on which the closing was required to occur pursuant to the Purchase Agreement despite all closing conditions having been satisfied or waived, or by either Doctor’s Best or GHSI as a result of the closing failing to have occurred by June 29, 2024 at a time when GHSI had the right to terminate the Purchase Agreement pursuant to (i) and (ii) above, then the funds held in escrow will be released to Activ. If the Purchase Agreement is terminated for any other reason, then the funds held in escrow will be released to Doctor’s Best.

If the Purchase Agreement is terminated by Doctor’s Best pursuant to the Board failing to recommend the Purchase Agreement to GHSI’s stockholders or changing its recommendation in a manner that is materially adverse to Doctor’s Best or otherwise recommending a separate acquisition proposal, or by GHSI pursuant to a Superior Proposal Termination Event, then GHSI will pay to Doctor’s Best a termination fee of $688,000.

Indemnification

GHSI does not have any indemnification obligations to Doctor’s Best after the closing.

Taxes

The Transaction, if consummated, will be a taxable transaction to GHSI. It is anticipated, however, that the Transaction will result in a loss at the corporate level. The Transaction will not be taxable to stockholders, although any cash distributions made by GHSI to its stockholders may be a taxable event to the stockholders (see the section entitled Material United States Federal Income Tax Consequences to GHSI Stockholders).

Other Agreements Related to the Purchase Agreement (page 50)

Membership Interest Assignment Agreement

At closing, Viactiv will enter into a membership interest assignment agreement with Doctor’s Best, pursuant to which Viactiv will assign all of the outstanding equity interests in Activ to Doctor’s Best.

Escrow Agreement

GHSI and Doctor’s Best have entered into an escrow agreement (the “Escrow Agreement”) with U.S. Bank National Association (the “Escrow Agent”) whereby Doctor’s Best has deposited $1,700,000 of the purchase price into escrow, $1,475,000 of which will be released to GHSI at the closing of the Transaction, and the remainder of which shall secure the obligations of Viactiv to pay any shortfall if the closing working capital, as finally determined, is less than the estimated closing working capital. The final determination of working capital is expected to be determined between 90 days and 150 days after the closing of the Transaction.

Reasons for the Plan of Dissolution (page 51)

In considering whether the Company should liquidate and dissolve following the consummation of the Transaction, the Board considered the terms of the Plan of Dissolution and the dissolution process under the DGCL, as well as other available strategic options, which included, among other things, the possibility of investing the cash received from the Transaction in another operating business, or pursuing a reverse merger or recapitalization or other strategic transaction. As part of the Board’s evaluation process, the Board considered the risks and timing of each strategic option available to the Company, and consulted with its financial advisors, management and the Company’s legal counsel. In approving the Plan of Dissolution, the Board considered a number of factors, including but not limited to, the factors described elsewhere in this proxy statement, as well as the following factors:

●	The viability of the Company’s business model following the sale of Activ, which constitutes substantially all of the Company’s assets, and the costs and time that would be required to alter the Company’s existing business structure following the Transaction given that the assets owned by the Company following the Transaction will not be material;

●	The economic burden of continuing to comply with public company reporting requirements following the Transaction in light of limited products and working capital resources with which to generate operating revenue;

●	The difficulty in maintaining GHSI’s listing on the Nasdaq Stock Market (“Nasdaq”) following the Transaction;

●	Our stockholders could incur an increased stockholder-level tax liability from distributions made to stockholders; and

●	The Plan of Dissolution permits the Board to abandon or delay the Plan of Dissolution prior to filing the Certificate of Dissolution if the Board determines that, in light of new proposals presented or changes in circumstances, the Plan of Dissolution is no longer advisable and in the best interests of the Company and its stockholders.

Plan of Dissolution (page 51)

If the stockholders approve the Transaction and the Plan of Dissolution, our Board may determine, in its sole discretion, to abandon or delay implementation of the Plan of Dissolution. Our Board has not set a deadline to make its decision with respect to the filing of the Certificate of Dissolution. Upon the Company’s filing of a Certificate of Dissolution with the Delaware Secretary of State, the winding up, liquidation and dissolution of the Company pursuant to the Plan of Dissolution will commence. Following the effectiveness of its dissolution, the Company will negotiate and consummate the sale or liquidation of all of its assets and properties, pay or make reasonable provision for the payment of known claims and obligations, reserve amounts for payment unknown, condition or contingent claims, and otherwise take steps to wind-up its affairs and distribute any remaining assets to its stockholders.

The Company anticipates that it would distribute, in an initial distribution (with potential subsequent distributions thereafter), cash from the Transaction, subject to a contingency reserve for remaining costs and liabilities, after the filing of a Certificate of Dissolution with the Delaware Secretary of State. The amount and timing of the distributions to stockholders will be determined by the Board in its sole discretion, subject to the provisions of the Plan of Dissolution. Based on the terms, conditions, obligations and assumptions described in this proxy statement, the Board anticipates that the amount of the initial distribution to stockholders from the Transaction would range from approximately $__________ to $__________ per share of common stock. Subsequent distributions from the sale of the Company’s remaining assets would be made in such amounts and at such times as determined by the Board in its sole discretion in accordance with the Plan of Dissolution, provided that all liquidating distributions must be made before the tenth anniversary of the filing of the Certificate of Dissolution. However, there can be no assurance as to the timing and amount of distributions to stockholders, even if all of our remaining assets are sold or otherwise disposed of, because there are many factors, some of which are outside of our control, that could affect our ability to make such distributions in the future.

If the stockholders do not approve the Plan of Dissolution, the Company will still seek to complete the Transaction, if the Transaction is approved by the stockholders and the other conditions to closing set forth in the Purchase Agreement are satisfied or waived. In that event, the Company will have transferred substantially all of its operating assets to Doctor’s Best and will have no material assets and therefore limited operations and working capital resources available to generate revenue. With limited ability to generate revenues and no Plan of Dissolution approved, the Company anticipates that it would use its cash to pay ongoing operating expenses, and the Board would convene to determine whether to make any distributions to stockholders. The Board would have to evaluate the alternatives available to the Company, including, among other things, the possibility of investing the cash received from the Transaction in another operating business.

If GHSI consummates the Dissolution and liquidates, it is anticipated that GHSI will not incur any material U.S. tax liability from the Dissolution. A stockholder will recognize gain or loss with respect to distributions made pursuant to the Plan of Dissolution equal to the difference between: (i) the sum of the amount of money and the fair market value of property (other than money) distributed to such stockholder; and (ii) such stockholder’s tax basis in the common stock. However, if the Plan of Dissolution is not approved by our stockholders (or if it is approved, but one or more distributions are not characterized as a distribution in complete liquidation of GHSI for U.S. federal income tax purposes), our stockholders could incur an increased stockholder-level tax liability from such distribution (see the section entitled Material United States Federal Income Tax Consequences to GHSI Stockholders).

WE URGE EACH STOCKHOLDER TO SEEK TAX ADVICE BASED UPON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING, THE TRANSACTION AND THE PLAN OF DISSOLUTION

The following questions and answers are intended to address briefly some commonly asked questions regarding the Transaction, the Purchase Agreement, the Plan of Dissolution and the Special Meeting. These questions and answers may not address all questions that may be important to you as a stockholder of GHSI. Please refer to the “Summary Term Sheet” beginning on page 2 and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement. See “Where You Can Find Additional Information; Incorporation By Reference” beginning on page 63.

Q:	What is a proxy statement?

A:	A proxy statement is a document that we are required by regulations of the U.S. Securities and Exchange Commission (the “SEC”), to give you when we ask you to sign a proxy card designating Robert N. Weingarten as proxy to vote on your behalf.

Q:	Why did I receive these materials?

A:	The Board is soliciting your proxy to vote at the Special Meeting for the purpose of, among other things, obtaining stockholder approval for the Transaction and the Plan of Dissolution. The Board is seeking stockholder approval of the Transaction because we are a Delaware corporation and the Transaction constitutes the sale of “substantially all” of our property and assets under Section 271 of the DGCL. Section 271 of the DGCL requires that a Delaware corporation obtain the approval of the holders of a majority of the corporation’s outstanding stock entitled to vote thereon for the sale of “all or substantially all of its property and assets”. Additionally, approval of the Transaction by holders of a majority of our issued and outstanding common stock is a closing condition under the Purchase Agreement.

Q:	What does it mean if I receive more than one set of proxy materials?

A:	A proxy statement is a document that we are required by regulations of the U.S. Securities and Exchange Commission, or “SEC”, to give you when we ask you to sign a proxy card designating Robert N. Weingarten as proxy to vote on your behalf.

Q:	When and where is the Special Meeting?

A:	The Special Meeting will be held in a virtual-only format at __________ at 11:00 a.m., Central Time on __________, 2024.

Q:	Who is entitled to vote at the Special Meeting?

A:	The Board has fixed the close of business on __________, 2024 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. On the Record Date, there were __________ shares of common stock issued and outstanding. Each share of common stock represents one vote that may be voted on each proposal that may come before the Special Meeting.

Q:	What is the difference between holding shares as a Record Holder and as a Beneficial Owner (holding shares in street name)?

A:

If your shares are registered in your name with our transfer agent, VStock Transfer, LLC, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name”. If your shares are held in street name, these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares. See “What happens if I do not give specific voting instructions?” below for information on how shares held in street name will be voted without instructions provided.

Q:	Who may attend the Special Meeting?

A:

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Special Meeting. If your shares of common stock are held in street name, you will need to provide a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

Q:	How many votes do I have?

A:	On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date.

Q:	What constitutes a quorum?

A:	To carry on business at the Special Meeting, we must have a quorum. A quorum is present when at least thirty-three and 1/3rd percent (33.33%) of the shares entitled to vote, as of the Record Date, are represented in person or by proxy. Thus, __________ shares must be represented in person or by proxy to have a quorum at the Special Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Special Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by the Company are not considered outstanding or considered to be present at the Special Meeting. If there is not a quorum at the Special Meeting, either the chairperson of the Special Meeting or our stockholders entitled to vote at the Special Meeting may adjourn the Special Meeting to a future date as allowed under applicable law.

Q:	What am I being asked to vote on at the Special Meeting?

A:	You will be asked to consider and vote upon the following proposals:

	1.	to approve the sale of all of the outstanding equity interests of Activ, which owns the Viactiv® brand and business, pursuant to the Purchase Agreement;

	2.	to approve the voluntary dissolution and liquidation of GHSI pursuant to the Plan of Dissolution which, if approved, will authorize the Company to liquidate and dissolve the Company in accordance with the Plan of Dissolution, but subject to the Company’s ability to abandon or delay the Plan of Dissolution in accordance with the terms thereof; and

	3.	to grant discretionary authority to our Board to adjourn the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal to approve the Transaction if there insufficient shares present virtually or represented by proxy voting in favor of Transaction or the Plan of Dissolution.

	4.	to transact such other business as may properly come before the Special Meeting.

Q:	How does the Board recommend that I vote?

A:	After careful consideration of a variety of factors described in this proxy statement, the Board unanimously recommends that you vote “FOR” the proposal to approve the Transaction, “FOR” the proposal to approve the Dissolution pursuant to the Plan of Dissolution, and “FOR” the adjournment or postponement. You should read “The Transaction (Proposal No. 1) – Reasons for the Transaction” beginning on page 32 for a discussion of the factors that the Board considered in deciding to recommend approval of the Transaction and “The Plan of Dissolution (Proposal No. 2) – Reasons for Dissolution” on page 51 for a discussion of the factors that the Board considered in deciding to recommend approval of the Plan of Dissolution.

Questions about the Transaction

Q:	Who is buying Activ and for what consideration?

A:	We are proposing that Viactiv sell all of the outstanding equity interests of Activ to Doctor’s Best. Doctor’s Best is a wholly-owned indirect subsidiary of Kingdomway USA Corp., which itself is the U.S. subsidiary holding company of Xiamen Kingdomway Group Company, a high-tech enterprise of China’s National Torch Project, which is listed on the Shenzhen Stock Exchange under the symbol “XKDW”.

Pursuant to the Purchase Agreement, the aggregate consideration for the Transaction will consist of the following: (a) $17,200,000 in cash, of which $1,700,000 is being held in escrow to secure Doctor’s Best’s obligations under the Purchase Agreement and $225,000 of which will be retained in escrow following closing to secure payment of any shortfall in working capital, if any; plus (b) whether positive or negative, the working capital of Activ as of 12:01 a.m., U.S. Eastern Time, on the closing date (the “Adjustment Time”) minus a target working capital of $3,677,000; minus (c) the aggregate principal amount of, and accrued interest on, all indebtedness of Activ as of the Adjustment Time; minus (d) the transaction expenses of GHSI and its subsidiaries, to the extent unpaid as of the Adjustment Time; plus (e) the aggregate amount of all cash and cash equivalents of Activ as of the Adjustment Time ((b) through (e) collectively, the “Adjustment Amount”). The terms of the Purchase Agreement are more fully described below under “The Purchase Agreement” beginning on page 43.

If the Adjustment Amount, as finally determined, is less than the estimated Adjustment Amount plus $100,000, Doctor’s Best will receive from the working capital escrow fund the amount of such shortfall and any remainder of the escrow fund will be returned to us. If the Adjustment Amount, as finally determined, equals or exceeds the estimated Adjustment Amount plus $100,000, the Company will receive the entire escrow fund and Doctor’s Best will pay us any excess in an amount not to exceed $225,000.

Q:	How did the Board determine the fairness of the Transaction and the consideration to be received pursuant to the Purchase Agreement?

A:

The Transaction pursuant to the Purchase Agreement is the result of a broad review of strategic alternatives by the Board. In the course of reaching the determination that the Transaction is fair and in the best interests of the Company and its stockholders, the Board consulted with our management and financial and legal advisors and considered a number of substantive factors, both positive and negative, and potential benefits and detriments of the Transaction. In addition, following the execution of the Purchase Agreement, the Board received the opinion of Stout on February 16, 2024, to the effect that, as of such date, and based upon and subject to the assumptions, qualifications, limitations and other matters set forth in Stout’s opinion, the consideration to be received by Viactiv in the Transaction pursuant to the Purchase Agreement was fair, from a financial point of view, to GHSI.

Q:	What will the net proceeds from the Transaction be used for?

A:

GHSI expects to receive aggregate cash consideration of $17,200,000, subject to certain upward adjustments related to cash holdings and working capital in excess of a target of $3,677,000, certain downward adjustments related to indebtedness, unpaid transaction expenses, and working capital below a target of $3,677,000, resulting in expected net proceeds of approximately $__________, after payment of debt, transaction and other related expenses, and any applicable taxes. However, there can be no assurance that our closing working capital will be at or above the target of $3,677,000. If the Adjustment Amount, as finally determined, is less than the estimated Adjustment Amount plus $100,000, Doctor’s Best will receive from the escrow fund the amount of such shortfall. If the Adjustment Amount, as finally determined, equals or exceeds the estimated Adjustment Amount plus $100,000, Doctor’s Best will pay us any excess in an amount not to exceed $225,000 (see the Risk Factor subsection entitled The amount of net proceeds that we will receive from the Transaction is subject to uncertainties).

Assuming the Plan of Dissolution is approved by stockholders, and subject to the possibility that the Board abandons or delays the effectiveness of the Plan of Dissolution in favor of a separate subsequent transaction involving the Company that the Board determines to be in the best interest of the Company and its stockholders, we plan to distribute, in an initial distribution (with potential subsequent distributions thereafter), a portion of the net proceeds from the Transaction and the Company’s other cash on its balance sheet, subject to the Company’s obligations to warrant holders (see the Risk Factors subsection entitled If GHSI warrant holders exercise their respective put rights triggered by the Transaction being deemed a fundamental transaction under our Series A Warrants, we will be obligated to pay such exercising holders cash, which would reduce the amount each GHSI stockholder would receive from a liquidating distribution) and a contingency reserve for remaining costs and liabilities, after the filing of the Certificate of Dissolution with the Delaware Secretary of State. The amount and timing of the distributions to stockholders will be determined by the Board in its sole discretion, subject to the provisions of the Plan of Dissolution. On the basis described in this proxy statement, the Board anticipates that the amount of the initial distribution to stockholders from the Transaction would range from approximately $__________ to $__________ per share of common stock. Subsequent distributions would be made in such amounts and at such times as determined by the Board in its sole discretion in accordance with the Plan of Dissolution. However, there can be no assurance as to the timing and amount of distributions to stockholders, even if all of our remaining assets are sold or otherwise disposed of, because there are many factors, some of which are outside of our control, that could affect our ability to make such distributions in the future.

In the event that our stockholders do not approve the Plan of Dissolution, we will still seek to complete the Transaction, if the Transaction is approved by the stockholders and the other conditions to closing set forth in the Purchase Agreement are satisfied or waived. In that event, GHSI will have transferred substantially all of its operating assets to Doctor’s Best and will have limited operations and working capital resources to generate revenue and to fund its ongoing expenses. With limited assets with which to generate revenues and no Plan of Dissolution approved, GHSI anticipates that it would use its cash to pay ongoing operating expenses, and the Board would convene to determine whether to make any distributions to stockholders. The Board would have to evaluate the alternatives available to GHSI, including, among other things, acquiring other businesses, investing the cash received from the Transaction in another operating business, or engaging in a subsequent reverse merger or recapitalization or similar transaction. In the event that we make a distribution outside of the Plan of Dissolution, our stockholders could incur an increased stockholder-level tax liability from such distribution (see the section entitled Material United States Federal Income Tax Consequences to GHSI Stockholders).

Q:	What will happen if the Transaction is not approved by stockholders or is not completed for any other reason?

A:	If the Transaction is not completed for any reason, (i) we may have difficulty recouping the significant transaction costs incurred in connection with negotiating the Transaction, (ii) our relationships with the customers, business partners and employees of Activ may be damaged and the business of Activ may be harmed, and (iii) the market price for our common stock may decline. In addition, under certain circumstances, if the Purchase Agreement is terminated because (a) the Board determines that it is necessary to change its recommendation to stockholders to vote in favor of the Transaction, or (b) certain other triggering events occur, then we will be required to pay to Doctor’s Best a termination fee of $688,000.

If the Transaction is not completed, we may explore other potential transactions involving Activ. The terms of an alternative transaction may be less favorable to us than the terms of the Transaction and there can be no assurance that we will be able to reach agreement with or complete an alternative transaction with another party.

Q:	When is the Transaction expected to be completed?

A:

If the Transaction is approved by stockholders at the Special Meeting, we expect to complete the Transaction no later than the fifth business day after the date all of the remaining closing conditions under the Purchase Agreement have been satisfied or waived, which we anticipate will occur promptly following the Special Meeting. The exact timing of the completion of the Transaction cannot be predicted, although the Purchase Agreement may be terminated by GHSI or Doctor’s Best if the closing has not occurred on or before June 29, 2024, subject to certain potential extensions.

Q:	How will the Transaction affect outstanding equity awards held by our directors, executive officers and other employees?

A:

A “change in control” as defined under our 2018 Equity Incentive Plan (the “Incentive Plan”) may occur in the event that the Transaction is completed or the Plan of Dissolution is approved by our stockholders. Under the Incentive Plan, a change in control will be deemed to have occurred in circumstances including, but not limited to, (i) the sale of all or substantially all of our assets and (ii) stockholder approval of a complete liquidation or dissolution of GHSI. If the Transaction is deemed to constitute a change in control under the Incentive Plan, the compensation committee of the Board (the “Compensation Committee”), in its sole discretion, may accelerate the vesting and exercisability of awards granted under the Incentive Plan. The Compensation Committee has not determined whether to exercise such authority in connection with the completion of the Transaction or the approval of the Plan of Dissolution.

Q:	How will the Transaction affect outstanding Series A Warrants held by certain warrant holders?

A:	In connection with our February 2022 public offering, we issued certain Series A Warrants to purchase shares of our common stock. Such warrants contain a provision which provides that in the event of a fundamental transaction, such as a change-in-control transaction or sale of all or substantially all of the Company’s assets, the holder has the option, exercisable at any time concurrently with, or within 30 days after the consummation of the fundamental transaction, to cause the Company to repurchase such warrants from the holders for cash in an amount equal to the Black-Scholes value of such warrant calculated in accordance with the terms of the warrant (see the Risk Factors subsection entitled If GHSI warrant holders exercise their respective put rights triggered by the Transaction being deemed a fundamental transaction under our Series A Warrants, we will be obligated to pay such exercising holders cash, which would reduce the amount each GHSI stockholder would receive from a liquidating distribution).

Questions about the Plan of Dissolution

Q: What will happen under the Plan of Dissolution?

A:

Under the Plan of Dissolution, we will file a Certificate of Dissolution with the Secretary of State of the State of Delaware, our jurisdiction of incorporation, to dissolve GHSI as a legal entity. GHSI will then cease its ongoing business activities and, among other things, negotiate and consummate the sale or liquidation of all of its assets and properties, pay or make reasonable provision for the payment of all its known claims and obligations, reserve amounts for payment of unknown, conditional or contingent claims, otherwise wind-up its affairs, and distribute any remaining assets, if any, to GHSI stockholders.

Q:	What will happen if the Plan of Dissolution is approved but the Board recommends a subsequent transaction?

A:

Before filing the Certificate of Dissolution, the Board may, in its sole discretion, abandon the Plan of Dissolution in favor of a subsequent sale of a controlling interest of GHSI. If the Board does so, the Plan of Dissolution will be considered null and void, and a Certificate of Dissolution will not be filed with the Secretary of State of the State of Delaware. In that event, GHSI will not be dissolved. Further, if a subsequent sale of a controlling interest of GHSI is recommended by the Board to GHSI’s stockholders, a new special meeting may be required to obtain stockholder approval before any such subsequent transaction can be consummated.

Q:	What will happen if the Plan of Dissolution is approved but the Transaction is not completed?

A:

The effectiveness of the Plan of Dissolution is conditioned on the consummation of the Transaction. If the Transaction does not occur, the Dissolution will not occur, unless the Board subsequently determines to proceed with the Dissolution of GHSI pursuant to an alternative transaction or plan.

Q:	What will happen if stockholders approve the Transaction but do not approve the Plan of Dissolution?

A:

If stockholders do not approve the Plan of Dissolution, GHSI will still seek to complete the Transaction, if the Transaction is approved by the stockholders and the other conditions to closing set forth in the Purchase Agreement are satisfied or waived. In that event, GHSI will have transferred substantially all of its operating assets to Doctor’s Best and will have limited operations and working capital resources to generate revenue. With limited operations and working capital resources with which to generate revenues and no Plan of Dissolution approved, GHSI anticipates that it would use its cash to pay ongoing operating expenses, and the Board would convene to determine whether to make any distributions to stockholders. The Board would have to evaluate the alternatives available to GHSI, including, among other things, the possibility of investing the cash received from the Transaction in another operating business, engage in a reverse merger or recapitalization or other strategic transaction. In the event that we make a distribution outside of the Plan of Dissolution, our stockholders could incur an increased stockholder-level tax liability from such distribution (see the section entitled Material United States Federal Income Tax Consequences to GHSI Stockholders).

Q:	What are the tax consequences of the Dissolution to stockholders?

A:

If the Plan of Dissolution is approved and implemented, a stockholder who holds common stock as capital property will be subject to U.S. federal income tax and will realize a capital gain or loss equal to the difference between: (a) the sum of the cash plus the fair market value of any property distributed to such stockholder directly or to a liquidating trust on the stockholder’s behalf and (b) such stockholder’s adjusted tax basis in such common stock. Such capital gain will either be long-term or short-term based upon the length of time a stockholder has held such common stock. For stockholders who hold their common stock as capital assets, all such gains or losses on shares will be long-term capital gains or losses if such shares have been held by such stockholder for at least one year. Currently, the maximum federal income tax rate for long-term capital gain for individuals is 20%. Also, the Medicare tax of 3.8% applies to capital gain income for high income individuals, estates and most trusts. The ability of a stockholder to use any capital loss to offset other income or gain is subject to certain limitations.

Q:	If the Plan of Dissolution proposal is approved, what does GHSI estimate that the holders of GHSI common stock will receive?

A:	The total amount of cash or other property that may ultimately be distributed to the holders of GHSI common stock is not yet known. There are many factors that may affect the amounts available for distribution to holders of GHSI common stock including, among other things, the amount due our warrant holders as a result of the Transaction, the amount of taxes, employee costs (including severance payments), transaction fees, brokerage fees, expenses relating to the dissolution, unanticipated or contingent liabilities arising hereafter and the proceeds we may receive from the sale of other remaining assets, if any. No assurance can be given as to the amounts holders of GHSI common stock will ultimately receive. If GHSI has underestimated its existing obligations and liabilities or if unanticipated or contingent liabilities arise, the amount ultimately distributed to the holders of GHSI common stock could be less than that set forth above.

GHSI expects to receive aggregate cash consideration of $17,200,000, subject to certain upward adjustments related to cash holdings and working capital in excess of a target of $3,677,000, certain downward adjustments related to indebtedness, unpaid transaction expenses, and working capital below a target of $3,677,000, resulting in expected net proceeds of approximately $__________, after payment of debt, transaction and other related expenses, and any applicable taxes. However, there can be no assurance that our closing working capital will be at or above the target of $3,677,000. If the Adjustment Amount, as finally determined, is less than the estimated Adjustment Amount plus $100,000, Doctor’s Best will receive from the escrow fund the amount of such shortfall. If the Adjustment Amount, as finally determined, equals or exceeds the estimated Adjustment Amount plus $100,000, Doctor’s Best will pay us any excess in an amount not to exceed $225,000 (see the Risk Factor subsection entitled The amount of net proceeds that we will receive from the Transaction is subject to uncertainties).

Assuming the Plan of Dissolution is approved by stockholders, and subject to the possibility that the Board abandons or delays the effectiveness of the Plan of Dissolution in favor of a separate subsequent transaction involving the Company that the Board determines to be in the best interest of the Company and its stockholders, we plan to distribute, in an initial distribution (with potential subsequent distributions thereafter), a portion of the net proceeds from the Transaction and the Company’s other cash on its balance sheet, subject to the Company’s obligations to warrant holders (see the Risk Factors subsection entitled If GHSI warrant holders exercise their respective put rights triggered by the Transaction being deemed a fundamental transaction under our Series A Warrants, we will be obligated to pay such exercising holders cash, which would reduce the amount each GHSI stockholder would receive from a liquidating distribution) and a contingency reserve for remaining costs and liabilities, after the filing of the Certificate of Dissolution with the Delaware Secretary of State. The amount and timing of the distributions to stockholders will be determined by the Board in its sole discretion, subject to the provisions of the Plan of Dissolution. On the basis described in this proxy statement, the Board anticipates that the amount of the initial distribution to stockholders from the Transaction will be approximately $__________ to $__________ per share of common stock. Subsequent distributions will be made in such amounts and at such times as determined by the Board in its sole discretion in accordance with the Plan of Dissolution. However, there can be no assurance as to the timing and amount of distributions to our stockholders, even if all of our remaining assets are sold because there are many factors, some of which are outside of our control, that could affect our ability to make such distributions.

Q:	Will I still be able to sell my shares of GHSI common stock following stockholder approval of the Plan of Dissolution?

A:

Yes, but only until GHSI files its Certificate of Dissolution. If the stockholders approve the Transaction and the Plan of Dissolution, our Board may determine, in its sole discretion, to abandon or delay implementation of the Plan of Dissolution. Our Board has not set a deadline to make its decision with respect to the filing of the Certificate of Dissolution. From and after the end of trading on the date GHSI files the Certificate of Dissolution with the Secretary of State of the State of Delaware, GHSI will close its stock transfer books and discontinue recording transfers of shares of GHSI common stock. Thereafter, certificates representing shares of GHSI common stock will not be assignable or transferable on GHSI’s books.

GHSI will not retain a transfer agent following the date of filing the Certificate of Dissolution. In addition, the Company plans to deregister its shares of common stock under Section 12(b), and suspend its periodic reporting obligations under Section 15(d), of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Further, GHSI may be delisted from Nasdaq following the consummation of the Transaction if it is approved by GHSI’s stockholders (see the Risk Factors subsection entitled If GHSI is not dissolved, the SEC could classify GHSI as a shell company, which could result in certain negative consequences, including a delisting of our common stock on Nasdaq).

Additional Matters

Q:	Are there any risks related to the Transaction or the Plan of Dissolution?

A:	Yes. You should carefully review the section entitled “Risk Factors” beginning on page 19 of this proxy statement.

Q:	Am I entitled to appraisal rights or dissenters’ rights in connection with the Transaction or the Plan of Dissolution?

A:

No. As a GHSI stockholder, under Delaware law, you will not be eligible for appraisal rights or dissenters’ rights in connection with the Transaction or the Plan of Dissolution, even if you abstain from voting or vote against the Transaction or the Plan of Dissolution proposals.

Q:	Why am I being asked to vote on the adjournment proposal?

A:

We are asking stockholders to approve the adjournment proposal to provide the Board with additional time to solicit additional proxies in favor of the Transaction in the event that the number of shares need to approve the Transaction is insufficient at the time of the Special Meeting.

Q:	How many shares must be present or represented to conduct business at the Special Meeting?

A:

A quorum must be present or represented at the Special Meeting for our stockholders to conduct business at the Special Meeting. A quorum will be present or represented at the Special Meeting if the holders when at least thirty-three and 1/3rd percent (33.33%) of the outstanding shares of our common stock entitled to vote at the Special Meeting, or __________ shares, are present at the Special Meeting, either in person or represented by proxy. Abstentions and “broker non-votes” are counted as present for the purpose of determining whether a quorum is present. Generally, a broker non-vote occurs on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers will not be permitted to vote on the Transaction or Plan of Dissolution proposals without written instructions from the beneficial owner. In the event that a quorum is not present at the Special Meeting, it is expected that the Special Meeting will be adjourned or postponed to allow for the solicitation of additional proxies to obtain a quorum.

Q:	What vote is required for stockholders to approve of the proposals at the Special Meeting?

A:

The affirmative “FOR” vote of the holders of a majority of the outstanding shares of our common stock is required to approve the Transaction pursuant to the Purchase Agreement and the Plan of Dissolution. Approval of the adjournment proposal requires the affirmative “FOR” vote of a majority of the shares of common stock present or represented by proxy at the Special Meeting and entitled to vote thereon.

Q:	How do I vote?

A:	You may vote using any of the following methods:

	●	Proxy card or voting instruction card. If you requested and received a printed copy of the proxy materials, be sure to complete, sign and date the card and return it in the prepaid envelope.

	●	By telephone or over the internet. If you are a stockholder of record, you may vote by telephone or over the internet by following the instructions on your proxy card. If you hold shares in street name, you will receive separate voting instructions from your bank, broker or other nominee and may vote by telephone or over the internet if they offer that alternative. Although most brokers, banks and nominees offer telephone and internet voting, availability and the specific procedures vary.

●

Virtually at the Special Meeting. All stockholders may vote virtually at the Special Meeting. You may also be represented by another person at the Special Meeting by executing a proper proxy designating that person. If you hold shares in street name, you must obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot when you vote at the Special Meeting.

Q:	What can I do if I change my mind after I vote my shares?

A:	If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Special Meeting by:

	●	sending a written notice of revocation to our Corporate Secretary;

	●	submitting a new, proper proxy dated later than the date of the revoked proxy;

	●	voting by telephone or over the internet at a later time; or

	●	attending the Special Meeting and voting virtually.

If you hold shares in street name through your bank, broker or other nominee, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also vote in person at the Special Meeting if you obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot when you vote at the Special Meeting. Attendance at the Special Meeting will not, by itself, revoke a proxy.

Q:	How can I attend the Special Meeting?

A:

You are entitled to attend the Special Meeting only if you were a stockholder of GHSI as of the close of business on __________, 2024, the Record Date for the Special Meeting, or hold a valid proxy for the Special Meeting. To be admitted to the Special Meeting, which is being held virtually, you must have your control number available and follow the instructions found on your proxy card or voting instruction form. You may vote during the Special Meeting by following the instructions available on the meeting website during the meeting. Please allow sufficient time before the Special Meeting to complete the online check-in process. If you do not comply with the procedures outlined above, you will not be admitted to the Special Meeting.

The Special Meeting will begin promptly on __________, 2024 at 11:00 a.m., Central Time. You should allow adequate time for the check-in procedures.

Q:	What happens if additional matters are presented at the Special Meeting?

A:

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Special Meeting. If you grant a proxy, the person named as proxy holder, Robert Weingarten, will have the sole discretion to vote your shares on any additional matters properly presented for a vote at the Special Meeting.

Q:	What if I return a signed proxy card, but do not vote for some of the matters listed on the proxy card?

A:

If you return a signed proxy card without indicating your vote, your shares will be voted in accordance with the Board’s recommendations as follows: “FOR” the proposal to approve the Transaction; “FOR” the proposal to approve the Plan of Dissolution; and “FOR” the adjournment or postponement of the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies.

Q:	What happens if I do not give specific voting instructions?

A:	Stockholders of Record. If you are a stockholder of record and you:

●	indicate when voting on the internet or by telephone that you wish to vote as recommended by our Board or

●	sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement and as the proxy holders may determine in their sole discretion with respect to any other matters properly presented for a vote at the Special Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the nominee who holds your shares with specific voting instructions, the nominee will inform our inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote”. When our inspector of election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. You should follow the procedures on the voting instruction card provided by your bank, broker or other nominee regarding the voting of your shares. The failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposals to approve the Transaction and the Plan of Dissolution, but will not have an effect on the proposal to adjourn the Special Meeting to a later date. Please vote using your voting instruction card so your vote can be counted.

Q:	What do I do if I receive more than one proxy or set of voting instructions?

A:

If your shares are registered differently or are held in more than one account, you may receive more than one proxy and/or set of voting instructions relating to the Special Meeting. To ensure that all of your shares are voted, please complete, sign, date and return each proxy card and voting instruction card that you receive, or vote your shares by telephone or over the internet (if those options are available to you).

Q:	What is the deadline for voting my shares?

A:	If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the Special Meeting.

If you hold shares in street name, please follow the voting instructions provided by your broker, trustee or nominee. You may vote your shares in person at the Special Meeting only if you obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot when you vote at the Special Meeting.

Q:	Is my vote confidential?

A:

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within GHSI or to third parties, except (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation of votes and certification of the vote, and (iii) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to our management.

Q:	How are votes counted?

A:

Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count, for the election of directors, “For”, “Withhold” and broker non-votes; and, with respect to the other proposals, votes “For” and “Against”, abstentions and broker non-votes. Broker non-votes will not be included in the tabulation of the voting results of any of the proposals and, therefore, will have no effect on such proposals.

Q:	Who will bear the cost of this solicitation?

A:

GHSI is making this solicitation and will bear the entire cost of the solicitation, including the preparation, assembly, printing and mailing of this proxy statement and any additional materials furnished to our stockholders. The initial solicitation of proxies may be supplemented by telephone, fax, e-mail, internet and personal solicitation by our directors, officers or other regular employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other regular employees for their proxy solicitation efforts. We also have hired Kingsdale Advisors to assist us in distributing proxy materials and soliciting proxies. We will pay a base fee of $13,500, plus customary costs and expenses for these services. We expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of our common stock.

Q:	Who can help answer any other questions that I have?

A:

If you have additional questions about the Transaction, the Plan of Dissolution or the other proposals set forth herein or need assistance in submitting your proxy or voting your shares of our common stock, or need additional copies of this proxy statement or the enclosed proxy card, please contact our proxy solicitor Kingsdale Advisors at the address and telephone number on the next page.

Strategic Stockholder Advisor and Proxy Solicitation Agent

745 Fifth Avenue, 5th Floor, New York, New York 10151

North American Toll-Free Phone:

1-866-229-8874

Email: contactus@kingsdaleadvisors.com

Call Collect Outside North America: +1-917-765-1432 (text enabled)

RISK FACTORS

You should carefully consider the risk factors described below and those risk factors generally associated with our business contained in our Annual Report on Form 10-K for the year ended December 31, 2022 and our subsequent U.S. Securities and Exchange Commission (the “SEC”) filings, along with other information provided to you in this proxy statement, in deciding how to vote on the proposals to approve the Transaction and the Plan of Dissolution. See “Where You Can Find Additional Information; Incorporation By Reference” beginning on page 63. The special risk considerations described below are not the only ones facing us. Additional considerations not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following special risk considerations actually occurs, our business, financial condition or results of operations could be materially adversely affected, the market price of our common stock may decline, and you may lose all or part of your investment.

Risk Factors Relating to the Proposal to Approve the Transaction

If we fail to complete the Transaction, our business may be harmed.

We cannot provide assurances that the Transaction will be completed. The closing of the Transaction is subject to a number of conditions, including but not limited to our obtaining stockholder approval of the Purchase Agreement and the absence of a material adverse effect on Activ’s business. If the Transaction is terminated because (a) the Board fails to recommend the Purchase Agreement to GHSI’s stockholders in a way that is not materially adverse to Doctor’s Best or otherwise recommends a separate acquisition proposal, or (b) certain other triggering events occur, then we will be required to pay to Doctor’s Best a termination fee of $688,000.

As a result of our announcement of the Transaction, third parties may be unwilling to enter into material agreements with us. New or existing customers and business partners may prefer to enter into agreements with our competitors who have not expressed an intention to sell their business because customers and business partners may perceive that such relationships with our competitors are likely to be more stable in the long-term. If we fail to complete the Transaction, the failure to maintain existing business relationships or enter into new ones could adversely affect our business, results of operations and financial condition. In addition, if the Transaction is not completed, the market price for our common stock may decline.

Our announcement of the Transaction may cause employees working for us to become concerned about the future of the business and lose focus or seek other employment.

In addition, if the Transaction is not completed, our directors, executive officers and other employees will have expended extensive time and effort and experienced significant distractions from their work during the pendency of the Transaction and we will have incurred significant third party transaction costs, in each case, without any commensurate benefit, which may have a material and adverse effect on our stock price and results of operations.

If the Transaction is not completed, we may explore other potential transactions involving the Company, in whole or in part. The terms of an alternative transaction may be less favorable to us than the terms of the Transaction and there can be no assurance that we will be able to reach agreement with or complete an alternative transaction with another party.

The amount of net proceeds that we will receive from the Transaction is subject to uncertainties.

We will receive aggregate cash consideration of $17,200,000, subject to certain upward adjustments related to cash holdings and working capital in excess of a target of $3,677,000, certain downward adjustments related to indebtedness, unpaid transaction expenses, and working capital below a target of $3,677,000, resulting in expected net proceeds of approximately $__________, after payment of debt, transaction and other related expenses, any applicable taxes and liquidation related expenses. However, there can be no assurance that our closing working capital will be at or above the target of $3,677,000. The amount of our working capital at any given point in time is dependent upon a number of factors beyond our control. For example, the timing of cash payments for purchases and receipts for accounts receivable cannot be predicted precisely, our inventory levels vary according to customer orders and prepayments and accruals fluctuate throughout the year. Accordingly, if the value of our closing working capital at the closing of the Transaction is less than $3,677,000, the purchase price we will receive in connection with the Transaction will be decreased $1 for each $1 of our working capital that is less than $3,677,000. In addition, if there is a shortfall in our estimated closing working capital from the closing working capital finally determined by the parties post-closing, the amount of net proceeds is also subject to reduction. We may also have unforeseen liabilities and expenses that must be satisfied from the after-tax net proceeds of the Transaction. As a result, the amount of the net proceeds from the Transaction is subject to substantial uncertainty, and it is possible that the net proceeds from the Transaction will be materially less than we expect. Additionally, if the Adjustment Amount, as finally determined, is less than the estimated Adjustment Amount plus $100,000, Doctor’s Best will receive from the escrow fund the amount of such shortfall. If the Adjustment Amount, as finally determined, equals or exceeds the estimated Adjustment Amount plus $100,000, Doctor’s Best will pay us any excess in an amount not to exceed $225,000. Further, the amount of any distribution from the proceeds of the Transaction may be reduced due to the option of certain Series A Warrant holders to exercise their respective repurchase rights to cause the Company to repurchase such warrants from the holders for cash (see the Risk Factors subsection entitled If GHSI warrant holders exercise their respective put rights triggered by the Transaction being deemed a fundamental transaction under our Series A Warrants, we will be obligated to pay such exercising holders cash, which would reduce the amount each GHSI stockholder would receive from a liquidating distribution).

We may not receive any competing transaction proposals or Superior Proposals, including as a result of the potential payment of a termination fee to Doctor’s Best.

The Purchase Agreement requires that we pay Doctor’s Best a termination fee of $688,000 if certain events specified in the Purchase Agreement occur, including in the event that we pursue a Superior Proposal. The amount of this termination fee may have the effect of causing other potential third-party buyers to not submit a proposal to acquire us or our subsidiaries or our assets at a higher price or to enter into a more favorable alternative transaction.

The Purchase Agreement limits our ability to pursue alternatives to the Transaction.

The Purchase Agreement contains provisions that make it more difficult for us to sell our business to any party other than Doctor’s Best. These provisions include the prohibition on our ability to solicit competing proposals, the requirement that we pay a termination fee to Doctor’s Best if the Purchase Agreement is terminated in specified circumstances, and Doctor’s Best’s right to be advised of competing proposals and to submit revised proposals for consideration (see the sections entitled Purchase Agreement - Restrictions on Solicitation of Other Offers and The Purchase Agreement - Termination Fees). These provisions could discourage a third party that might have an interest in acquiring Activ from considering or proposing an alternative transaction, and could make it more difficult for us to complete an alternative business combination transaction with another party.

If the Transaction is approved and consummated, Nasdaq may delist our shares from trading on its exchange, which could limit GHSI’s stockholders’ ability to make transactions in our shares and subject us to additional trading restrictions.

We are required to demonstrate compliance with Nasdaq’s continued listing requirements in order to maintain the listing of our shares on Nasdaq. Such continued listing requirements for our shares include, among other things, having at least 300 shareholders, 500,000 publicly held shares and a market value of our listed publicly held shares of $1 million. We cannot assure you that our shares will be able to meet any of Nasdaq’s continued listing requirements. If our shares do not meet the Nasdaq’s continued listing requirements, Nasdaq may delist our shares from trading on its exchange, which could limit investors’ ability to make transactions in our shares and subject us to additional trading restrictions.

If our shares do not meet Nasdaq’s continued listing requirements, Nasdaq may delist our shares from trading on its exchange. If Nasdaq delists any of our shares from trading on its exchange and we are not able to list such shares on another approved national securities exchange, we expect that such shares could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including: (i) a limited availability of market quotations for our shares, (ii) reduced liquidity for our shares, (iii) a determination that our shares are “penny stocks” which will require brokers trading in our shares to adhere to more stringent rules, including being subject to the depository requirements of Rule 419 of the Securities Act, and possibly result in a reduced level of trading activity in the secondary trading market for our shares, (iv) a decreased ability to issue additional shares or obtain additional financing in the future, (v) a less attractive acquisition vehicle to a target business in connection with an initial business combination, (vi) our ability to complete an initial business combination with a target company contemplating a Nasdaq listing, and (vii) a limited amount of news and analyst coverage.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as covered securities. Our shares qualify as covered securities under such statute. If we were no longer listed on Nasdaq, our shares would not qualify as covered securities under such statute and we would be subject to regulation in each state in which we offer our shares.

If we are delisted from Nasdaq, but obtain a substitute listing for our common stock, it will likely be on a market with less liquidity, and therefore potentially experience more price volatility than our common stock experienced on Nasdaq. Stockholders may not be able to sell their shares of common stock on any such substitute market in the quantities, at the times, or at the prices that could potentially be available on a more liquid trading market. As a result of these factors, if our common stock is delisted from Nasdaq, the value and liquidity of our common stock and warrants would likely be significantly adversely affected. A delisting of our common stock from Nasdaq could also adversely affect our ability to obtain financing for our operations and/or result in a loss of confidence by investors, employees and/or business partners.

Even if GHSI’s stockholders approve the Transaction, Doctor’s Best may be unable to secure the necessary cash to fund the purchase price.

Doctor’s Best has represented to GHSI in the Purchase Agreement that it will be able to fund the cash purchase price at closing. In order to mitigate any risk associated with Doctor’s Best’s ability to fund the closing purchase price, GHSI and Doctor’s Best agreed in the Purchase Agreement, among other things, that Doctor’s Best would deliver (i) at signing, a consent of MUFG Union Bank to the transaction with MUFG Union Bank’s approval of the draw to fund the purchase price (the “MUFG Consent”) in a form satisfactory to GHSI, and (ii) a weekly certificate (in the form attached as Exhibit D to the Purchase Agreement) during the interim period from the signing of the Purchase Agreement to the closing of the Transaction pursuant to which the Chief Financial Officer of Doctor’s Best must certify that Doctor’s Best has adequate capacity under its credit facility to fund the purchase price (the “Weekly Certificate”). Doctor’s Best failed to deliver the MUFG Consent at signing, but has since delivered a MUFG Consent on February 29, 2024. Doctor’s Best failed to deliver the first Weekly Certificate when required but has complied with its obligations since that time.

Further, Doctor’s Best has indicated to GHSI’s management and advisors that it may utilize cash from its parent-group entities in China in order to fund the purchase price. Approvals from or registration with appropriate government and regulatory authorities may be required with respect to remitting cash out of China and/or converting any cash from China into United States dollars. Doctor’s Best is required to pay the cash purchase price at closing in order for the Transaction to be completed, subject to a thirty (30) day cure period. As a result of its potential financing uncertainty, if Doctor’s Best is unable to obtain or utilize its financing options in the United States, its ability to pay the cash purchase price may be delayed or inhibited. Under the Purchase Agreement, if GHSI terminates the Purchase Agreement due to Doctor’s Best’s failure to fund the cash purchase price at closing, then the parties are obligated to release $1,700,000, representing the full amount held in escrow, plus any interest and earnings accrued thereon, to GHSI.

Certain stockholders hold a large proportion of GHSI’s voting power.

Each of the Transaction Proposal and the Dissolution Proposal must be approved by the affirmative vote of holders of at least a majority of the issued and outstanding shares of GHSI common stock. On the Record Date, Brad Radoff beneficially owned and was entitled to vote an aggregate of 243,000 shares of GHSI common stock, representing approximately 19% of the voting power of the Company. If Mr. Radoff elects not to vote in favor of, or abstains from either one or both of the Transaction proposal or Plan of Dissolution proposal, obtaining stockholder approval for such proposals may be more difficult. No other single beneficial owner alone owns stock representing more than 10% of the voting power of the Company (see the section entitled Security Ownership of Certain Beneficial Owners and Management).

The Company will not have any material business assets following the consummation of the Transaction.

The Viactiv® brand and business accounted for 96.3% of our revenues during the year ended December 31, 2022. As a result, the sale of Activ to Doctor’s Best constitutes a sale of substantially all of our assets and revenue-generating operations. Following the consummation of the Transaction, the remaining business of the Company will not be material.

Risk Factors Related to the Plan of Dissolution

If our stockholders vote against the Plan of Dissolution proposal, our business could be harmed and our stockholders could face adverse tax consequences.

If we do not obtain stockholder approval of the Plan of Dissolution proposal, we would have to continue its business operations despite the sale of substantially all of our assets and our announced Dissolution. Assuming the completion of the Transaction, our remaining business assets would not be material and as a result we would have limited assets with which to generate operating revenue and likely will have retained only those employees required to wind-up our corporate existence. Further, we do not intend to invest in another operating business following the closing of the Transaction. Further, our stockholders could incur an increased stockholder-level tax liability from any distribution made outside the Plan of Dissolution (see the section entitled Material United States Federal Income Tax Consequences to GHSI Stockholders).

We cannot determine at this time the exact amount or timing of any distributions to stockholders because there are many factors, some of which are outside of our control, that could affect our ability to make such distributions in the future.

If the Transaction is approved, GHSI expects to receive aggregate cash consideration of $17,200,000, subject to certain upward adjustments related to cash holdings and working capital in excess of a target of $3,677,000, certain downward adjustments related to indebtedness, unpaid transaction expenses, and working capital below a target of $3,677,000, resulting in expected net proceeds of approximately $__________, after payment of debt, transaction and other related expenses, and any applicable taxes. However, there can be no assurance that our closing working capital will be at or above the target of $3,677,000. If the Adjustment Amount, as finally determined, is less than the estimated Adjustment Amount plus $100,000, Doctor’s Best will receive from the escrow fund the amount of such shortfall. If the Adjustment Amount, as finally determined, equals or exceeds the estimated Adjustment Amount plus $100,000, Doctor’s Best will pay us any excess in an amount not to exceed $225,000 (see the Risk Factor subsection entitled The amount of net proceeds that we will receive from the Transaction is subject to uncertainties).

Assuming the Plan of Dissolution is approved by stockholders, and subject to the possibility that the Board abandons or delays the effectiveness of the Plan of Dissolution in favor of a separate subsequent transaction involving the Company that the Board determines to be in the best interest of the Company and its stockholders, we plan to distribute, in an initial distribution (with potential subsequent distributions thereafter), a portion of the net proceeds from the Transaction and the Company’s other cash on its balance sheet, subject to the Company’s obligations to warrant holders (see the Risk Factors subsection entitled If GHSI warrant holders exercise their respective put rights triggered by the Transaction being deemed a fundamental transaction under our Series A Warrants, we will be obligated to pay such exercising holders cash, which would reduce the amount each GHSI stockholder would receive from a liquidating distribution) and a contingency reserve for remaining costs and liabilities, after the filing of the Certificate of Dissolution with the Delaware Secretary of State. The amount and timing of the distributions to stockholders will be determined by the Board in its sole discretion, subject to the provisions of the Plan of Dissolution. On the basis described in this proxy statement, the Board anticipates that the amount of the initial distribution to stockholders from the Transaction would range from approximately $__________ to $__________ per share of common stock. Subsequent distributions would be made in such amounts and at such times as determined by the Board in its sole discretion in accordance with the Plan of Dissolution. However, there can be no assurance as to the timing and amount of distributions to stockholders, even if all of our remaining assets are sold because there are many factors, some of which are outside of our control, that could affect our ability to make such distributions in the future. If stockholders do not approve the Plan of Dissolution, GHSI will still seek to complete the Transaction, if the Transaction is approved by the stockholders and the other conditions to closing set forth in the Purchase Agreement are satisfied or waived. In that event, GHSI will have transferred substantially all of its operating assets to Doctor’s Best and will have limited operations and working capital resources to generate revenue. With limited operations and working capital resources with which to generate revenues and no Plan of Dissolution approved, GHSI anticipates that it would use its cash to pay ongoing operating expenses, and the Board would convene to determine whether to make any distributions to stockholders. The Board would have to evaluate the alternatives available to GHSI, including, among other things, the possibility of investing the cash received from the Transaction in another operating business, engage in a reverse merger or recapitalization or other strategic transaction. In the event that we make a distribution outside of the Plan of Dissolution, our stockholders could incur an increased stockholder-level tax liability from such distribution (see the section entitled Material United States Federal Income Tax Consequences to GHSI Stockholders).

In addition, we will continue to incur claims, liabilities and expenses from operations (including various operating costs, salaries, directors and officers insurance, payroll and local taxes, legal and accounting fees, and miscellaneous office and operating expenses) as we seek to close the Transaction and effect the Dissolution. Our estimates regarding our expense levels may be inaccurate. Any unexpected claims, liabilities or expenses that arise between the date of filing of this proxy statement and the liquidation and final dissolution of GHSI or any claims, liabilities or expenses that exceed our estimates could leave us with less cash than is necessary to pay liabilities and expenses and would likely reduce the amount of cash available for ultimate distribution to our stockholders. Further, if cash to be received from the sale of our remaining assets is not adequate to provide for all of our obligations, liabilities, expenses and claims, we will not be able to distribute any amount at our stockholders. Further, the amount of any distribution from the proceeds of the Transaction may be reduced due to the option of certain Series A Warrant holders to exercise their respective repurchase rights to cause the Company to repurchase such warrants from the holders for cash (see the Risk Factors subsection entitled If GHSI warrant holders exercise their respective put rights triggered by the Transaction being deemed a fundamental transaction under our Series A Warrants, we will be obligated to pay such exercising holders cash, which would reduce the amount each GHSI stockholder would receive from a liquidating distribution).

For the foregoing reasons, there can be no assurance as to the timing and amount of distributions to stockholders, even if all of our remaining asset are sold or otherwise disposed of; provided that the Company must complete the distribution of all of its properties and assets to its stockholders as provided in the Plan of Distribution as soon as practicable following the filing of the Certificate of Dissolution with the Delaware Secretary of State and in any event on or before the tenth anniversary of such filing. As of the date of this proxy statement, we anticipate that our known retained liabilities (together with the estimated liabilities to be incurred by us prior to the final dissolution of GHSI) would be approximately $__________.

Our Board may abandon or delay implementation of the Plan of Dissolution even if it is approved by our stockholders.

Our Board has adopted and approved a Plan of Dissolution for the Dissolution of GHSI following the closing of the Transaction. Even if the Plan of Dissolution proposal is approved by our stockholders, the Board has reserved the right, in its sole discretion, to abandon or delay implementation of the Plan of Dissolution if as a result of the Plan of Dissolution (i) we would be insolvent or unable to pay our debts as they come due, (ii) we would have remaining liabilities in excess of GHSI’s remaining assets, (iii) we would otherwise be unable to satisfy in full all valid claims against GHSI, (iv) the Board determined to invest the cash received from the Transaction in another operating business, or (v) the Board abandons or delays the effectiveness of the Plan of Dissolution in favor of a separate subsequent transaction involving the Company that the Board determines to be in the best interest of the Company and its stockholders. Following completion of the Transaction, we will continue to exist as a public company until we are dissolved. The Board may also conclude either that its fiduciary obligations require it to pursue business opportunities that present themselves or that abandoning the Plan of Dissolution is otherwise in our best interests and the best interests of our stockholders. If the Board elects to pursue any alternative to the Plan of Dissolution, the value of our common stock may decline.

If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, each of our stockholders who receives liquidating distributions could be held liable for payment to our creditors of his or her pro rata share of amounts owed to creditors in excess of the contingency reserve, up to the amount actually distributed to such stockholder in the Dissolution.

If the Plan of Dissolution is approved and our Board determines to move forward with the Dissolution, we intend to file a Certificate of Dissolution with the Delaware Secretary of State of the State to dissolve GHSI. Pursuant to the DGCL, GHSI will continue to exist for a minimum of three years after its dissolution becomes effective for the purpose of prosecuting and defending suits against GHSI and enabling GHSI and our subsidiaries to close their business, to dispose of their property, to discharge their liabilities and to distribute to stockholders any remaining assets. If a court holds at any time that we have failed to make adequate provision for our expenses and liabilities in the Dissolution or if the amount ultimately required to be paid in respect of such liabilities exceeds the amount available from our contingency reserve, our creditors could seek an injunction against the making of distributions on the grounds that the amounts to be distributed are needed to provide for the payment of our expenses and liabilities. Any such action could delay or substantially diminish the amount of any cash distributions to stockholders. If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, creditors could assert claims against each stockholder receiving a distribution for the payment of any shortfall, up to the amounts previously received by the stockholder in distributions from us. In such event, a stockholder could be required to return all distributions previously made to such stockholder pursuant to the Plan of Dissolution and could receive nothing from us under the Plan of Dissolution. Moreover, in the event that a stockholder has paid taxes on amounts previously received by the stockholder, a repayment of all or a portion of such amount could result in a stockholder incurring a net tax cost if the stockholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. The Board is not required to obtain a solvency opinion as a condition to authorizing a liquidating distribution and we cannot assure you that the contingency reserve established by us will be adequate to cover all expenses and liabilities.

The tax treatment of any liquidating distributions may vary from stockholder to stockholder, and the discussions in this proxy statement regarding such tax treatment are general in nature. You should consult your own tax advisor instead of relying on the discussions of tax treatment in this proxy statement for tax advice.

We have not requested a ruling from the Internal Revenue Service (“IRS”) with respect to the anticipated tax consequences of the Dissolution, and we will not seek an opinion of counsel with respect to the anticipated tax consequences of any liquidating distributions. If any of the anticipated tax consequences described in this proxy statement proves to be incorrect, the result could be increased taxation at the corporate and/or stockholder level, thus reducing the benefit to our stockholders and us from the liquidation and distributions. Tax considerations applicable to particular stockholders may vary with and be contingent upon the stockholder’s individual circumstances.

Stockholders may not be able to recognize a loss for federal income tax purposes until they receive a final distribution from us, which may be three years after our Dissolution and could be longer.

As a result of the Dissolution, for federal income tax purposes, stockholders will recognize gain or loss equal to the difference between (a) the sum of the amount of cash distributed to them and the aggregate fair market value of any property distributed to them, and (b) their tax basis for their shares of common stock. A stockholder’s tax basis in shares of common stock will depend upon various factors, including the stockholder’s cost and the amount and nature of any distributions received with respect thereto. Any loss generally will be recognized only when the final distribution from us has been received, which may be more than three years after our dissolution, and if the stockholder is still the owner of the shares of common stock. The ability of a stockholder to use any capital loss to offset other income or gain is subject to certain limitations.

The Board may at any time turn management of our liquidation over to a third party, and some or all of our directors may resign from the Board at that time.

Our Board may at any time turn our management over to a third party to complete the liquidation of our remaining assets and winding up of our business, and some or all of our directors may resign from the Board before that process is complete. If management is turned over to a third party and all of our directors resign from our Board, the third party would have sole control over the liquidation and winding up process, including the sale of any remaining assets and distribution of any remaining assets to stockholders under the approved Plan of Dissolution.

Our stock transfer books will close on the date we file the Certificate of Dissolution with the Secretary of State of the State of Delaware, after which it will not be possible for stockholders to trade our stock.

We will close our stock transfer books and discontinue recording transfers of our common stock at the close of business on the date we file the Certificate of Dissolution with the Secretary of State of the State of Delaware, which is referred to herein as the final record date. Thereafter, certificates representing shares of our common stock will not be assignable or transferable on our books. The proportionate interests of all of our stockholders will be fixed on the basis of their respective stock holdings at the close of business on the final record date, and, after the final record date, any distributions made by us shall be made solely to the stockholders of record at the close of business on the final record date.

If we fail to retain the services of appropriate personnel, the Plan of Dissolution may not succeed or be fully consummated.

The success of the Plan of Dissolution depends in large part upon our ability to retain the services of qualified personnel who will be charged with operating the Company our remaining business, following the closing of the Transaction until we are able to sell our remaining assets to maximize stockholder value. The retention of qualified personnel may be particularly difficult under our current circumstances. There can be no assurance that we will be successful in retaining the services of such qualified personnel or that we will be able to retain the services of such qualified personnel for the amounts the Company is willing to pay for such services.

We will continue to incur claims, liabilities and expenses and a delay in the consummation of the Asset Sale and/or Dissolution will reduce the amount available for distribution to stockholders.

Claims, liabilities and expenses from operations, such as operating costs, salaries, insurance, payroll and local taxes, legal, accounting and consulting fees and miscellaneous expenses, will continue to be incurred as we wind down. These expenses will reduce the amount of assets available for ultimate distribution to stockholders.

If GHSI is not dissolved, the SEC could classify GHSI as a shell company, which could result in certain negative consequences, including a delisting of our common stock on Nasdaq.

If the Plan of Dissolution is not approved and/or GHSI is not dissolved, then the SEC could take the position that GHSI is a shell company. Recently, the SEC has exercised heightened scrutiny in classifying companies as “shell companies” under Rule 405 of the Securities Act. This classification by the SEC would prohibit GHSI from using Form S-3 “shelf registration” to register securities for public offerings until 12 months after it has ceased to be a shell company. Further, GHSI would no longer be able to use Rule 144 for 12 months after it ceases to be a shell company, among other rules and regulations of which GHSI would not be able to take advantage. Shell company status could dissuade certain parties from looking to acquire GHSI in a change in control transaction in an effort to avoid SEC scrutiny and potentially onerous reporting requirements. In addition to the scrutiny and obligations GHSI would have pursuant to federal securities laws and regulations as a result of such a classification by the SEC, GHSI could be delisted from Nasdaq.

We are required to demonstrate compliance with Nasdaq’s continued listing requirements in order to maintain the listing of our securities on Nasdaq. Such continued listing requirements for our securities include, among other things, having at least 300 shareholders, 500,000 publicly held shares and a market value of our listed publicly held securities of $1 million. We cannot assure you that our shares will be able to meet any of Nasdaq’s continued listing requirements. If our securities do not meet the Nasdaq’s continued listing requirements, including as a result of GHSI’s potential shell company status following the consummation of the Transaction, Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

If our securities do not meet Nasdaq’s continued listing requirements, Nasdaq may delist our securities from trading on its exchange. If Nasdaq delists any of our securities from trading on its exchange and we are not able to list such securities on another approved national securities exchange, we expect that such securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including: (i) a limited availability of market quotations for our securities, (ii) reduced liquidity for our securities, (iii) a determination that our shares are “penny stocks” which will require brokers trading in our shares to adhere to more stringent rules, including being subject to the depository requirements of Rule 419 of the Securities Act, and possibly result in a reduced level of trading activity in the secondary trading market for our securities, (iv) a decreased ability to issue additional securities or obtain additional financing in the future, (v) a less attractive acquisition vehicle to a target business in connection with an initial business combination, (vi) our ability to complete an initial business combination with a target company contemplating a Nasdaq listing, including the Business Combination and (vii) a limited amount of news and analyst coverage.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as covered securities. Our shares qualify as covered securities under such statute. If we were no longer listed on Nasdaq, our securities would not qualify as covered securities under such statute and we would be subject to regulation in each state in which we offer our securities under each states respective “blue sky” securities laws.

The amount we distribute to our stockholders in the initial liquidating distribution may be substantially less than the amount we currently estimate if the amounts of our liabilities, other obligations and expenses or claims against us are higher than we currently anticipate or larger contingency reserves are established.

As of September 30, 2023, we had approximately $7,657,309 in cash and cash equivalents. We currently estimate that we will expend between $__________ and $__________ from January 1, 2024 through the closing of the Transaction, which will be used to pay all Transaction-related expenses. In addition to the foregoing expenses, the Company may be liable for other expenses (including operating expenses up until the filing of the Certificate of Dissolution) and other known, non-contingent liabilities, and which also includes reasonable provision for expenses of liquidation and potential, contingent or unknown liabilities as required by Delaware law. Based on this estimated reserve, if the Transaction is consummated, for which GHSI will receive closing consideration of $__________, we currently estimate that the aggregate amount of an initial liquidating distribution to stockholders would range from approximately $__________ to $__________, or from approximately $__________ to $__________ per share of common stock (based on __________ shares outstanding of common stock as of __________). We intend to make this initial distribution as soon as practicable following the filing of the Certificate of Dissolution as creditor claims and contingent liabilities are paid or settled; however, we are unable to predict the precise amount or timing of the initial distribution or of any additional liquidating distributions following the initial liquidating distribution. The timing and amount of the initial distribution and any such additional liquidating distributions will depend upon the actual expenses incurred, the timing of the resolution of matters for which we have established the contingency reserve, the amount to be paid in satisfaction of such contingencies, the obligations satisfied and provisions made during the liquidation and winding-up process, as well as our ability to convert our remaining assets to cash. We have attempted to estimate reasonable reserves for such liabilities, obligations, expenses and claims against us. However, those estimates may be inaccurate. Factors that could impact our estimates include the following:

●	if any of the estimates regarding the Plan of Dissolution, including the expenses to satisfy outstanding obligations, liabilities and claims during the liquidation process, are inaccurate;
●	if unforeseen claims are asserted against us, we will have to defend or resolve such claims or establish a reasonable reserve before making distributions to stockholders; and
●	if the estimates regarding the expenses to be incurred in connection with the Transaction and the liquidation process, including expenses of personnel required and other operating expenses (including legal, accounting, tax and other professional fees) necessary to dissolve and liquidate GHSI, are inaccurate.

If any of the foregoing occurs, the amount we initially distribute to our stockholders may be substantially less than the amount we currently estimate. If the Transaction is not approved, we do not foresee any funds being available for distribution to our stockholders.

In the event that our stockholders do not approve the Plan of Dissolution, we will still seek to complete the Transaction, if the Transaction is approved by the stockholders and the other conditions to closing set forth in the Purchase Agreement are satisfied or waived. In that event, GHSI will have transferred substantially all of its operating assets to Doctor’s Best and will have limited operations and working capital resources to generate revenue and to fund its ongoing expenses. With limited assets with which to generate revenues and no Plan of Dissolution approved, GHSI anticipates that it would use its cash to pay ongoing operating expenses, and the Board would convene to determine whether to make any distributions to stockholders. The Board would have to evaluate the alternatives available to GHSI, including, among other things, acquiring other businesses, investing the cash received from the Transaction in another operating business, or engaging in a subsequent reverse merger or recapitalization or similar transaction. In the event that we make a distribution outside of the Plan of Dissolution, our stockholders could incur an increased stockholder-level tax liability from such distribution (see the section entitled Material United States Federal Income Tax Consequences to GHSI Stockholders).

If GHSI warrant holders exercise their respective put rights triggered by the Transaction being deemed a fundamental transaction under our Series A Warrants, we will be obligated to pay such exercising holders cash, which would reduce the amount each GHSI stockholder would receive from a liquidating distribution.

In connection with our February 2022 public offering, we issued certain Series A Warrants to purchase shares of our common stock. Such warrants contain a provision which provides that in the event of a fundamental transaction, such as a change-in-control transaction or sale of all or substantially all of the Company’s assets, the holder has the option, exercisable at any time concurrently with, or within 30 days after the consummation of the fundamental transaction, to cause the Company to repurchase such warrants from the holders for cash in an amount equal to the Black-Scholes value of such warrant calculated in accordance with the terms of the warrant. The specific language contained in the warrants providing such rights to the warrant holders is as follows:

Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company or any Subsidiary, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction, subject to any restrictions under applicable law. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

GHSI currently estimates that the liability to the Company associated with these warrants based on information available to the Company as of the date of this proxy statement is approximately $5,100,000. That amount could increase or decrease based on a number of factors that are outside the control of the Company. Such factors include, among others, the trading and price volatility of our common stock, the number of warrant holders that may elect to exercise their warrants in accordance with their terms prior to the closing of the Transaction and forego their put rights, and the number of warrant holders that exercise their put rights in accordance with the terms of the warrants. To the extent that this obligation is triggered and exercised by the warrant holders, the Company would need to make such payments out of the its available cash and/or the Transaction proceeds, and any such payments will reduce the amount each GHSI stockholder would be able to receive from any liquidating distributions.

Such warrant holders are also able to exercise their warrants in exchange for common stock of GHSI. Any such exercise would decrease the aforementioned liability of the Company, but would result in dilution to the common stock held by all other stockholders.

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING INFORMATION

This proxy statement contains forward-looking statements, including within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact contained in this proxy statement are “forward-looking statements” for purposes of this proxy statement. These statements involve known and unknown risks, uncertainties, assumptions and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as anticipate, believe, could, estimate, expect, intend, may, plan, potential, target, predict, project, contemplate, should, will, would, continue or the negative or plural of those terms or other similar expressions.

Forward-looking statements in this proxy statement include, but are not limited to:

●	plans and expectations for the Transaction and the Plan of Dissolution;

●	the risk that the Transaction and the Plan of Dissolution may not be completed in a timely manner or at all, which may adversely affect the price of the securities of the Company and the Company’s ability to survive as an operating entity;

●	the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement;

●	the effect of the announcement of the Transaction on our business relationships (including with employees, customers and suppliers), operating results and business generally;

●	the failure of our stockholders to approve the Transaction;

●	the failure of the Transaction to close for any reason;

●	the outcome of any litigation or governmental proceedings instituted against us;

●	the amount of the costs, fees, expenses and charges related to the Transaction and the Plan of Dissolution;

●	beliefs about the Company’s available options and financial condition;

●	our failure to comply with regulations and any changes in regulations;

●	the effect of the announcement or pendency of the Transaction on the Company’s business relationships, performance, and business generally;

●	the loss of any of our senior management;

●	the failure of our stockholders to approve the Plan of Dissolution;

●	all statements regarding the tax and accounting consequences of the transactions contemplated by the Transaction and the Dissolution;

●	our ability to satisfy our liabilities and obligations out of the proceeds of the transactions described herein and other available resources, if any; and

●	all statements regarding the amount and timing of distributions made to stockholders, if any, in connection with the Transaction and the Dissolution.

The forward-looking statements in this proxy statement are only predictions. We based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control. Risks, uncertainties and assumptions that may cause actual results to differ materially from current expectations include, among other things, those set forth in under the caption “Risk Factors” in this proxy statement and GHSI’s recent Quarterly Reports on Form 10-Q and most recent Annual Report on Form 10-K filed with the SEC.

Any forward-looking statement in this proxy statement reflects our current view with respect to future events, speaks only as of the date of this proxy statement, and is subject to these and other risks, uncertainties and assumptions. Given these uncertainties, you should not rely on these forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, our information may be incomplete or limited and we cannot guarantee future results. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by law, we do not plan, and assume no obligation, to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. We qualify all of our forward-looking statements by these cautionary statements.

THE SPECIAL MEETING

Date, Time and Place

The Special Meeting will be held in a virtual-only format at __________ on __________, 2024 at 11:00 a.m., Central Time.

Purpose of the Special Meeting

The purpose of the Special Meeting is for our stockholders to consider and vote upon the following proposals:

1.	to approve the sale of all of the outstanding equity interests of Activ, which owns the Viactiv® brand and business, pursuant to the Purchase Agreement;

2.	to approve the voluntary dissolution and liquidation of GHSI pursuant to the Plan of Dissolution, which, if approved, will authorize the Company to liquidate and dissolve the Company in accordance with the Plan of Dissolution;

3.	to grant discretionary authority to our Board to adjourn the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies only in the event that there are insufficient shares present virtually or represented by proxy voting in favor of the Transaction or the Plan of Dissolution; and

4.	to transact such other business as may properly come before the Special Meeting.

The Board is seeking stockholder approval of the Transaction because we are a Delaware corporation and the Transaction constitutes the sale of “substantially all” of our property and assets under Section 271 of the DGCL. Section 271 of the DGCL requires that a Delaware corporation obtain the approval of the holders of a majority of the corporation’s outstanding stock entitled to vote thereon for the sale of “all or substantially all of its property and assets”. Additionally, approval of the Transaction by holders of a majority of our issued and outstanding common stock is a closing condition under the Purchase Agreement.

Record Date; Stockholders Entitled to Vote

Only holders of our common stock at the close of business on __________, 2024, the Record Date, are entitled to notice of and to vote at the Special Meeting. If you hold your shares through a bank, broker or other nominee (in “street name”), you must obtain from the record holder a “legal proxy” issued in your name in order to vote in person at the Special Meeting.

As of the Record Date, there were __________ shares of our common stock outstanding and entitled to vote. Each share of our common stock entitles its holder to one vote on all matters properly coming before the Special Meeting.

Quorum

A quorum must be present or represented at the Special Meeting for our stockholders to conduct business at the Special Meeting. A quorum will be present or represented at the Special Meeting if the holders of at least thirty-three and 1/3rd percent (33.33%) of the outstanding shares of our common stock entitled to vote at the Special Meeting, or __________ shares, are present at the Special Meeting, either in person or represented by proxy. Abstentions and “broker non-votes” are counted as present for the purpose of determining whether a quorum is present. Generally, a broker non-vote occurs on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In the event that a quorum is not present at the Special Meeting, it is expected that the Special Meeting will be adjourned or postponed to allow for the solicitation of additional proxies.

Vote Required for Approval of Proposals

The affirmative “FOR” vote of the holders of a majority of the outstanding shares of our common stock is required to approve the Transaction pursuant to the Purchase Agreement and the Plan of Dissolution. Approval of the proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies, requires the affirmative “FOR” vote of a majority of the shares of common stock present or represented by proxy at the Special Meeting and entitled to vote thereon.

Shares voted as abstentions will be counted for purposes of determining the presence of a quorum at the Special Meeting, but will be treated as unvoted, although present and entitled to vote, for purposes of determining whether a proposal is approved. As a result, a vote of “ABSTAIN” will have the same effect as a vote “AGAINST” the proposal to approve the Transaction and the proposal to approve the Plan of Dissolution, but will not have any effect on the adjournment proposal.

The failure of any stockholder to submit a signed proxy card or to vote in person by ballot at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to approve the Transaction and the proposal to approve the Plan of Dissolution, but will not have any effect on the proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies. If you hold your shares in street name, the failure to instruct your bank, broker or other nominee how to vote your shares will constitute a “broker non-vote” and will have the same effect as a vote “AGAINST” the proposal to approve the Transaction and the proposal to approve the Plan of Dissolution, but will not have an effect on the proposal to adjourn the Special Meeting to a later date. Please vote your proxy so your vote can be counted.

Voting and Proxies

For each item of business to come before the Special Meeting, you may vote “FOR”, “AGAINST” or “ABSTAIN”. You may vote using any of the following methods:

●	Proxy card or voting instruction card. If you requested and received a printed copy of the proxy materials be sure to complete, sign and date the card and return it in the prepaid envelope.

●	By telephone or over the internet. If you are a stockholder of record, you may vote over the internet by following the instructions on your proxy card. If you hold shares in street name, you will receive separate voting instructions from your bank, broker or other nominee and may vote by telephone or over the internet if they offer that alternative. Although most brokers, banks and nominees offer telephone and internet voting, availability and the specific procedures vary.

●	Virtually at the Special Meeting. All stockholders may vote virtually at the Special Meeting. You may also be represented by another person at the Special Meeting by executing a proper proxy designating that person. If you hold shares in street name, you must obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot when you vote at the Special Meeting.

Proxies received at any time before the Special Meeting and not revoked or superseded before being voted will be voted at the Special Meeting as indicated. If you return a signed proxy card without indicating your vote, your shares will be voted in accordance with the Board’s recommendations as follows: “FOR” the proposal to approve the Transaction, “FOR” the proposal to approve the Plan of Dissolution, and “FOR” the adjournment or postponement of the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies.

If your shares of common stock are held in street name, you will receive instructions from your bank, broker or other nominee that you must follow in order to have your shares voted. Your bank, broker or other nominee will only be permitted to vote your shares held in street name if you instruct them how to vote. The failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to approve the Transaction and the proposal to approve the Plan of Dissolution, but will not have an effect on the proposal to adjourn the Special Meeting to a later date.

Please vote using your proxy or voting instruction card, or by telephone or over the internet (if those options are available to you), so your vote can be counted.

Revocation of Proxies

Proxies received at any time before the Special Meeting and not revoked or superseded before being voted will be voted at the Special Meeting. If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Special Meeting by:

●	sending a written notice of revocation to our Corporate Secretary;

●	submitting a new, proper proxy dated later than the date of the revoked proxy;

●	submitting a new proxy by telephone or through the internet at a later time; or

●	attending the Special Meeting and voting virtually.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee regarding revocation or change of proxies in order to revoke or change your proxy. If your bank, broker or other nominee allows you to submit a proxy by telephone or the internet, you may be able to change your vote by submitting a proxy again by telephone or the internet. You may also vote in person at the Special Meeting if you obtain a legal proxy as described in the answer to the previous question. Attendance at the Special Meeting will not, by itself, revoke a proxy.

Attending the Special Meeting

You are entitled to attend the Special Meeting only if you were a stockholder of GHSI at the close of business on the Record Date, or hold a valid proxy for the Special Meeting. You must have your control number available and follow the instructions found on your proxy card or voting instruction form for admittance. In addition, if you are a stockholder of record, your ownership will be verified against the list of stockholders of record on the Record Date prior to being admitted. If you are not a stockholder of record but hold shares in street name, you should be prepared to provide proof of beneficial ownership on the Record Date (such as your most recent account statement prior to the Record Date), a copy of the voting instruction card provided to you by your bank, broker, or other nominee, or similar evidence of ownership. If you do not comply with the procedures outlined above, you will not be admitted to the Special Meeting.

Solicitation of Proxies

This proxy solicitation is being made and paid for by us on behalf of the Board. The initial solicitation of proxies may be supplemented by telephone, fax, e-mail, internet and personal solicitation by our directors, officers or other regular employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other regular employees for their proxy solicitation efforts. We expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of our common stock. For more information regarding this proxy statement, the enclosed proxy card or voting instructions, please contact our proxy solicitor Kingsdale Advisors at the address and telephone number below.

Strategic Stockholder Advisor and Proxy Solicitation Agent

745 Fifth Avenue, 5th Floor, New York, New York 10151

North American Toll-Free Phone:

1-866-229-8874

Email: contactus@kingsdaleadvisors.com

Call Collect Outside North America: +1-917-765-1432 (text enabled)

Adjournments

Although it is not currently expected, the Special Meeting may be adjourned for the purpose of soliciting additional proxies if the adjourned proposal is approved. Any adjournment may be made without notice, other than by an announcement made at the Special Meeting of the time, date and place of the adjourned meeting. Whether or not a quorum exists, holders of a majority of the common stock present in person or represented by proxy at the Special Meeting and entitled to vote may adjourn the Special Meeting at any time. Any signed proxies received by us in which no voting instructions are provided on the matter will be voted in accordance with the Board’s recommendation “FOR” the adjournment or postponement of the Special Meeting, if necessary or appropriate, to allow for the solicitation of additional proxies. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.

Other Matters

At this time, we know of no other matters to be submitted to our stockholders at the Special Meeting. If any other matters properly come before the Special Meeting in which your proxy has provided discretionary authority, your shares of common stock will be voted in accordance with the discretion of the persons named on the enclosed proxy card in accordance with their best judgment.

THE TRANSACTION (PROPOSAL NO. 1)

The Parties to the Transaction

Guardion Health Sciences, Inc.

2925 Richmond Avenue

Suite 1200

Houston, Texas 77098

Telephone: (800) 873-5141

GHSI develops and distributes clinically supported nutritional medical foods and dietary supplements. These products are designed to support retail consumers, healthcare professionals and providers, and their patients by supporting bone health, eye health, cardiovascular health, and brain health through nutrients such as Calcium, Vitamin D, Vitamin K, Carotenoids, and Omega-3s. GHSI’s common stock is quoted on Nasdaq under the symbol “GHSI”.

Viactiv Nutritionals, Inc

c/o Guardion Health Sciences, Inc.

2925 Richmond Avenue

Suite 1200

Houston, Texas 77098

Telephone: (800) 873-5141

Viactiv is a wholly-owned holding-company subsidiary of GHSI. Viactiv directly owns Activ, which itself owns the Viactiv® brand and business.

Activ Nutritional, LLC

c/o Guardion Health Sciences, Inc.

2925 Richmond Avenue

Suite 1200

Houston, Texas 77098

Telephone: (800) 873-5141

Activ is a wholly-owned operating subsidiary of Viactiv, itself a wholly-owned subsidiary of GHSI. Activ is the owner of the Viactiv® brand and business, a line of supplements for bone health and other applications.

Doctor’s Best, Inc.

c/o Data Device Corporation

105 Wilbur Place

Bohemia, New York 11716

Telephone: (800) 777-2474

Doctor’s Best is a wholly-owned subsidiary of Kingdomway USA Corp., the U.S. subsidiary holding company of Xiamen Kingdomway Group Company, which is listed on the Shenzhen Stock Exchange under the symbol “XKDW”.

Background of the Transaction

As part of the ongoing consideration and evaluation of GHSI’s long-term prospects and strategies, the Board frequently reviews, in conjunction with GHSI’s management and outside advisors, strategic and financial considerations and alternatives for GHSI, taking into account developments in GHSI’s business, the sectors in which it competes, the economy generally and financial markets particularly, with the goal of enhancing value for its stockholders. As part of this process, including throughout 2023, members of GHSI’s management and its financial advisor, Alantra Partners (“Alantra”) have engaged in discussions with investors as well as business development and strategic transaction discussions with various potential transaction participants and other companies. Additionally, during a May 31, 2023 meeting of the Board, the Board established an investment banking committee (the “IB Committee”) to help manage and advance the auction process alongside Alantra. Robert Weingarten and Mark Goldstone were selected by the Board to serve as the members of the IB Committee due to their extensive business experience and current business activities, and proceeded to assist and supervise Alantra during its outreach process.

Since acquiring Activ in June 2021, GHSI’s lead product has been Viactiv®, a calcium-chew dietary supplement brand and business. For the nine months ended September 30, 2023, Viactiv® had 13% year-on-year topline revenue growth. Based on such data, between April and October 2023, GHSI’s management team and Alantra, in consultation with the Board, actively explored strategic options designed to enhance stockholder value. These alternatives included business development and strategic transactions with potential partners, such as a sale or merger of the Company as a whole, the sale of the Viactiv brand and business, a merger or reverse merger or recapitalization transaction and other strategic arrangements. These discussions involved various considerations, including, in particular, the performance of GHSI stock and GHSI’s limited access to capital markets given the Company’s continuing depressed market capitalization.

During this strategic process, on behalf of the Company, Alantra contacted 134 strategic and financial partners identified by it and the Company as potential transaction participants and distributed informational “teasers” to gauge interest entered into 35 confidentiality agreements, subsequently distributing 35 confidential information memoranda, arranged for 4 meetings with management and potential transaction participants. As a result of this extensive outreach and process, the Company received ten indications of interest letters, resulting in three letters of intent, in addition to the letter of intent submitted by Kingdomway USA Corp. (“Kingdomway”).

Throughout this months-long process, the IB Committee met weekly with Alantra, the Company’s management and, at times, the Company’s legal counsel, to monitor and review the process and the state of the various discussions occurring with the potential transaction participants. The Board met 12 times during 2023 to receive updates on the process. As part of these various meetings, the IB Committee was advised regarding the valuations indicated by the potential transaction participants, including the view of such parties’ on the risks, benefits and costs of acquiring the Viactiv® brand and business. On July 19, 2023, the IB Committee met to review the status of the Company’s exploration of a sale of the Viactiv® brand and business being conducted by Alantra, discuss certain tax issues and approvals that might be necessary to address, and reverse merger and recapitalization opportunities in the event the Company decided to move forward with a sale of the Viactiv® brand and business.

On August 7, 2023, the Company’s management and advisors met with the principals of Kingdomway and Doctor’s Best to discuss Kingdomway’s and Doctor’s Best’s interest in acquiring the Viactiv® brand and business. On August 16, 2023, these parties met for a subsequent in-person meeting at Kingdomway’s corporate offices in Irvine, California, along with the chief executive officer of Kingdomway’s ultimate parent company, Xiamen Kingdomway Group Company, a public company listed on the Shenzhen Stock Exchange in China under the symbol “XKDW”. From the initial in-person meeting on August 7, 2023 through November 2, 2023, the parties were actively engaged in discussing and negotiating price, structure, and other relevant details of a potential sale of the Viactiv® brand and business. On November 2, 2023, after Board approval, GHSI and Kingdomway signed a letter of intent (the “Letter of Intent”) to sell Activ for $17,200,000.

Upon execution of the Letter of Intent, Doctor’s Best and its advisors, including its professional advisors from PricewaterhouseCoopers International Limited, commenced a 60-day due diligence process into Activ, which process was subsequently extended for two additional 15-day periods. On December 1, 2023, representatives of GHSI sent a draft equity purchase agreement (the “Purchase Agreement”) to Doctor’s Best. For the next approximately 45 days, the parties extensively negotiated the terms and conditions of the Purchase Agreement.

On January 25, 2023, at a meeting of the Board, the Board unanimously (i) determined that the Purchase Agreement, the Transaction, and the other transactions contemplated thereby are fair to and in the best interests of GHSI and its stockholders and declared it advisable to enter into the Purchase Agreement with Doctor’s Best, (ii) adopted resolutions approving the Purchase Agreement, the Transaction, and the consummation of the other transactions contemplated by the Purchase Agreement, and (iii) resolved to recommend to the stockholders of GHSI that they vote for the adoption of a resolution approving the sale of Activ pursuant to, and on the terms and conditions set forth in, the Purchase Agreement, at the Special Meeting.

On January 30, 2024, the Purchase Agreement was fully executed by the parties thereto and GHSI issued a press release publicly announcing the proposed transaction. On January 31, 2024, GHSI filed a Current Report on Form 8-K with the SEC and attached a copy of the Purchase Agreement as an exhibit thereto.

Reasons for the Transaction

The Board, acting with the advice and assistance of the IB Committee and its legal advisors, evaluated the Purchase Agreement and, acting with the advice and assistance of its legal and financial advisors, evaluated the purchase consideration negotiated with Doctor’s Best and its representatives. After careful consideration, the Board unanimously determined that (i) the Transaction was advisable and in the best interests of GHSI and its stockholders and (ii) the form, terms and provisions of the Purchase Agreement and the Transaction would efficiently maximize stockholder value and were in the best interests of GHSI and its stockholders. At a meeting of the Board held on January 25, 2024, the Board discussed and resolved to adopt and approve the Purchase Agreement and the transactions contemplated thereby, and to recommend to stockholders that they vote for the approval of the Transaction. For additional information regarding the Board’s discussion and approval of the Transaction, see “The Transaction (Proposal No. 1) – Background of the Transaction” beginning on page 32.

In the course of reaching its determinations, the Board consulted with GHSI’s management and its financial and legal advisors and reviewed (i) historical information concerning Activ’s business, financial performance and condition, operations and competitive position; (ii) the financial condition, results of operations, the Company’s 2024 operating budget, the strategic objectives and growth prospects of the Viactiv® brand and business; (iii) the current financial market conditions and historical market prices, volatility and trading information with respect to GHSI common stock; (iv) the purchase consideration to be received by the Company in the Transaction; the terms of the Purchase Agreement, including the parties’ representations, warranties and covenants, and the conditions to GHSI’s, Viactiv’s, Activ’s and Doctor’s Best’s respective obligations; (v) the terms of any alternative transactions; (vi) possible alternative strategies, as well as the prospects of the Viactiv® brand and business as currently constituted; and (vii) the opinion of Stout as to the fairness of the Transaction from a financial point of view. The Board also considered a number of additional substantive factors, both positive and negative, and various potential benefits and detriments of the Transaction. The Board believed that, taken as a whole, the following factors supported its decision to approve the Transaction:

●	The Transaction consideration consists solely of cash at closing, which provides certainty of value to GHSI.

●	Doctor’s Best has, and has represented in the Purchase Agreement that it has, adequate capital resources to pay the Transaction consideration.

●	Doctor’s Best has deposited $1,700,000 with U.S. Bank National Association (the “Escrow Agent”) to secure its obligations under the Purchase Agreement.

●	GHSI performed a substantial investigation of the interest of other potential acquirors prior to entering into the Purchase Agreement.

●	The Purchase Agreement, subject to the limitations and requirements contained therein, allows the Board to furnish information and conduct negotiations with third parties in certain circumstances and, upon the payment of a termination fee of $688,000 to Doctor’s Best, to terminate the Purchase Agreement and accept a Superior Proposal.

●	The Purchase Agreement provides reasonable certainty of consummation, since it includes limited conditions to Doctor’s Best’s obligation to complete the Transaction.

●	The Transaction must be approved and the Purchase Agreement must be adopted and approved by a vote of a majority of GHSI’s outstanding shares of common stock.

●	The receipt of cash by GHSI will provide the funds to allow the Board to consider issuing one or more cash distributions to stockholders as described in this proxy statement.

The Board also considered a variety of risks and other potentially negative factors relating to the transaction, including the following:

●	The Purchase Agreement precludes us from actively soliciting alternative proposals.

●	The amount of any distribution from the proceeds of the Transaction may be reduced due to the option of our Series A Warrant holders to exercise their respective repurchase rights to cause the Company to repurchase such warrants from the holders for cash (see the Risk Factors subsection entitled If GHSI warrant holders exercise their respective put rights triggered by the Transaction being deemed a fundamental transaction under our Series A Warrants, we will be obligated to pay such exercising holders cash, which would reduce the amount each GHSI stockholder would receive from a liquidating distribution).

●	Doctor’s Best was and is obligated to deliver (i) at signing, a consent of MUFG Union Bank to the Transaction and their approval of the utilization of Doctor’s Best use of its loan agreement with MUFG Union Bank to fund the purchase price (the “MUFG Consent”) in a form satisfactory to GHSI, and (ii) a weekly certificate (in the form attached as Exhibit D to the Purchase Agreement) during the interim period from the signing of the Purchase Agreement to the closing of the Transaction pursuant to which the Chief Financial Officer of Doctor’s Best must certify that Doctor’s Best has adequate capacity under its credit facility to fund the purchase price (the “Weekly Certificate”). Doctor’s Best failed to deliver the MUFG Consent at signing and failed to deliver the first Weekly Certificate. On February 29, 2024, Doctor’s Best Delivered the MUFG Consent. Other than the first Weekly Certificate, Doctor’s Best has delivered all required Weekly Certificates.

●	We are obligated to pay Doctor’s Best a termination fee of $688,000 if the Purchase Agreement is terminated under certain circumstances. Although the Board believed that these payment terms were reasonable when viewed in context with all other aspects of the Purchase Agreement, it is possible that these provisions could discourage a competing proposal to acquire Activ or reduce the price of an alternative proposal such that no alternative proposal may constitute a Superior Proposal.

●	Because we are receiving only cash as consideration, we will not participate after the closing of the Transaction in any future growth or the benefits of any synergies resulting from the Transaction.

●	Although the cash consideration received by us pursuant to the Purchase Agreement will be taxable to the Company for U.S. federal income tax purposes, the Company expects to recognize a loss on the Transaction for tax purposes.

●	Any cash distributed to our stockholders after the closing of the Transaction will be taxable to our stockholders for U.S. federal income tax purposes.

●	We may incur significant risks and costs if the Transaction does not close, including the diversion of management and employee attention during the period after the execution of the Purchase Agreement until the closing of the Transaction, potential employee attrition and the potential effect on our business and customer relations. In that regard, under the Purchase Agreement, we must conduct our business in the ordinary course and we are subject to a variety of other restrictions in the conduct of our business prior to completion of the Transaction or termination of the Purchase Agreement, which may delay or prevent us from undertaking certain business opportunities.

In addition, the Board was aware of and considered the interests that certain of our directors and executive officers may have with respect to the Transaction that differ from, or are in addition to, their interests as stockholders of GHSI, as described in the section entitled “Interests of our Directors and Executive Officers in the Transaction”.

The foregoing discussion summarizes the material factors considered by the Board in its consideration of the Transaction and is not intended to be exhaustive. In view of the variety of factors and the quality and amount of information considered, as well as the complexity of these matters, the Board did not find it practicable to, and did not attempt to, make specific assessments of, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching this determination. The Board conducted an overall analysis of the factors as described above, as well as other factors, including through discussion with, and questioning of, our senior management and our legal and financial advisors, and considered the benefits of the Transaction to outweigh the risks and the factors overall to be favorable to, and to support, its determination. Individual members of the Board may have given different weight to different factors.

Recommendation of the Board

After careful consideration, the Board unanimously recommends that you vote “FOR” the approval of the Transaction.

Opinion of Stout

GHSI retained Stout Risius Ross, LLC (“Stout”) to render an opinion to the Board as to the fairness, from a financial point of view, to GHSI of the consideration to be received by Viactiv in the Transaction.

On February 16, 2024, at the request of GHSI, Stout delivered its opinion to the Board to the effect that, as of such date, and based upon and subject to the assumptions, qualifications, limitations and other matters set forth in Stout’s opinion, the consideration to be received by Viactiv in the Transaction pursuant to the Purchase Agreement was fair, from a financial point of view, to GHSI.

Stout’s opinion was directed to the Board (in its capacity as such) and only addressed the fairness, from a financial point of view, as of the date of such opinion, to GHSI of the consideration to be received by Viactiv in the Transaction pursuant to the Purchase Agreement and did not address any other aspect or implication of any other agreement, arrangement or understanding. The description of Stout’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex C to this proxy statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Stout in connection with the preparation of its opinion. However, neither Stout’s opinion nor the description of its opinion set forth in this proxy statement is intended to be, and does not constitute, advice or a recommendation to the Board, GHSI, Viactiv, any security holder or any other person as to how to act or vote with respect to any matter relating to the Transaction or otherwise.

Net Proceeds from the Transaction and Their Expected Use

Pursuant to the terms of the Purchase Agreement, GHSI expects to receive aggregate cash consideration of $17,200,000, subject to certain upward adjustments related to cash holdings and working capital in excess of a target of $3,677,000, certain downward adjustments related to indebtedness, unpaid transaction expenses, and working capital below a target of $3,677,000, resulting in expected net proceeds of approximately $__________, after payment of debt, transaction and other related expenses, and any applicable taxes. However, there can be no assurance that our closing working capital will be at or above the target of $3,677,000. If the Adjustment Amount, as finally determined, is less than the estimated Adjustment Amount plus $100,000, Doctor’s Best will receive from the escrow fund the amount of such shortfall. If the Adjustment Amount, as finally determined, equals or exceeds the estimated Adjustment Amount plus $100,000, Doctor’s Best will pay us any excess in an amount not to exceed $225,000 (see the Risk Factor subsection entitled The amount of net proceeds that we will receive from the Transaction is subject to uncertainties).

Assuming the Plan of Dissolution is approved by stockholders, and subject to the possibility that the Board abandons or delays the effectiveness of the Plan of Dissolution in favor of a separate subsequent transaction involving the Company that the Board determines to be in the best interest of the Company and its stockholders, we currently plan to distribute, in an initial distribution (with potential subsequent distributions thereafter), a portion of the net proceeds from the Transaction, and possibly including a portion of the Company’s cash on its balance sheet, subject to the Company’s obligations to warrant holders (see the Risk Factors subsection entitled If GHSI warrant holders exercise their respective put rights triggered by the Transaction being deemed a fundamental transaction under our Series A Warrants, we will be obligated to pay such exercising holders cash, which would reduce the amount each GHSI stockholder would receive from a liquidating distribution) and a contingency reserve for remaining costs and liabilities, after the filing of the Certificate of Dissolution with the Delaware Secretary of State. The amount and timing of the distributions to stockholders will be determined by the Board in its sole discretion, subject to the provisions of the Plan of Dissolution. On the basis described in this proxy statement, the Board anticipates that the amount of the initial distribution to stockholders from the Transaction would range from approximately $__________ to $__________ per share of common stock. Subsequent distributions would be made in such amounts and at such times as determined by the Board in its sole discretion in accordance with the Plan of Dissolution. However, there can be no assurance as to the timing and amount of distributions to stockholders, even if all of our remaining assets are sold or otherwise disposed of because there are many factors, some of which are outside of our control, that could affect our ability to make such distributions in the future.

In the event that our stockholders do not approve the Plan of Dissolution, we will still seek to complete the Transaction, if the Transaction is approved by the stockholders and the other conditions to closing set forth in the Purchase Agreement are satisfied or waived. In that event, GHSI will have transferred substantially all of its operating assets to Doctor’s Best and will have limited operations and working capital resources to generate revenue and to fund its ongoing expenses. With limited assets with which to generate revenues and no Plan of Dissolution approved, GHSI anticipates that it would use its cash to pay ongoing operating expenses, and the Board would convene to determine whether to make any distributions to stockholders. The Board would have to evaluate the alternatives available to GHSI, including, among other things, acquiring other businesses, investing the cash received from the Transaction in another operating business, or engaging in a subsequent reverse merger or recapitalization or similar transaction. In the event that we make a distribution outside of the Plan of Dissolution, our stockholders could incur an increased stockholder-level tax liability from such distribution (see the section entitled Material United States Federal Income Tax Consequences to GHSI Stockholders).

Stockholder Approval Requirement

We are organized under the corporate laws of the State of Delaware. The Transaction may constitute the sale of “substantially all” of our property and assets under Section 271 of the DGCL. Section 271 of the DGCL requires that a Delaware corporation obtain the approval of the holders of a majority of the corporation’s outstanding stock entitled to vote thereon for the sale of “all or substantially all of its property and assets”. In light of this requirement, after taking into account the specific facts and circumstances of the Transaction, we have determined to seek stockholder approval of the Transaction. Additionally, obtaining such stockholder approval is a closing condition under the Purchase Agreement.

The Purchase Agreement provides that GHSI or Doctor’s Best may terminate the Purchase Agreement if we do not obtain stockholder approval of the Transaction or, in the event that an alternative acquisition proposal has been publicly announced at the time of the Special Meeting and we enter into a definitive agreement providing for the consummation of a third-party proposal, that we pay a termination fee of $688,000 to Doctor’s Best (see the section entitled Purchase Agreement - Termination Fees and Expenses).

Interests of Our Directors and Executive Officers in the Transaction

Certain of our directors and executive officers may have interests in the Transaction that are different from, or in addition to, those of our stockholders generally. These interests may create potential conflicts of interest. The Board was aware that these interests existed when it approved the Purchase Agreement and the Transaction. All such interests are described below to the extent material, and except as described below, such persons have, to our knowledge, no material interest in the Transaction apart from those of stockholders generally.

Effect of the Transaction on Stock Options and Stock-Based Awards Held by our Directors and Executive Officers

A “change in control” as defined under our 2018 Equity Incentive Plan (the “Incentive Plan”) may occur in the event that the Transaction is approved by our stockholders. Under the Incentive Plan, a change in control will be deemed to have occurred in circumstances including, but not limited to, (1) the sale of all or substantially all of our assets and (2) stockholder approval of a complete liquidation or dissolution of GHSI. If the Transaction is deemed to constitute a change in control under the Incentive Plan, the Compensation Committee, in its sole discretion, may accelerate the vesting and exercisability of awards granted under the Incentive Plan. The Compensation Committee has not determined whether to exercise such authority in connection with the completion of the Transaction or the approval of the Plan of Dissolution.

The following table provides information regarding outstanding stock options and restricted stock unit awards held by each of our named executive officers or former executive officers that were outstanding as of March 13, 2024. As noted above, the vesting of such equity interests may be accelerated by the Compensation Committee, in its sole discretion, in connection with the Transaction.

	Option Awards							Stock Awards
Name(1)	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Craig Sheehan	666	334	(2)	-	80.50		6/2/2031	334	(3)	1,783.56	-	-
Janet Hall	2,500	7,500	(4)	-	6.01	(5)	5/30/2033	-		-	-	-
Robert N. Weingarten	84	250	(6)	-	7.78		6/30/2028	-		-	-	-
Mark Goldstone	84	250	(7)	-	7.78		6/30/2028	-		-	-	-
Donald A. Gagliano	84	250	(8)	-	7.78		6/30/2028	-		-	-	-
Michaela Griggs	84	250	(9)	-	7.78		6/30/2028	-		-	-	-

(1) As a result of his resignation from his position as Chief Executive Officer, President and a director of the Company effective as of June 9, 2023, Bret Scholtes forfeited his stock options on the date of his departure and therefore has no interests to be disclosed. Jeffrey Benjamin resigned from his position as Chief Accounting Officer effective as of July 25, 2023, and was not granted any stock options during the course of his employment, and therefore has no interests to be disclosed.

(2) One-third of the stock options vested on June 30, 2022, one-third of the stock options vested on June 30, 2023 and the remainder of the stock options shall vest on June 30, 2024.

(3) “RSUs” related to 1,000 shares of the Company’s common stock were granted to Mr. Sheehan on June 2, 2021 under the Company’s 2018 Plan. The RSUs, subject to Mr. Sheehan’s continued employment, vested 33.3% on June 30, 2022, 33.3% vested on June 30, 2023 and the remainder will vest on June 30, 2024.

(4) One-eighth of the stock options vested on September 30, 2023, one-eighth of the stock options vested on December 31, 2023, and the remaining three-quarters of the stock options shall vest ratably in equal installments for the 6 quarters thereafter, subject to continued service.

(5) Exercise price is equal to the closing price of the Company’s common stock on Nasdaq on May 30, 2023.

(6) One-eighth of the stock options vested on September 30, 2023, one-eighth of the stock options vested on December 31, 2023 and the remainder of the stock options shall vest in equal installments on the last day of each of the subsequent six calendar quarter-end dates following December 31, 2023.

(7) One-eighth of the stock options vested on September 30, 2023, one-eighth of the stock options vested on December 31, 2023 and the remainder of the stock options shall vest in equal installments on the last day of each of the subsequent six calendar quarter-end dates following December 31, 2023.

(8) One-eighth of the stock options vested on September 30, 2023, one-eighth of the stock options vested on December 31, 2023 and the remainder of the stock options shall vest in equal installments on the last day of each of the subsequent six calendar quarter-end dates following December 31, 2023.

(9) One-eighth of the stock options vested on September 30, 2023, one-eighth of the stock options vested on December 31, 2023 and the remainder of the stock options shall vest in equal installments on the last day of each of the subsequent six calendar quarter-end dates following December 31, 2023.

It is anticipated that our named executive officers will be entitled to receive compensation under existing agreements with us as a result of the Transaction, including under the Incentive Plans described above and the employment agreements described below. All of these existing agreements between us and our named executive officers listed below were entered into before the negotiation of the Transaction, have previously been presented to stockholders at our 2023 annual meeting of stockholders and have been filed as exhibits to our periodic reports filed with the SEC. The amendments to such agreements, which are being considered by the Compensation Committee in its discretion and are subject to final negotiations with the applicable employees, are described below.

The compensation set forth below that may be payable as a result of the Transaction, assumes the Transaction closes on or prior to June 30, 2024:

Compensation
Name	Cash(1)	Equity(2)	Perquisites/ Benefits(3)	Total
Janet Hall Chief Executive Officer	$670,000	$14,850	$28,874.40	$713,724.40
Craig Sheehan Chief Commercial Officer	$163,750	$1,783.56	$19,768.77	$183,302.33
Katie Cox Chief Accounting Officer	$243,750	$-	$19,540.64	$263,290.64
Robert N. Weingarten Chairman	$-	$52.50	$-	$52.50
Mark Goldstone Director	$-	$52.50	$-	$52.50
Donald A. Gagliano Director	$-	$52.50	$-	$52.50
Michaela Griggs Director	$-	$52.50	$-	$52.50

(1)	Cash: The components of the cash payment calculation in the table above payable include (a) the maximum amount of severance payments that could be due under their respective employment agreements (assuming a termination of employment by the Company without cause following the Transaction and the Transaction closes on or prior to June 30, 2024), (b) a cash bonus payment of $300,000 due to Ms. Hall under her employment agreement in connection with the Transaction provided that the Transaction closes on or prior to June 30, 2024, (c) a cash bonus of $35,000 due to Mr. Sheehan, subject the Company terminating Mr. Sheehan’s employment without cause provided that the Transaction closes on or prior to June 30, 2024, (d) a cash bonus payment of $25,000 to Ms. Cox in connection with the Transaction provided that the Transaction closes by June 30, 2024, and (e) a cash bonus payment of $50,000 to Ms. Cox in connection with the retention of Ms. Cox’s services as an employee of the Company, as described below. Ms. Hall’s initial employment agreement contemplated the transaction bonus described in clause (b) of the foregoing sentence only if the Transaction was consummated prior to March 31, 2024. However, the Compensation Committee is considering an amendment to Ms. Hall’s employment agreement, subject to final negotiation with Ms. Hall, to extend such consummation deadline date to June 30, 2024 in connection with her ongoing services to the Company in respect of the closing of the Transaction, and approved a severance payment of a full year of her salary in lieu of nine (9) months of her salary; provided, she is terminated on or after May 17, 2024 and additional severance in the form of continuation of benefits or its equivalent value in the event the Transaction closes on or prior to June 30, 2024. The Compensation Committee is also considering approving a $35,000 bonus to Mr. Sheehan in the event his employment is terminated by the Company without cause (referenced in clause (c) above) and a $25,000 bonus to Ms. Cox (referenced in clause (d) above), each of which is subject to the Transaction closing no later than June 30, 2024. The amendment to Ms. Cox’s employment agreement, if approved by the Compensation Committee as may be further negotiated by the Compensation Committee, currently contemplates providing her with a $50,000 retention bonus (referenced in clause (e) above) subject to Ms. Cox’s (i) continued employment with the Company though the closing date of a subsequent Change of Control (as defined in Ms. Cox’s employment agreement), (ii) continued employment with the Company through the orderly wind-down and liquidation of the Company following such subsequent Change of Control or otherwise and compliance with any restrictive covenants, a release of claims, and (iii) if requested by the Company, agreeing to provide customary transition services to the Company.
(2)	Equity: The components of the cash valuation of the equity in the table above payable include (a) the value of the unvested stock options held by Ms. Hall, the vesting for which may accelerate in connection with the closing of the Transaction, as calculated by subtracting the option exercise price from the closing price of the Company’s stock on Nasdaq on March 13, 2024, and multiplying that result by the number of unvested stock options held by Ms. Hall, (b) the cash value of Mr. Sheehan’s unvested RSUs as of March 13, 2024, the vesting for which may accelerate in connection with the closing of the Transaction, and (c) the value of the unvested stock options held by Mr. Weingarten, Mr. Goldstone, Mr. Gagliano, and Ms. Griggs, respectively, the vesting for which may accelerate in connection with the closing of the Transaction, as calculated by subtracting the option exercise price from the closing price of the Company’s stock on Nasdaq on March 13, 2024, and multiplying that result by the number of unvested stock options held by Mr. Weingarten, Mr. Goldstone, Mr. Gagliano, and Ms. Griggs, respectively.
(3)	Perquisites/Benefits: The components of the cash valuation of the perquisites/benefits in the table above payable includes the value of benefits continuation that could be due under their respective employment agreements (assuming a termination of employment by the Company without cause following the Transaction and the Transaction closes on or prior to June 30, 2024). As described above, the Board has approved additional severance for Ms. Hall in the form of continuation of benefits or its equivalent value in the event the Transaction closes on or prior to June 30, 2024.

Employment Agreements

Craig Sheehan

The Company and Mr. Sheehan entered into an employment agreement (the “Sheehan Employment Agreement”), dated June 2, 2021 (the “Sheehan Effective Date”), pursuant to which Mr. Sheehan shall serve as the Company’s Chief Commercial Officer. The Compensation Committee is considering an amendment to the Sheehan Employment Agreement as described below, which is subject to final negotiation with Mr. Sheehan. Mr. Sheehan’s annual base salary is $250,000 (the “Sheehan Base Salary”). Pursuant to the Sheehan Employment Agreement, Mr. Sheehan serves as the Company’s Chief Commercial Officer. The Sheehan Employment Agreement provides that Mr. Sheehan shall have an annual target cash bonus opportunity of no less than 50% of his base salary (the “Sheehan Bonus”) based on the achievement of Company and individual performance objectives to be determined in good faith by the Board in advance and in consultation with Mr. Sheehan. The initial term of the Sheehan Employment Agreement is one year, with automatic one-year renewals, unless either party provides written notice of a non-renewal in accordance with the terms of the Sheehan Employment Agreement (the “Sheehan Term”).

Mr. Sheehan is also entitled to certain other benefits consistent with those provided to other senior executives of the Company. In addition, effective as of the Sheehan Effective Date, Mr. Sheehan was granted awards under the 2018 Plan for 1,000 stock options (the “Sheehan Options”) at an exercise price of $80.50 per share, and 1,000 restricted shares of the Company’s common stock (the “Sheehan Shares”). The Sheehan Options and the Sheehan Shares vest and become exercisable ratably over three years from June 30 of each year commencing on June 30, 2022, subject to continued service, and shall vest in full upon a Change in Control (as defined in the 2018 Plan).

If Mr. Sheehan’s employment is terminated by the Company without Cause (as defined in the Sheehan Employment Agreement), if the Sheehan Term expires after a notice of non-renewal is delivered by the Company, if Mr. Sheehan’s employment is terminated following a Change of Control, or if Mr. Sheehan resigns from employment with the Company for Good Reason (as defined in the Sheehan Employment Agreement), Mr. Sheehan will be entitled to (a) six months’ base salary and continuation of group health benefits for the severance period, (b) the Sheehan Bonus for the year prior to the year in which termination occurs (to the extent unpaid) and the prorated portion of the Sheehan Bonus for the year in which the termination occurs, based on actual performance, and (c) the Sheehan Base Salary and benefits accrued through the date of termination. The Compensation Committee is considering amending the Sheehan Employment Agreement to (i) provide him with a $35,000 bonus in the event his employment is terminated by the Company without Cause, subject to the Transaction closing on or prior to June 30, 2024, and (ii) provide that the Company, in its sole discretion, may pay Mr. Sheehan’s severance in a lump sum to the extent permissible under Section 409A of the Code; provided, however, in the event Mr. Sheehan becomes engaged or retained, as an employee, consultant, independent contractor, advisor, or otherwise, on a full-time basis by Doctor’s Best or an affiliate of Doctor’s Best within 90 days of his termination of employment, Mr. Sheehan will be required to repay the Company his full severance amount, plus any fees or expenses incurred by the Company to collect such severance payments.

On June 1, 2023, the Company entered into a Bonus Agreement with Mr. Sheehan (the “2023 Bonus Agreement”). Pursuant to the 2023 Bonus Agreement, Mr. Sheehan was eligible to receive a bonus of up to $200,000 during 2023 (the “2023 Bonus”). Mr. Sheehan was paid the first tranche of the 2023 Bonus in the amount of $50,000 on July 15, 2023 and was paid the remaining portion of the 2023 Bonus on December 31, 2023.

Jan Hall

On May 28, 2023, the Company entered into an employment agreement with Ms. Hall (the “Hall Employment Agreement”) pursuant to which Ms. Hall serves as President and Chief Executive Officer of the Company effective as of June 19, 2023 (the “Hall Effective Date”). The Compensation Committee is considering an amendment to the Hall Employment Agreement as described below, which is subject to final negotiation with Ms. Hall. The term of the Hall Employment Agreement commenced on the Hall Effective Date and will continue until terminated by either party for any reason. Pursuant to the Hall Employment Agreement, Ms. Hall’s annual base salary is $370,000, (the “Hall Base Salary”), subject to withholding, and payable in accordance with the Company’s regular payroll practices. Ms. Hall is be eligible to receive a target bonus of up to 100% of the Hall Base Salary, subject to achievement of annual Company and individual performance objectives as established by the Board (the “Hall Bonus”). The Hall Bonus will be paid, to the extent earned, in the calendar year following the calendar year for which the performance objectives are established. With respect to the 2023 fiscal year, in the event that a Change of Control (as defined in the Hall Employment Agreement) is consummated on or before March 31, 2024 (as described above, the amendment would extend the closing date to June 30, 2024), rather than the Hall Bonus, Ms. Hall will be entitled to receive a transaction bonus of $200,000 (the “Hall Transaction Bonus”, which, as described above, would be increased to $300,000 in the amendment) subject to continued employment though the closing of the Change of Control, compliance with any restrictive covenants, a release of claims, and if requested by the Company, agreeing to provide customary transition services to the Company.

In addition, Ms. Hall is eligible to participate in such retirement, life insurance, fringe and other employee benefit plans that the Company maintains for its full-time employees, and is eligible to be reimbursed for reasonable documented business expenses. Furthermore, any compensation paid to Ms. Hall will be subject to clawback as may be required by law or otherwise.

In the event that Ms. Hall terminates her employment for Good Reason (as defined in the Hall Employment Agreement), or the Company terminates her employment without Cause (as defined in the Hall Employment Agreement), Ms. Hall will be entitled to severance in the form of nine months of Hall Base Salary continuation, which will be increased to twelve months of Hall Base Salary continuation if termination occurs on or after the one year anniversary of the Effective Date (pursuant to the amendment, the severance would increase to twelve months of Hall Base Salary Continuation if the termination occurs on or after May 17, 2024), payable in accordance with the Company’s normal payroll practices, with the first payment commencing within 45 days of the termination date. The amendment to the Hall Employment Agreement currently under consideration by the Compensation Committee would amend the Hall Employment Agreement to provide (i) that in the event the Company terminates Ms. Hall’s employment without Cause and the Transaction closes on or prior to June 30, 2024, the Company shall pay or provide to Ms. Hall continuation of group health benefits for the severance period, (ii) that the Company, in its sole discretion, may pay Ms. Hall’s severance in a lump sum to the extent permissible under Section 409A of the Code; provided, however, in the event Ms. Hall becomes engaged or retained, as an employee, consultant, independent contractor, advisor, or otherwise, on a full-time basis by Doctor’s Best or an affiliate of Doctor’s Best within 90 days of her termination of employment, Ms. Hall will be required to repay the Company his full severance amount, plus any fees or expenses incurred by the Company to collect such severance payments.

Katie Cox

On September 21, 2023 (the “Cox Effective Date”), the Company entered into an employment agreement (the “Cox Employment Agreement”), with its Chief Accounting Officer, Katie Cox. The Compensation Committee is considering an amendment to the Cox Employment Agreement as described below, which is subject to final negotiation with Ms. Cox. The term of the Cox Employment Agreement commenced on the Cox Effective Date and will continue until terminated by either party for any reason. Pursuant to the Cox Employment Agreement, Ms. Cox’s annual base salary is $225,000, (the “Cox Base Salary”), subject to withholding, and payable in accordance with the Company’s regular payroll practices. Ms. Cox is eligible to receive a bonus on an annual basis, which shall be awarded in the sole discretion of the Company’s Board, and is eligible to participate in any bonus program adopted by the Company for similarly situated employees.

In addition, Ms. Cox is eligible to participate in such retirement, life insurance, fringe and other employee benefit plans that the Company maintains for its full-time employees, and is eligible to be reimbursed for reasonable documented business expenses. Furthermore, any compensation paid to Ms. Cox will be subject to clawback as may be required by law or otherwise.

In the event that Ms. Cox terminates her employment for Good Reason (as defined in the Cox Employment Agreement), Ms. Cox will be entitled to severance in the form of three months of the Cox Base Salary and continuation of group health benefits during the severance period. The Company and Ms. Cox entered into a Retention Agreement, dated May 18, 2023 that provided her an additional six months of severance in the event the Company terminated her employment without Cause following a Change in Control Transaction (as defined in the Retention Agreement), payable in accordance with the Company’s normal payroll practices, with the first payment commencing within 45 days of the termination date. The amendment to the Cox Employment Agreement currently under consideration by the Compensation Committee would amend the Cox Employment Agreement to (i) provide that in the event the Company terminates Ms. Cox’s employment without Cause (as defined in the Cox Employment Agreement), including due to a Change in Control (as defined in the Cox Employment Agreement) that occurs on or prior to June 30, 2024, and the orderly wind-down and liquidation of the Company following such Change in Control, Ms. Cox will be entitled to severance in the form of nine months of the Cox Base Salary to be paid in one lump sum within sixty days of Ms. Cox’s termination date and continuation of the Cox Benefits; (ii) provide her with a $25,000 transaction bonus (“Cox Transaction Bonus”) in the event the Transaction closes on or prior to June 30, 2024 and Ms. Cox satisfies certain enumerated conditions such as Ms. Cox’s (a) devoted contribution to a successful completion of the Transaction, (b) continued employment with the Company, its successor or acquiror through the closing date of the Transaction and the payment date, (c) compliance with any restrictive covenants set forth in the Cox Employment Agreement or any other written agreement with the Company or its affiliate, and (d) execution and non-revocation of a release of claims, and if requested by the Company, agreeing to provide customary transition services to the Company, and (iii) provide her with a $50,000 retention bonus (“Cox Retention Bonus”) subject to Ms. Cox’s (a) continued employment with the Company though the closing date of a subsequent Change of Control, (b) continued employment with the Company through the orderly wind-down and liquidation of the Company following such subsequent Change of Control and compliance with any restrictive covenants, a release of claims, and (c) if requested by the Company, agreeing to provide customary transition services to the Company.

Appraisal Rights in Respect of the Transaction

Appraisal rights are a statutory remedy available in many states to stockholders who object to certain extraordinary actions taken by a corporation, such as mergers or certain other change of control transactions. This remedy typically allows dissenting stockholders to require the corporation to buy their stock at a price equal to its fair value immediately before the extraordinary corporate action is taken. Under Delaware law, our stockholders are not entitled to appraisal rights in connection with the Transaction.

Regulatory Matters

Mergers and acquisitions that may have an impact in the United States are subject to review by the Department of Justice and the Federal Trade Commission to determine whether they comply with applicable antitrust laws. We believe that the Transaction is not subject to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or the reporting and waiting requirements of any other United States antitrust law. Further, as a subsidiary of a Chinese public company, Doctor’s Best may be required to make a notice filing, which may be subject to approval by the government of China, to satisfy certain regulatory requirements pursuant to the laws of China. Neither we nor Doctor’s Best are aware of any other regulatory requirements or governmental approvals or actions that may be required to consummate the Transaction, except for compliance with the applicable regulations of the SEC in connection with this proxy statement.

Material United States Federal Income Tax Consequences

See the section entitled Material United States Federal Income Tax Consequences to GHSI Stockholders below.

THE PURCHASE AGREEMENT (PROPOSAL NO. 1)

The following is a summary of the material terms of the Purchase Agreement. This summary does not purport to describe all the terms of the Purchase Agreement and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Annex A. We urge you to read the Purchase Agreement carefully and in its entirety because it, and not the summary set forth in this proxy statement, is the legal document that governs the Transaction. All initially capitalized terms contained herein that are not defined herein are defined in the Purchase Agreement.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of specific dates and may be subject to more recent developments. Such representations, warranties and covenants were made solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating risk between the parties instead of establishing these matters as facts, and may apply standards of materiality in a way that is different from what may be viewed as material by you or by other investors. For the foregoing reasons, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates.

General

Under the terms of the Purchase Agreement, Doctor’s Best will purchase all of the equity interests of Activ from GHSI for a purchase price of approximately $17,200,000, subject to certain upward adjustments related to cash holdings and working capital in excess of estimates (if at all) and certain downward adjustments related to interest on indebtedness, unpaid transaction expenses, and working capital below estimates (if at all).

Activ is an indirect wholly-owned operating subsidiary of GHSI. Activ owns the Viactiv® dietary supplement brand and business.

Consideration

Closing Payment

Aggregate consideration for the sale of all of the equity securities of Activ will consist of the following:

(a)	$17,200,000, of which $225,000 will be held in escrow immediately following closing to secure any shortfall in working capital, if any; plus
(b)	whether positive or negative, the working capital of Activ as of 12:01 a.m., U.S. Eastern Time, on the closing date (the “Adjustment Time”) minus a target working capital of $3,677,000; minus
(c)	the aggregate principal amount of, and accrued interest on, all indebtedness of Activ as of the Adjustment Time; minus
(d)	the transaction expenses of GHSI and its subsidiaries, to the extent unpaid as of the Adjustment Time; plus
(e)	the aggregate amount of all cash and cash equivalents of Activ as of the Adjustment Time ((b) through (e) collectively, the “Adjustment Amount”).

Closing Working Capital Adjustment

No later than five business days prior to the closing, we will deliver to Doctor’s Best our good-faith estimate of the Adjustment Amount as of the Adjustment Time with supporting documentation. Based on such estimate and prior to the closing, the parties will in good faith calculate an estimate of the Adjustment Amount to be used to determine the aggregate consideration. No later than 90 days after the closing date, Doctor’s Best will cause to be prepared and delivered to us a closing statement setting forth Doctor’s Best’s calculation of the Adjustment Amount and attaching all supporting materials. We will have 30 days to review Doctor’s Best’s closing statement and to provide our written notice of our disagreement with such statement, or such statement will be deemed final and binding.

In the event of a dispute, the parties will have 30 days to resolve by written agreement any differences as to the Adjustment Amount. If the parties are unable to reach an agreement within such 30 day period, then the parties will submit the objections to a designated accounting firm for final and binding resolution after such 30th day. The designated accounting firm will be directed by the parties to resolve the dispute within 30 days of such referral. The determination of the Adjustment Amount made by the designated accounting firm shall be final and binding on Doctor’s Best and GHSI, absent manifest error, and shall be limited to addressing only the particular disputes referred to in the dispute notice. The designated accounting firm’s calculations shall be detailed and may not be greater than the higher amount calculated by Doctor’s Best or GHSI nor less than the lower amount calculated by Doctor’s Best or GHSI, as the case may be. The fees and expenses of the designated accounting firm will be paid in proportion to the relative amount that the amount by which each of Doctor’s Best’s and GHSI’s determinations have been modified.

If the Adjustment Amount, as finally determined, is less than the estimated Adjustment Amount plus $100,000, Doctor’s Best will receive from the escrow fund the amount of such shortfall. If the Adjustment Amount, as finally determined, equals or exceeds the estimated Adjustment Amount plus $100,000, Doctor’s Best will pay us any excess in an amount not to exceed $225,000.

Escrow Agreement

Doctor’s Best and GHSI agreed that Doctor’s Best would deposit $1,700,000 (the “Escrow Amount”) of the purchase price into escrow with the Escrow Agent at signing of the Purchase Agreement, with $1,475,000 of such amount to be released to GHSI at closing, and the remainder to remain in escrow to secure the obligations of Viactiv for any shortfall in the final Adjustment Amount (if any). On January 30, 2024, Doctor’s Best deposited the Escrow Amount into escrow with the Escrow Agent. The determination of the Adjustment Amount is expected to be determined between 90 days and 150 days after closing, at which time if the Adjustment Amount, as finally determined, is less than the estimated Adjustment Amount, Doctor’s Best will receive the amount of such shortfall from the escrow and the balance, if any, will be returned to GHSI. A copy of the Escrow Agreement is attached to the Purchase Agreement as Exhibit C.

Closing

The closing will take place by conference call and electronic delivery of documents on a date no later than the fifth business day after the satisfaction or waiver of the closing conditions set forth in the Purchase Agreement, or at such other time, date and location as the parties agree in writing.

Representations and Warranties

GHSI and Viactiv made representations and warranties regarding Activ relating to, amongst other things:

●	business formation, existence, good standing and power and authority to carry on Activ’s business;
●	power and authority to enter into the Purchase Agreement and related agreements and to consummate the Transaction;
●	enforceability of the Purchase Agreement and related agreements;
●	governmental authorizations required in connection with the Transaction;
●	the absence of conflicts, violations or breaches under organizational documents, any applicable law, any material contract and any material permit;
●	capitalization of Activ and the absence of undisclosed restrictions or encumbrances with respect to the equity interests of Activ;
●	financial statements of Activ;
●	absence of certain undisclosed material changes since September 30, 2023;
●	absence of undisclosed liabilities;
●	material contracts;
●	compliance with applicable laws;
●	legal proceedings;
●	owned and leased real and personal property and inventory of Activ;
●	intellectual property;
●	information technology, privacy and data security;
●	insurance coverage;
●	licenses and permits;
●	tax matters;
●	finder’s fees;
●	transactions with related parties;
●	labor matters; and
●	environmental matters.

Additionally, Doctor’s Best made representations and warranties relating to the following matters, amongst other things:

●	corporate organization, existence, good standing and power and authority to own and operate its properties and to carry on its business;
●	corporate power and authority to enter into the Purchase Agreement and related agreements and to consummate the Transaction;
●	enforceability of the Purchase Agreement and related agreement;
●	governmental authorization required in connection with the Transaction;
●	the absence of conflict, violation or breach under organizational documents, contracts, permits and applicable laws;
●	finder’s fees;
●	financial ability to consummate the Transaction and solvency;
●	investment intent; and
●	legal proceedings.

The representations and warranties made by Doctor’s Best, GHSI and Viactiv in the Purchase Agreement will terminate and expire as of the closing, and any liability of the parties with respect to such representations and warranties will thereupon cease, except in the case of fraud, in which case all representations and warranties of the parties will survive indefinitely.

Conduct of the Acquired Companies Prior to Closing

Until the closing of the Transaction, GHSI will cause Activ to:

●	conduct its business in the ordinary course consistent with past practice; and
●	use commercially reasonable efforts to preserve intact the present business organization and preserve the present commercial relationships with key persons with whom Activ does business.

Additionally, unless expressly disclosed, permitted or contemplated by the Purchase Agreement, or Doctor’s Best otherwise consents in writing, GHSI will cause Activ not to:

●	make any capital expenditures in excess of $50,000 in the aggregate;
●	take or omit to take any action that would reasonably be expected to result in a Company Material Adverse Effect (as defined in the Purchase Agreement);
●	declare or pay any dividend or other distribution in respect of any equity interests of Activ, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire any equity interests of any Activ;
●	acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any business or other company;
●	amend or terminate any material contract, other than in the ordinary course of business or in certain other circumstances;
●	materially increase the base compensation of any employees or materially amend, terminate or enter into a new benefit plan, except with respect to the termination of the applicable benefit plan as required in connection with an employee termination, in the ordinary course of business, as required by any contract or law, as required or permitted under the terms of any benefit plan in effect as of January 30, 2024, or any transaction, retention, change of control or similar arrangements which, in each case, are payable in connection with the Transaction;
●	incur any indebtedness in excess of $50,000, excluding current liabilities that may be incurred in the ordinary course of business, borrowings under existing credit facilities, or obligations under contracts entered into in the ordinary course of business;
●	adopt any amendments to its organizational documents that is adverse to Doctor’s Best;
●	make any material change in the accounting principles, methods, practices or policies applied in the preparation of Activ’s financial statements, unless such change is required by applicable law or GAAP;
●	sell, or otherwise dispose of, any (A) intangible asset, or (B) tangible assets, in each case of (A) and (B), in excess of $100,000 in the aggregate, other than sales of inventory in the ordinary course of business and personal property sold or otherwise disposed of in the ordinary course of business except, in each case, for any tangible asset which is obsolete;
●	(A) make, change or revoke any material tax election outside of the ordinary course of business; (B) change any annual tax accounting period; (C) change any tax accounting principles, methods, practices or policies; (D) file any amended tax return; or (E) enter into any tax allocation agreement, tax sharing agreement, or tax indemnity agreement (other than commercial contracts entered into in the ordinary course of business that do not primarily relate to taxes); or
●	agree, resolve or commit to do any of the foregoing.

Notwithstanding the foregoing, prior to the closing of the Transaction, GHSI will be permitted to do any of the foregoing if obtaining such consent, after consultation with the Company’s outside legal counsel, would reasonably be expected to violate applicable law.

Restrictions on Solicitation of Other Offers

During the pendency of the Purchase Agreement, GHSI and Viactiv will not, and will cause their representatives and Activ and its representatives not to, directly or indirectly:

●	solicit, initiate, or knowingly encourage or facilitate the submission of any Acquisition Proposal (as defined below) or the making of any proposal that could reasonably be expected to lead to any Acquisition Proposal from anyone but Doctor’s Best;
●	continue, conduct, or engage in any discussions or negotiations with, disclose any non-public information relating to the Activ to, afford access to the business, properties, assets, books, or records of the Activ or any of its Subsidiaries to, or knowingly assist, participate in, facilitate, or encourage any effort by, any third party (or its potential sources of financing) that is seeking to make, or has made, any Acquisition Proposal;
●	except where the Board makes a good faith determination, after consultation with its financial advisors and outside legal counsel, that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Activ;
●	enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other contract relating to any Acquisition Proposal; or
●	approve, authorize, agree, or publicly announce any intention to do any of the foregoing.

Notwithstanding the above restrictions, at any time prior to obtaining stockholder approval of the Transaction, GHSI and its representatives may furnish information with respect to Activ to and participate in discussions or negotiations with any person or entity that has made a bona fide written Acquisition Proposal in certain limited circumstances, as specified in the Purchase Agreement.

However, if GHSI receives an Acquisition Proposal that the Board determines in good faith, after consultation with outside legal counsel and its financial advisors, constitutes a Superior Proposal (as defined below), and the Board determines in good faith, after consultation with outside legal counsel, that changing its recommendation in favor of the Transaction is necessary to comply with its fiduciary duties to the stockholders under Delaware law, then the Board may, at any time prior to stockholder approval of the Transaction, change its recommendation to stockholders or terminate the Purchase Agreement. Notwithstanding the foregoing, the Board may not change its recommendation unless GHSI shall have provided prior written notice to Doctor’s Best, at least three business days in advance, of GHSI’s intention to make a recommendation change or terminate the Purchase Agreement, which notice shall specify the material term and conditions of the Superior Proposal, and shall have contemporaneously provided a copy of any material documents relating to the Superior Proposal, and shall negotiate with Doctor’s Best in good faith to make such adjustments to the Purchase Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal.

Under the Purchase Agreement, “Acquisition Proposal” means an inquiry, proposal, or offer from, or indication of interest in making a proposal or offer by, any person or group (other than Doctor’s Best and its affiliates), relating to any transaction or series of related transactions (other than the transactions contemplated by this Agreement), involving any: (a) direct or indirect acquisition of assets of GHSI (including any voting equity interests of GHSI’s subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 20% or more of the fair market value of GHSI’s assets or to which 20% or more of GHSI’s net revenues or net income are attributable; (b) direct or indirect acquisition of 20% or more of the voting equity interests of Activ or GHSI; (c) merger, consolidation, other business combination, or similar transaction involving Activ or GHSI, pursuant to which such person or group (as defined in Section 13(d) of the Exchange Act) would own 20% or more of the consolidated net revenues, net income, or assets of GHSI; (d) liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), or recapitalization or other significant corporate reorganization of Activ or GHSI which, individually or in the aggregate, generate or constitute 20% or more of the net revenues, net income, or assets of GHSI; or (e) any combination of the foregoing. However, an inquiry, proposal, or offer from, or indication of interest in making a proposal or offer solely for (x) the equity in any subsidiaries of GHSI other than Activ or (y) any assets of GHSI or its subsidiaries that do not include Viactiv’s equity in the Activ or assets of Activ or Activ’s Subsidiaries shall not be deemed an “Acquisition Proposal”.

Under the Purchase Agreement, “Superior Proposal” means a bona fide written Acquisition Proposal that did not result from a breach in any material respect of Section 6.10(a) of the Purchase Agreement (except that, for purposes of this definition, each reference in the definition of “Acquisition Proposal” to “20% or more” shall be “more than 50%”) that the Board determines in good faith (after consultation with its financial advisor and outside legal counsel) is (a) reasonably likely to be consummated in accordance with its terms, and (b) if consummated, more favorable to the holders of GHSI common stock than the transactions contemplated by this Agreement; in each case, after taking into account: (i) all financial considerations; (ii) the identity of the third party making such Acquisition Proposal; (iii) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Acquisition Proposal; (iv) the other terms and conditions of such Acquisition Proposal and the implications thereof on the Company, including relevant legal, regulatory, and other aspects of such Acquisition Proposal deemed relevant by the Board (including any conditions relating to financing, stockholder approval, regulatory approvals, or other events or circumstances beyond the control of the party invoking the condition); and (v) any revisions to the terms of the Purchase Agreement and the Transaction proposed by Doctor’s Best during the Superior Proposal Notice Period as defined in the Purchase Agreement.

Access to Records

During the period after signing the Purchase Agreement and prior to Closing, Activ will provide Doctor’s Best with access to the offices, properties, book and records of Activ and such financial and operating data and other information relating to Activ as such persons may reasonably request; provided, that continuation of due diligence will not be deemed a reasonable purpose. However, Activ may prohibit an investigation or examination by Doctor’s Best in certain circumstances that are described in more detail in the Purchase Agreement.

Covenants

The Purchase Agreement contains numerous covenants that apply to GHSI and Doctor’s Best, respectively.

The covenants that are specific to GHSI generally relate to, among other things: the conduct of GHSI’s business operations, and related matters, before the closing; providing Doctor’s Best with access to, and deliveries of, certain information; ceasing all activity regarding alternative acquisition proposals, except with respect to unsolicited alternative acquisition proposals (as described above); holding a meeting of the stockholders and soliciting proxies from the stockholders to obtain the approval of the Purchase Agreement and the Transaction by the stockholders; cooperation and efforts to close the Transaction, including obtaining necessary waivers, consents and approvals from, and making all necessary notices to, any government entities or third-parties; and notifications to Doctor’s Best of certain events.

In addition, and among other things, the Purchase Agreement:

●	Requires that GHSI prepare the preliminary proxy statement and file it with the SEC, subject to Doctor’s Best review and comment;
●	Provides that GHSI and Doctor’s Best will issue a joint press release to announce the signing of the Purchase Agreement; however, all other press releases and public announcements concerning the Purchase Agreement may not be made by either GHSI or Doctor’s Best without the prior consent of the other party;
●	Provides that Doctor’s Best acknowledges all rights to indemnification for acts prior to the closing of the Transaction existing as of the date of the Purchase Agreement in favor of the current and former directors and officers of Activ for six years;
●	Requires Doctor’s Best to preserve and keep records relating to the business of Activ for a period of seven years from the closing;
●	Requires GHSI to not use Viactiv to market or sell any products, or for any other purpose, following the closing, and to promptly following the closing change the name of the entity with the Secretary of State of the State of Delaware; and
●	Requires GHSI, Viactiv and Activ to use commercially reasonable efforts to obtain the consent of the carrier under the RWI Policy (as defined in the Purchase Agreement) to the assignment of such policy from Viactiv to Doctor’s Best (to the extent such consent is required).

Conditions to Closing

Doctor’s Best obligations to consummate the Transaction are subject to the satisfaction of the following further conditions:

●	certain fundamental representations and warranties made by GHSI, Viactiv and Activ are true and correct in all material respects as of the closing and the other representations and warranties made by GHSI. Viactiv and Activ are accurate as of the closing except where the failure to be true and correct has not had a material adverse effect;
●	each of the covenants and obligations of GHSI, Viactiv and Activ has been complied with and performed in all material respects;
●	there has not occurred any material adverse effect since the date of the Purchase Agreement;
●	Doctor’s Best has received a certificate of Activ certifying that the foregoing conditions have been satisfied; and
●	the absence of any law or order of a competent jurisdiction in United States that seeks to prevent the consummation of the Transaction.

GHSI’s obligations to consummate the Transaction are subject to the satisfaction of the following further conditions:

●	certain fundamental representations and warranties made by Doctor’s Best are true and correct in all material respects as of the closing and the other representations and warranties made by Doctor’s Best are accurate as of the closing except where the failure to be true and correct has not had a material adverse effect;
●	each of the covenants and obligations of Doctor’s best has been complied with and performed in all material respects;
●	GHSI has received a certificate of Doctor’s Best certifying that the foregoing conditions have been satisfied;
●	the affirmative vote of the holders of a majority of the outstanding shares of common stock of GHSI approving the Transaction;
●	GHSI has received a satisfactory fairness opinion; and
●	the absence of any law or order of a competent jurisdiction in United States that seeks to prevent the consummation of the Transaction.

Termination

The Purchase Agreement may be terminated at any time prior to closing as follows:

●	by mutual written agreement of GHSI and Doctor’s Best;
●	by either GHSI or Doctor’s Best if:

○	either party provides written notice of termination to the non-terminating party if the closing does not occur on or after the earlier of 15 days after the affirmative vote of the holders of a majority of the outstanding shares of common stock of GHSI and June 28, 2024, subject to certain extension rights and other provisions;
○	a governmental authority has issued any final order, injunction or decree or taken any other action that restrains, enjoins or prohibits the Transaction;
all of the closing conditions have been satisfied or waived and the other party fails to consummate the Transaction with three business days following the date on which the closing was required to have occurred pursuant to the Purchase Agreement; or
○	GHSI does not obtain the requisite stockholder approval at the stockholder meeting;

●	by Doctor’s Best if:

○	a Company Adverse Recommendation Change (as defined in the Purchase Agreement) has occurred or GHSI has approved, adopted or recommended the approval or adoption of any Acquisition Agreement; or
○	any representation or warranty of GHSI, Viactiv or Activ is inaccurate such that a closing condition would not be satisfied, or the covenants and obligations of GHSI contained in the Purchase Agreement were breached in any material respect such that a closing condition would not be satisfied, unless such inaccuracy or breach is curable by GHSI during the 30-day period after Doctor’s Best notifies GHSI of the existence of such inaccuracy or breach.

●	by GHSI if:

○	any representation or warranty of Doctor’s Best is inaccurate such that a closing condition would not be satisfied, or the covenants and obligations of Doctor’s Best contained in the Purchase Agreement were breached in any material respect such that a closing condition would not be satisfied, unless such inaccuracy or breach is curable by Doctor’s Best during the 30-day period after GHSI notifies Doctor’s Best of the existence of such inaccuracy or breach; or
○	subject to payment of the termination fee, prior to the approval of the Transaction by the stockholders, the Board has changed its recommendation in respect of a Superior Proposal and simultaneously with such termination is entering into an alternative acquisition agreement with respect to such Superior Proposal.

Termination Fees and Expenses

GHSI is required to pay Doctor’s Best a termination fee equal to a $688,000, in the event that the Purchase Agreement is terminated as follows:

●	by Doctor’s Best as a result of the GHSI Board failing to recommend the Purchase Agreement to GHSI’s stockholders or changing its recommendation in a manner that is materially adverse to Doctor’s Best, making any public statement inconsistent with such recommendation, or otherwise recommending or declaring advisable a separate acquisition proposal; or
●	by GHSI pursuant to a Superior Proposal Termination Event.

Amendment; Waiver

The Purchase Agreement may be amended or waived if and only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege under the Purchase Agreement operates as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Other Agreements Related to the Purchase Agreement

Escrow Agreement

GHSI and Doctor’s Best have agreed to enter into an escrow agreement (the “Escrow Agreement”) with U.S. Bank National Association (the “Escrow Agent”) whereby Doctor’s Best has deposited the Escrow Amount into escrow to secure its obligations under the Purchase Agreement, $1,475,000 of which will be released to GHSI at the closing of the Transaction and the remainder of which shall be held to secure any shortfall in the Adjustment Amount, as finally determined. The final determination of Adjustment Amount is to be determined between 90 days and 150 days after the closing of the Transaction.

Membership Interest Assignment Agreement

At closing, Viactiv will enter into a membership interest assignment agreement with Doctor’s Best, pursuant to which Viactiv will assign all of the outstanding equity interests in Activ to Doctor’s Best.

THE PLAN OF DISSOLUTION (PROPOSAL NO. 2)

At the Special Meeting, stockholders will be asked to consider and vote upon a proposal to approve the Plan of Dissolution. The Board has approved the Plan of Dissolution but subject to stockholder approval and the Company’s ability to abandon or delay the Plan of Dissolution in accordance with the terms thereof. Under the DGCL, the affirmative vote of the holders of a majority of all the issued and outstanding shares of common stock is required to approve the Plan of Dissolution.

Attached as Annex B to this proxy statement is the Plan of Dissolution. The material features of the Plan of Dissolution, and other information regarding the winding up of the Company, are summarized below. The following summary of the Plan of Dissolution is not a complete summary and is subject in all respects to the provisions of, and is qualified by reference to, the Plan of Dissolution. Stockholders are urged to read the Plan of Dissolution in its entirety.

Recommendation of the Board

On March 13, 2024, the Board unanimously adopted a resolution that it was advisable and in the best interests of the stockholders to dissolve the Company and wind up its affairs in order to maximize stockholder value pursuant to the Plan of Dissolution. The Board recommends that stockholders vote “FOR” the Plan of Dissolution proposal. Approval of the Plan of Dissolution proposal will constitute the required stockholder approval to dissolve the Company and to approve the Plan of Dissolution.

Reasons for the Plan of Dissolution

In considering the Dissolution of the Company, the Board considered the terms of the Plan of Dissolution and the dissolution process under the DGCL, as well as other available strategic options. As part of the Board’s evaluation process, the Board considered the risks and timing of each strategic option available to the Company, and consulted with its financial advisor, management and the Company’s legal counsel. In approving the Plan of Dissolution, the Board considered a number of factors, including but not limited to, the factors described elsewhere in this proxy statement as well as the following factors:

●	The viability of the Company’s business model following the sale of Activ, which constitutes substantially all of the Company’s revenue-generating business, and the costs and time that would be required to alter the Company’s current business structure and operations following the Transaction given that the assets owned by the Company following the Transaction will not be material, and the likelihood of success. Furthermore, assuming the completion of the Transaction, we would have limited assets and resources with which to generate operating revenue and likely will have retained only those employees required to wind-up our corporate existence;
●	The determination by the Board, after conducting a review of the Company’s financial condition, evaluation of the Company’s strategic alternatives, prospects for the sale of the Company as a whole or its remaining assets in individual sales following the Transaction, the results of operations and the Company’s future business prospects and availability of capital, that continuing to operate is not reasonably likely to create greater value for the stockholders than the value that may be obtained for the stockholders pursuant to the sale or other disposition of the Company’s remaining assets and the complete liquidation and dissolution of the Company;
●	The potential difficulty in maintaining the Company’s listing on Nasdaq following the closing of the Transaction;
●	That the liquidation and dissolution provides stockholders with an opportunity to potentially monetize their investment in the Company and allows the Company to distribute what would likely be in excess of the maximum amount of cash to the Company’s stockholders from the sale of its remaining assets;

●	The current intent of the Company to declare and pay a cash distribution to the stockholders after the Company’s filing of a Certificate of Dissolution with the Delaware Secretary of State and settlement of its liabilities if no currently unknown or unanticipated liabilities of the Company arise;
●	The potential tax benefits of making distributions to stockholders pursuant to the Plan of Dissolution;
●	The material costs associated with the Company’s operations, including accounting, legal and other expenses in connection with required filings with the SEC and required to support the day-to-day operations of the Company following the closing of the Transaction;
●	The sale or other disposition of the Company’s remaining assets following the closing of the Transaction;
●	The terms and conditions of the Plan of Dissolution, including the provisions that permit the Board to abandon the Plan of Dissolution prior to the effective time if the Board determines that, in light of new proposals presented or changes in circumstances, the Plan of Dissolution is no longer advisable and in the best interests of the Company and its stockholders;
●	That under the DGCL, if the circumstances justifying the Plan of Dissolution change, the Dissolution may be abandoned after the effective time of the filing of the Certificate of Dissolution if the Board adopts a resolution recommending revocation and if the stockholders originally entitled to vote on the Plan of Dissolution approve such revocation at a meeting of stockholders;
●	The fact that the DGCL requires that the Plan of Dissolution be approved by the affirmative vote of holders of a majority of all the issued and outstanding shares of common stock, which ensures that the Board will not be taking action without the support of a majority of the stockholders;
●	That any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party will continue against the Company; and
●	The costs of retaining the staff necessary to administer and manage the Company’s remaining assets and business operations and retained liabilities during the winding up period and the timing and costs of planned staff departures.

The Board also considered certain material risks or potentially adverse factors in making its determination and recommendation, including, but not limited to, the following:

●	The uncertainty of the timing, nature and amount of any liquidation proceeds and distributions to stockholders, including the risk that there could be unanticipated delays in selling or otherwise disposing of the Company’s remaining assets or that the need to resolve or otherwise address contingent liabilities and the potential emergence of additional liabilities or contingent obligations during the dissolution process could significantly delay, reduce or prevent any distributions to stockholders;
●	That further stockholder approval of sales will not be required after the approval of the Plan of Dissolution proposal and that the Board may authorize transactions thereafter with which the stockholders may not agree;
●	The fact that, under the DGCL, the stockholders are not entitled to appraisal rights for their shares of common stock in connection with the liquidation and dissolution of the Company;
●	The risk that stockholders may be required to repay some or all of the amounts distributed to them by the Company pursuant to the Plan of Dissolution if unknown or unanticipated claims arise against the Company during the winding up period;
●	The risk that the directors of the Company may be held personally liable for the unpaid portion of any claims against the Company if they fail to comply with the statutory procedures for the dissolution of the Company, including the payment of claims against the Company;
●	Potential changes in applicable laws (including tax laws) and regulations;

●	The risk that the IRS could treat any liquidating distributions as an ordinary dividend and that the Company’s stockholders would receive less favorable tax treatment with respect to the distribution than is currently anticipated;
●	The risk that the amounts available for distribution to the stockholders may be significantly less than the Company’s estimates due to unknown or contingent liabilities or increases in the costs and expenses related to settling the Company’s and its subsidiaries’ liabilities and winding up their respective businesses;
●	The fact that, if the stockholders approve the Plan of Dissolution proposal, they would not be permitted to transfer their shares of common stock after the filing of the Certificate of Dissolution except by will, intestate succession or operation of law;
●	The possibility of disruption to the Company’s operations following any announcement of the proposed liquidation and dissolution, and the resulting effects if these actions are not completed, including the diversion of management and employee attention, potential employee attrition and the potential effects on the Company’s business and its relationships with its customers, distributors and suppliers;
●	The risks related to the fact that the Company will not be retaining certain of its current officers and employees and that, if necessary, the Company may be unable to attract employees to conduct the winding up process;
●	The interests of the Company’s directors and executive officers in the sale of its remaining assets, the liquidation and the dissolution, including the Company’s continuing indemnification obligations to certain directors and officers during the winding up period and the compensation that will be received by employees conducting the winding up process; and
●	That the dissolution of the Company prevents the Company from entering into any future strategic business transaction that could enhance stockholder value and that a dissolution necessarily has the effect of liquidating each stockholder’s investment in the Company.

The members of the Board did not quantify or otherwise assign relative significance to any of the factors considered when making their determination, but instead considered whether the factors as a whole justified recommending the Plan of Dissolution proposal to the stockholders. The foregoing summarizes the material factors and risks considered by the Board, but it is in no way meant to be exhaustive of the discussion and information considered by the Board. In view of its many considerations, the Board did not quantify or otherwise assign relative significance to any factor considered. In addition, each member of the Board may have given different significance to each factor.

The approval of the Plan of Dissolution proposal will authorize the Board to wind up the affairs of the Company, to cease operating the business for which the Company was organized other than as necessary to effect the sale of the Company’s remaining assets and to finally terminate the existence of the Company.

Summary of Plan of Dissolution

Background

The Board approved the Plan of Dissolution on March 13, 2024. The Plan of Dissolution is conditioned on obtaining approval of the Plan of Dissolution from the holders of a majority of all the issued and outstanding shares of common stock.

Dissolution Actions

When the Plan of Dissolution becomes effective, the Company, acting by an officer, employee, or agent, as applicable, will, among other things:

●	file a Certificate of Dissolution with the Delaware Secretary of State specifying the date upon which the Certificate of Dissolution will become effective (the “Winding Up Effective Date”);
●	cease its business activities and withdraw from any jurisdiction in which the Company is qualified to do business (unless any such qualification to do business is necessary, appropriate, or desirable for the liquidation of the Company’s assets and for the proper winding up of the Company);
●	negotiate and consummate the sales and conversion of all of the remaining assets and properties of the Company into cash and/or other distributable form of asset; and
●	take all actions required or permitted under the applicable dissolution procedures of the DGCL.

In addition, subject to approval by the Board, under the Plan of Dissolution, the officers, employees, and agents of the Company will, as promptly as feasible, proceed to:

●	collect all sums due or owing to the Company; and
●	out of the assets and properties of the Company, pay, satisfy, and discharge or make adequate provision for the payment, satisfaction, and discharge of all debts and liabilities of the Company pursuant to the Plan of Dissolution, including all expenses related to the sale or other disposition of assets and of the dissolution and liquidation provided for by the Plan of Dissolution.

Liquidating Distributions

Under the Plan of Dissolution, liquidating distributions, if any, shall be made from time to time after the filing of the Certificate of Dissolution to the stockholders of record, at the close of business on the Winding Up Effective Date, pro rata to stockholders in accordance with the respective number of shares then held of record, provided that in the sole opinion of the Board adequate provision has been made for the payment, satisfaction, and discharge of all known, unascertained, or contingent debts, obligations, and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the sale or other disposition and distribution of assets and liquidation of the Company). Pursuant to the Plan of Dissolution, liquidating distributions would be made in cash or in kind, including in stock of, or ownership interests in, subsidiaries of the Company and remaining assets of the Company, if any. Such distributions may occur in a single distribution or in a series of distributions, in such amounts and at such time or times as the Board in its sole discretion, and in accordance with the DGCL, may determine; provided, however, that the Company must complete the distribution of all its properties and assets to its stockholders as provided in the Plan of Dissolution as soon as practicable following the filing of its Certificate of Dissolution with the Delaware Secretary of State and in any event on or before the tenth anniversary of the Winding Up Effective Date (the “Final Distribution Date”).

If stockholders do not approve the Plan of Dissolution, GHSI will still seek to complete the Transaction, if the Transaction is approved by the stockholders and the other conditions to closing set forth in the Purchase Agreement are satisfied or waived. In that event, GHSI will have transferred substantially all of its operating assets to Doctor’s Best and will have limited operations and working capital resources to generate revenue. With limited operations and working capital resources with which to generate revenues and no Plan of Dissolution approved, GHSI anticipates that it would use its cash to pay ongoing operating expenses, and the Board would convene to determine whether to make any distributions to stockholders. The Board would have to evaluate the alternatives available to GHSI, including, among other things, the possibility of investing the cash received from the Transaction in another operating business, engage in a reverse merger or recapitalization or other strategic transaction. In the event that we make a distribution outside of the Plan of Dissolution, our stockholders could incur an increased stockholder-level tax liability from such distribution (see the section entitled Material United States Federal Income Tax Consequences to GHSI Stockholders).

Contingency Reserve

Under the Plan of Dissolution, if and to the extent deemed necessary, appropriate, or desirable by the Board in its sole discretion, the Company may establish and retain or set aside a reasonable amount of cash and/or property to satisfy claims against the Company and its subsidiaries and other obligations of the Company and its subsidiaries, including, without limitation, (a) tax obligations; (b) all expenses of the sale of the Company’s property and assets; (c) premiums for insurance; (d) the salary, fees, and expenses of members of the Board, management, and employees; (e) expenses for the collection and defense of the Company’s property and assets; (f) the expenses for attorneys and other professional advisors incurred in connection with the Plan of Dissolution; and (g) all other expenses related to the dissolution and liquidation of the Company and the winding-up of its affairs. Any unexpended amounts remaining in a contingency reserve will be distributed to the stockholders no later than the Final Distribution Date pursuant to the Plan of Dissolution. As of the date hereof, the Company plans to establish a contingency reserve and anticipates that the amount of that reserve would be approximately $__________ million.

Indemnification and Advancement of Expenses; Directors’ and Officers’ Liability Insurance

The Plan of Dissolution requires the Company to continue to indemnify and advance expenses to its officers, directors, employees, and agents in accordance with its Certificate of Incorporation and Bylaws and any contractual arrangements for actions taken in connection with the Plan of Dissolution and the winding up of the affairs of the Company. The Board, in its sole discretion, is authorized under the Plan of Dissolution to obtain and maintain directors and officers liability insurance and any other insurance as may be necessary, appropriate, or advisable to cover the Company’s obligations.

Amendment, Modification or Abandonment

If for any reason the Board determines that such action would be in the best interests of the Company, it may amend, modify or abandon the Plan of Dissolution and all actions contemplated thereunder, including the proposed winding up of the Company, notwithstanding the stockholder approval of the Plan of Dissolution, to the extent permitted by the DGCL; provided, however, that the Board may not abandon the Plan of Dissolution following the filing of the Certificate of Dissolution without first obtaining the approval of the holders of a majority of the voting power of the outstanding common stock at a special meeting or annual meeting of the stockholders called for such purpose by the Board. Upon the abandonment of the Plan of Dissolution, the Plan of Dissolution will be void.

Complete Liquidation

Distributions to stockholders made pursuant to the Plan of Dissolution will be treated as made in complete liquidation of the Company within the meaning of the Code, and the regulations promulgated thereunder. Under the Plan of Dissolution, the adoption of the Plan of Dissolution by the stockholders will constitute full and complete authority for the making by the Board of all such liquidating distributions.

Officers and Directors Following the Dissolution Date

Certain members of our Board and one or more of our remaining officers are expected to oversee the winding up for a period of time following the Winding Up Effective Date. Our remaining directors and officers will continue to receive compensation as determined by the Board in exchange for providing services as directors and officers through the liquidation and winding up process.

Dissolution Completion Date

The Company has not yet determined an expected completion date of the Dissolution, if any. The Plan of Dissolution, however, requires that all liquidating distributions be made before the tenth anniversary of the effective date of the Plan of Dissolution.

No Appraisal Rights

Appraisal rights are a statutory remedy available in many states to stockholders who object to certain extraordinary actions taken by a corporation, such as mergers or certain other change of control transactions. This remedy typically allows dissenting stockholders to require the corporation to buy their stock at a price equal to its fair value immediately before the extraordinary corporate action is taken. Under Delaware law, stockholders do not have dissenters’ rights of appraisal in connection with the Dissolution or Plan of Dissolution.

Tax Consequences

See the section entitled Material United States Federal Income Tax Consequences to GHSI Stockholders below.

THE BOARD RECOMMENDS YOU VOTE “FOR” THE APPROVAL OF THE PLAN OF DISSOLUTION PROPOSAL.

ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL NO. 3)

If the number of shares of common stock present in person or represented by proxy at the Special Meeting voting in favor of the proposal to approve the Transaction is insufficient to approve the Transaction at the time of the Special Meeting, we intend to move to adjourn the Special Meeting to a later date in order to enable the Board to solicit additional proxies in respect of the proposal to approve the Transaction.

In this proposal regarding the adjournment or postponement of the Special Meeting, we are asking you to authorize the holder of any proxy solicited by the Board to vote in favor of granting discretionary authority to the proxy or attorney-in-fact to adjourn the Special Meeting for the purpose of soliciting additional proxies in favor of the proposal to approve the Transaction. If our stockholders approve the adjournment proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the Transaction. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Transaction such that the proposal to approve the Transaction would be defeated, we could adjourn the Special Meeting without a vote on the approval of the Transaction and seek to convince the holders of those shares to change their votes to votes in favor of the Transaction. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present at the Special Meeting.

Vote Required for Approval

Approval of the proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies to approve the Transaction, requires the affirmative “FOR” vote of a majority of the shares of common stock present or represented by proxy at the Special Meeting and entitled to vote thereon.

Recommendation of the Board of Directors

The Board unanimously recommends that you vote “FOR” the adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO GHSI STOCKHOLDERS

The following discussion is a general summary of the material U.S. federal income tax consequences of the Transaction and the Dissolution to GHSI and its stockholders who hold their shares of common stock as a capital asset, but does not purport to be a complete analysis of all the potential tax effects. The discussion addresses neither the tax consequences that may be relevant to particular categories of investors subject to special treatment under certain U.S. federal income tax laws (such as financial institutions, dealers in securities, insurance companies, traders in securities who elect to apply a mark-to-market method of accounting, tax-exempt organizations, partnerships, persons who hold shares as part of a hedge, straddle, constructive sale or conversion transaction, persons who acquired their shares through the exercise of employee stock options or otherwise as compensation, former citizens or residents of the United States, and foreign individuals and foreign entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction, or the rules regarding qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the “Code”).

The discussion below is based upon the Code, Treasury Regulations, administrative rulings and judicial decisions now in effect, all of which are subject to change at any time, either prospectively or retrospectively, by legislative, administrative or judicial action. The following discussion has no binding effect on the IRS or the courts, and assumes that any sale of assets by GHSI and its subsidiaries will be in accordance with the Transaction and that any distributions to stockholders will be in accordance with the Plan of Dissolution. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Dissolution, and GHSI will not seek an opinion of counsel with respect to the anticipated tax treatment summarized herein. There is no assurance that any liquidating trust formed in connection with the Dissolution will be treated as a liquidating trust for federal income tax purposes or that the distributions made pursuant to the Plan of Dissolution, if any, will be treated as liquidating distributions. If any of the conclusions stated herein proves to be incorrect, the result could be increased taxation at the company and/or the stockholder level.

If an entity or arrangement treated as a partnership for U.S. federal tax purposes holds the Company common stock, the tax treatment of a person treated as a partner generally will depend on the status of the partner and the activities of the partnership. Partnerships holding the Company common stock and partners in such partnerships should consult their tax advisors.

THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY, AND DOES NOT CONSTITUTE AND MUST NOT BE CONSTRUED AS TAX ADVICE TO THE COMPANY STOCKHOLDERS. COMPANY STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE TRANSACTION AND THE DISSOLUTION, INCLUDING ALL ASPECTS OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX CONSEQUENCES.

Certain U.S. Federal Income Tax Consequences of the Transaction

If the Transaction is consummated, Viactiv will be treated as selling the assets owned by Activ. The Transaction is expected to generate a loss. The Transaction will not be directly taxable to stockholders, although as discussed below, any distribution made by GHSI to its stockholders will may a taxable event to the stockholders.

Certain U.S. Federal Income Tax Consequences of the Dissolution

U.S. Federal Income Tax Consequences to the Company

It is anticipated that the Company will not incur any material U.S. federal income tax liability from Dissolution as the Company’s primary asset will be cash at the time of the Dissolution.

Certain U.S. Federal Income Tax Consequences to U.S. Stockholders

For purposes of this discussion, the term “U.S. stockholder” means a beneficial owner of the Company common stock that is any of the following: (i) a citizen or individual resident of the United States; (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia; or (iii) an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source.

If GHSI consummates the Dissolution and liquidates, a U.S. stockholder will recognize gain or loss with respect to distributions made pursuant to the Plan of Dissolution equal to the difference between: (i) the sum of the amount of money and the fair market value of property (other than money) distributed to such stockholder; and (ii) such stockholder’s tax basis in the common stock. A stockholder’s tax basis in his shares generally will equal the stockholder’s cost for the common stock. The gain or loss will be a capital gain or loss, assuming the shares of common stock are held as capital assets. Long-term capital gain recognized by a stockholder that is an individual, estate or trust generally is taxed at a maximum current U.S. federal income tax rate of 20%. Additionally, certain U.S. stockholders who are individuals, trusts or estates are required to pay the Net Investment Income Tax of 3.8% (in addition to taxes they would otherwise be subject to) on investment income. In the case of a stockholder that is a corporation, capital gains are currently taxed at the same rate as ordinary income. The deductibility of capital losses is subject to certain limitations. U.S. corporation stockholders generally may carry back capital losses up to three taxable years and generally may carry forward capital losses up to five taxable years.

If GHSI effects the Dissolution and liquidates, stockholders may receive one (1) or more liquidating distributions, including a deemed distribution of cash. A stockholder’s gain or loss will be computed on a “per share” basis so that gain or loss is calculated separately for blocks of shares of common stock acquired at different dates and different prices. Each liquidating distribution will be allocated proportionately to each common share owned by a stockholder. Gain will be recognized in connection with a liquidating distribution only to the extent that the aggregate value of all liquidating distributions received by a stockholder with respect to a share exceeds such stockholder’s tax basis for that share. If the amount of the distributions is less than the stockholder’s basis in the common stock, the stockholder will generally recognize a loss in the year the final distribution is received by the stockholder.

If GHSI effects the Dissolution and liquidates, GHSI will, at the close of the taxable year, provide stockholders and the IRS with a statement of the amount of cash and GHSI’s best estimates of the fair market value of any property distributed to the stockholders during that year as determined by GHSI, at such time and in such manner as required by the Treasury Regulations.

If the Plan of Dissolution Proposal is not approved (or if it is approved, but one or more distributions are made to stockholders prior to the Plan of Dissolution becoming effective or the distribution otherwise is not characterized as a distribution in complete liquidation of GHSI for U.S. federal income tax purposes), the discussion above does not apply to such distributions by GHSI to stockholders. Rather, such distributions, if any, are characterized as dividends to the stockholders to the extent of GHSI’s current or accumulated earnings and profits (as calculated for U.S. federal income tax purposes), and distributions in excess of GHSI’s current or accumulated earnings and profits are tax free to stockholders to the extent of their tax basis in their shares, and thereafter taxable as capital gains. Non-corporate stockholders currently are taxed on the amount of distributions characterized as dividends at a maximum federal income tax rate of 20%. Also, the Net Investment Income Tax of 3.8% applies to dividend income for certain high-income individuals, estates and most trusts. Dividends received by corporate stockholders are taxed at ordinary income tax rates, but may be eligible for a dividend received deduction.

U.S. Income Tax Consequences of a Liquidating Trust

If the Company transfers assets to the liquidating trust in connection with the Dissolution, GHSI intends to structure the liquidating trust so that it will not be treated as an association taxable as a corporation based upon the anticipated activities of the liquidating trust. Accordingly, it is expected that the liquidating trust itself should not be subject to income tax.

Stockholders will be treated for tax purposes as having received a distribution at the time of transfer of their pro rata share of money and the fair market value of property (other than money) to the liquidating trust, reduced by the amount of known liabilities assumed by the liquidating trust or to which the property transferred is subject, and then having contributed such property to the trust. The distribution (assuming it is made pursuant to the Plan of Dissolution) will be treated as a distribution in liquidation of the stockholder’s common stock if made pursuant to the Plan of Dissolution. The effect of the distribution on a stockholder’s tax basis in the common stock is discussed above in the subsection entitled “Certain U.S. Federal Income Tax Consequences to U.S. Stockholders”.

As owners of the trust, the stockholders will be required to take into account for U.S. federal income tax purposes their pro rata portion of any income, expense, gain or loss recognized by the liquidating trust. The income, expense, gain or loss recognized by the liquidating trust will not affect a stockholder’s basis in the common stock.

As a result of the transfer of property by GHSI to a liquidating trust and the ongoing activities of the liquidating trust, stockholders should be aware that they may be subject to tax whether or not they have received any actual distributions from the liquidating trust with which to pay such tax.

GHSI has not obtained any IRS ruling as to the tax status of the liquidating trust, if any, and there is no assurance that the IRS will agree with GHSI’s conclusion that the liquidating trust should be treated as a liquidating trust for federal income tax purposes. If, contrary to GHSI’s expectation, it were determined that the liquidating trust should be classified for federal income tax purposes as an association taxable as a corporation, income and losses of the liquidating trust would be reflected on its own tax return rather than being passed through to the stockholders and the liquidating trust would be required to pay federal income taxes at corporate tax rates. Furthermore, much of the above discussion would no longer be accurate. For instance, all or a portion of any distribution made to the stockholders from the liquidating trust could be treated as a dividend subject to tax at ordinary income tax rates. Stockholders may also be subject to liability for state and local taxes with respect to the receipt of liquidating distributions. State and local tax laws may differ in various respects from federal income tax law.

U.S. Income Tax Consequences of Backup Withholding

Unless a stockholder complies with certain reporting and/or certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury Regulations, the stockholder may be subject to back-up withholding tax with respect to any payments received under the Dissolution. The back-up withholding tax is currently imposed at a rate of 24%. Back-up withholding generally will not apply to payments made to some exempt recipients such as a corporation or financial institution or to a stockholder who furnishes a correct taxpayer identification number or provides a certificate of foreign status and provides certain other required information. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, the taxpayer may obtain a refund, provided that the required information is timely furnished to the IRS.

U.S. Federal Income Taxation of Non-U.S. Stockholders

In general, a winding up or complete liquidation of a U.S. domestic corporation is treated as a sale or exchange of its shares by its non-corporate stockholders and by its corporate stockholders owning less than eighty percent (80%) of the shares of the liquidating corporation. In general, a non-U.S. stockholder will not be subject to U.S. federal income tax on any gain recognized upon the sale or other disposition of the Company common stock unless

● the gain is “effectively connected” with a trade or business carried on by the non-U.S. stockholder within the United States and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. stockholder;

● the non-U.S. stockholder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied; or

● the Company is or has been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of the disposition and the non-U.S. stockholder’s holding period and certain other conditions are satisfied.

Although there can be no assurances in this regard, the company believes it is not a U.S. real property holding corporation.

If any distribution is not pursuant to the Plan of Dissolution, or otherwise not treated as a liquidating distribution, such distribution will constitute a dividend for U.S. federal income tax purposes to the extent of the Company’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes. In general, subject to the discussion below under “— FATCA”, any dividend distributions to a non-U.S. stockholder will be subject to U.S. withholding tax at a rate of 30% of the gross amount (or a reduced rate specified by an applicable income tax treaty), unless the dividends are effectively connected with a trade or business carried on by the non-U.S. stockholder within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment of the non-U.S. stockholder within the U.S.). In order to obtain a reduced rate of withholding, a non-U.S. stockholder will be required to provide a properly executed applicable IRS Form W-8 certifying its entitlement to benefits under a treaty.

FATCA

Provisions commonly referred to as “FATCA” impose withholding (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30% on payments of dividends on the Company common stock and sales or redemption proceeds from dispositions of the Company common stock to certain foreign financial institutions (which is broadly defined for this purpose and in general includes investment vehicles) and certain non-financial foreign entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations, may modify these requirements. Accordingly, the entity through which shares of the Company common stock are held will affect the determination of whether such withholding is required. Proposed U.S. Treasury regulations would eliminate the requirements under FATCA in respect of withholding on gross proceeds from sales, exchanges or dispositions of our Class A common stock, and the preamble to the proposed regulations provides that taxpayers may rely on these proposed regulations pending their finalization.

FOREIGN CORPORATIONS, PERSONS OR ENTITIES WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. AND NON-U.S. TAX CONSEQUENCES OF THE DISSOLUTION.

The foregoing summary of certain U.S. federal income tax consequences is included for general information only and does not constitute legal advice to any stockholder. The tax consequences of the Dissolution may vary depending upon the particular circumstances of the stockholder. Each stockholder is recommended to consult his or her own tax advisor regarding the tax consequences of the Dissolution.

THE COMPANY INFORMS STOCKHOLDERS THAT (1) ANY DISCUSSION OF U.S. FEDERAL INCOME TAX ISSUES CONTAINED IN THIS PROXY STATEMENT (INCLUDING ANY ATTACHMENTS), UNLESS OTHERWISE SPECIFICALLY STATED, WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING PENALTIES UNDER THE UNITED STATES INTERNAL REVENUE CODE, (2) SUCH DISCUSSION WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE MATTERS ADDRESSED BY THIS PROXY STATEMENT AND (3) EACH STOCKHOLDER SHOULD SEEK ADVICE BASED UPON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of March 13, 2024 by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all of our directors and executive officers as a group. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of March 13, 2024, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 1,284,156 shares of common stock outstanding on March 13, 2024. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of March 13, 2024. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Guardion Health Sciences, Inc., 2925 Richmond Avenue, Suite 1200, Houston, Texas 77098.

Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage
Directors and Executive Officers:
Janet Hall(1)	3,750		*	%
Robert N. Weingarten(2)	8,850		*	%
Mark Goldstone(3)	5,476		*	%
Donald A. Gagliano(4)	1,143		*	%
Michaela Griggs(5)	1,303		*	%
Katie Cox	-		*	%
Craig Sheehan(6)	1,332		*	%
All Officers and Directors as a Group (7 persons)(7)	21,854		*	%
5% or Greater Shareholders:
Bradley Radoff(8) 227 Kirby Drive Unit 29L Houston, Texas 77098	243,000		18.92%
Hudson Bay Capital Management LP(9) 28 Havemeyer Place, 2nd Floor Greenwich, CT 06830	141,535	(10)	9.99%
Intracoastal Capital LLC(11) 245 Palm Trail Delray Beach, FL 33483	100,000	(12)	7.79%

* Less than 1%.

(1)	Includes 3,750 shares of common stock underlying options. Does not include 6,250 shares of common stock underlying options.
(2)	Includes (i) 6,875 shares of common stock; and (ii) 1,975 shares of common stock underlying options. Does not include 210 shares of common stock underlying options.
(3)	Includes (i) 3,501 shares of common stock; and (ii) 1,975 shares of common stock underlying options. Does not include 210 shares of common stock underlying options.
(4)	Includes (i) 555 shares of common stock; and (ii) 588 shares of common stock underlying options. Does not include 210 shares of common stock underlying options.
(5)	Includes 1,303 shares of common stock underlying options. Does not include 210 shares of common stock underlying options.
(6)	Includes (i) 666 shares of common stock; and (ii) 666 shares of common stock underlying options. Does not include 334 shares of common stock underlying options and (iii) 334 shares of common stock underlying options and 666 restricted stock units.
(7)	Includes 10,258 shares of common stock underlying options held by all directors and officers as a group. Does not include 7,423 shares of common stock underlying options held by all directors and officers as a group.
(8)	Pursuant to the Schedule 13G/A filed by Bradley Louis Radoff and the Radoff Family Foundation (“Radoff”) on January 10, 2023 (the “Radoff 13G”), Radoff holds 243,000 shares of common stock (comprised of 217,900 shares of common stock owned directly by Bradley Louis Radoff and 25,100 shares of common stock owned by the Radoff Family Foundation).
(9)	Pursuant to the Schedule 13G/A filed by Hudson Bay Capital Management LP (“Hudson Bay”) on February 5, 2024 (the “Hudson Bay 13G”), Sandra Gerber serves as the investment manager of Hudson Bay and has voting control and investment discretion over the securities reported herein that are held by Hudson Bay. As a result, Ms. Gerber may be deemed to have beneficial ownership (as determined under Section 13(D) of the Exchange Act) of the securities reported herein that are held by Hudson Bay. Ms. Gerber disclaims beneficial ownership of these securities. The address of Hudson Bay is 28 Havemeyer Place, 2nd Floor, Greenwich, CT 06830.
(10)	Pursuant to the Hudson Bay 13G, this amount represents warrants to purchase up to 141,535 shares of common stock. The warrants contain an ownership limitation such that the holder may not exercise such warrants to the extent that such exercise would result in the holder’s beneficial ownership being in excess of 9.99% of the Company’s issued and outstanding common stock together with all shares owned by the holder and its affiliates.
(11)	Pursuant to the Schedule 13G/A filed by Intracoastal Capital LLC (“Intracoastal”) on February 6, 2024 (the “Intracoastal 13G”), Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal, have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal. The address of Intracoastal is 245 Palm Trail, Delray Beach, FL 33483.
(12)	Pursuant to the Intracoastal 13G, this amount represents warrants to purchase up to 100,000 shares of common stock. The warrants contain an ownership limitation such that the holder may not exercise such warrants to the extent that such exercise would result in the holder’s beneficial ownership being in excess of 9.99% of the Company’s issued and outstanding common stock together with all shares owned by the holder and its affiliates.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. You also may obtain free copies of the documents we file with the SEC by going to the Investor Relations page of our corporate website at https://www.guardionhealth.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents (other than the information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless the Form 8-K expressly provides to the contrary) set forth below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2022, as amended, filed with the SEC on May 1, 2023;
●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 10, 2023;
●	our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2023, June 30, 2023 and September 30, 2023, respectively, filed with the SEC on May 15, 2023, August 14, 2023 and November 11, 2023, respectively; and
●	our Current Reports on Form 8-K, filed with the SEC on January 31, 2024, November 21, 2023, November 13, 2023, September 26, 2023, and August 14, 2023.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Plan of Dissolution. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials.

Notwithstanding the foregoing, we will not incorporate by reference in this proxy statement any documents or portions thereof that are not deemed “filed” with the SEC, including information furnished under Item 2.02 or Item 7.01 or otherwise of any Current Report on Form 8-K, including related exhibits, after the date of this proxy statement unless, and except to the extent, specified in such Current Report.

Any person, including any beneficial owner of shares of GHSI’s common stock, to whom this proxy statement is delivered, may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us by written or telephonic request directed to GHSI’s address below. If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

Guardion Health Sciences, Inc.
Attn: Investor Relations
2925 Richmond Avenue Suite 1200

Houston, Texas 77098

If you have any questions concerning the Asset Purchase Agreement, the Transaction, the Plan of Dissolution, the Dissolution, the Special Meeting or this proxy statement, or would like additional copies of this proxy statement or need help voting your shares of GHSI common stock, please contact our proxy solicitor:

Strategic Stockholder Advisor and Proxy Solicitation Agent

745 Fifth Avenue, 5th Floor, New York, New York 10151

North American Toll-Free Phone:

1-866-229-8874

Email: contactus@kingsdaleadvisors.com

Call Collect Outside North America: +1-917-765-1432 (text enabled)

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED __________, 2024. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

OTHER MATTERS

The Board knows of no other business, which will be presented to the Special Meeting. If any other business is properly brought before the Special Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mails, proxies may also be solicited by our directors, officers or other employees, personally or by telephone, facsimile or email, none of whom will be compensated separately for these solicitation activities. We have engaged Kingsdale Advisors to assist in the solicitation of proxies. We will pay a fee of approximately $13,500 plus reasonable out-of-pocket charges to Kingsdale Advisors for such services.

If you do not plan to attend the Special Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event that you are able to attend the Special Meeting virtually, at your request, we will cancel your previously submitted proxy.

STOCKHOLDER PROPOSALS

We may not hold future annual meetings of stockholders, including the 2025 annual meeting, if the Plan of Dissolution is approved by the stockholders and filed with the Secretary of State of the State of Delaware.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and other Special Meeting materials with respect to two or more stockholders sharing the same address by delivering a proxy statement or other Special Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

If you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the notice and, if applicable, other proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a stockholder at a shared address to which a single copy of the proxy materials was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of our proxy materials either now or in the future, please contact us at 2925 Richmond Avenue, Suite 1200, Houston, Texas 77098, Attn: Corporate Secretary. If your stock is held through a brokerage firm or bank and you prefer to receive separate copies of our proxy materials either now or in the future, please contact your brokerage firm or bank.

ANNUAL REPORT

Additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 may be obtained without charge by writing to the Company’s Secretary, 2925 Richmond Avenue, Suite 1200, Houston, Texas 77098.

BY ORDER OF THE BOARD OF DIRECTORS

__________, 2024	/s/ Robert N. Weingarten
Robert N. Weingarten
Chairman of the Board of Directors

Annex A

EQUITY PURCHASE AGREEMENT

BY AND AMONG

DOCTOR’S BEST INC.,

ACTIV NUTRITIONAL, LLC,

VIACTIV NUTRITIONALS, INC.

AND

GUARDION HEALTH SCIENCES, INC.

DATED AS OF January 30, 2024

-i-

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER		23

5.1	Organization and Power	23
5.2	Authorization of Transaction Agreements	23
5.3	Conflicts; Consents of Third Parties	23
5.4	Legal Proceedings	24
5.5	Financial Capability	24
5.6	Solvency	24
5.7	Investment	24
5.8	Financial Advisors	25
5.9	Proxy Statement.	25
5.10	Ownership of Guardion Common Stock.	25
5.11	No Due Diligence or Financial Contingencies	25
5.12	Bank Approval.	25
5.13	LIMITATIONS OF REPRESENTATIONS AND WARRANTIES.	25

ARTICLE VI COVENANTS		26

6.1	Conduct of Business	26
6.2	Access to Information	28
6.3	Efforts	29
6.4	Governmental Consents.	29
6.5	Confidentiality	29
6.6	Preservation of Records	29
6.7	Publicity	30
6.8	Director and Officer Liability; Indemnification	30
6.9	Financing	32
6.10	No Solicitation.	33
6.11	Stockholders Meeting; Preparation of Proxy Materials.	35
6.12	Viactiv Nutritionals, Inc.	36
6.13	RWI Policy Assignment.	36

ARTICLE VII CONDITIONS TO CLOSING		37

7.1	Conditions to the Obligations of Buyer	37
7.2	Conditions to the Obligations of Guardion, Seller and the Company	38
7.3	Frustration of Closing Conditions	38

ARTICLE VIII TERMINATION		39

8.1	Termination	39
8.2	Effect of Termination	41
8.3	Termination Fees.	41

-ii-

ARTICLE IX TAX MATTERS		43

9.1	Tax Return Preparation.	43
9.2	Allocation of Taxes	44
9.3	Tax Refunds	44
9.4	Transfer Taxes.	45
9.5	Tax Contests.	45
9.6	Purchase Price Allocation.	45
9.7	Tax Covenants.	45

ARTICLE X MISCELLANEOUS		46

10.1	No Survival; Certain Waivers	46
10.2	Expenses	47
10.3	Governing Law	48
10.4	Submission to Jurisdiction; Waivers	48
10.5	Further Assurances	48
10.6	Entire Agreement	48
10.7	Amendments and Waivers	49
10.8	Notices	49
10.9	Severability	50
10.10	Specific Performance	50
10.11	No Third-Party Beneficiaries; No Recourse Against Affiliates	50
10.12	Assignment	51
10.13	Attorney Conflict Waiver	51
10.14	Counterparts	52

ARTICLE XI DEFINITIONS AND INTERPRETATIONS		52

11.1	Certain Definitions	52
11.2	Certain Interpretive Matters	65

Exhibits

Exhibit A	Sample Working Capital and Agreed Principles
Exhibit B	Form of Membership Interest Assignment Agreement
Exhibit C	Escrow Release Instructions
Exhibit D	Form of CFO Certificate

-iii-

EQUITY PURCHASE AGREEMENT

THIS EQUITY PURCHASE AGREEMENT (this “Agreement”) is entered into as of January 30, 2024 by and among (i) Doctor’s Best Inc., a Delaware corporation (“Buyer”), (ii) Activ Nutritional, LLC, a Delaware limited liability company (the “Company”), (iii) Viactiv Nutritionals, Inc., a Delaware corporation (“Seller”), and (iv) Guardion Health Sciences, Inc., a Delaware corporation (“Guardion” and, together with Seller, the “Seller Parties”). Buyer, the Company and the Seller Parties are sometimes referred to in this Agreement as a “Party” and collectively as the “Parties.” Capitalized terms that are used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed to such terms in ARTICLE XI.

W I T N E S S E T H:

WHEREAS, Seller owns all of the issued outstanding Units of the Company (as defined in the Company LLC Agreement) (the “Closing Units”), which constitute all of the Equity Interests of the Company;

WHEREAS, the Parties desire to enter into this Agreement and the other Transaction Agreements pursuant to which, at the Closing, among other things, Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of the Closing Units, subject to the terms and conditions of this Agreement;

WHEREAS, the Board of Directors of Seller has unanimously: (a) determined that it is in the best interests of Seller and its stockholder, and declared it advisable, to enter into this Agreement; and (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby; in each case, in accordance with the Delaware General Corporation Law (the “DGCL”);

WHEREAS, the Board of Directors of Guardion (the “Guardion Board”) has unanimously: (a) determined that it is in the best interests of Guardion and its stockholders, and declared it advisable, to enter into this Agreement with Buyer; (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby; and (c) resolved, subject to the terms and conditions set forth in this Agreement, to recommend adoption of this Agreement by the stockholders of Guardion (the “Guardion Board Recommendation”); in each case, in accordance with the DGCL and the rules and regulations of Nasdaq;

WHEREAS, the Board of Directors of Buyer has unanimously: (a) determined that it is in the best interests of Buyer and its stockholders, and declared it advisable, to enter into this Agreement; and (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby; in each case, in accordance with the DGCL;

WHEREAS, the requisite number of stockholders of Buyer have approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the DGCL and other applicable Law; and

WHEREAS, on the date hereof, Buyer deposited US$1,700,000 (the “Escrow Deposit”) into an escrow account (the “Escrow Account”) with the Escrow Agent with the Escrow Deposit to be applied to the Base Purchase Price, pursuant to that certain Escrow Agreement, dated as of the date hereof, by and among Buyer, Seller and the Escrow Agent (the “Escrow Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF UNITS; PURCHASE PRICE

1.1 Purchase and Sale of Closing Units. On and subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase and acquire from Seller, all of the Closing Units.

1.2 Purchase Price. The aggregate consideration for the purchase of the Closing Units is Seventeen Million Two Hundred Thousand United States Dollars (US$17,200,000) (the “Base Purchase Price”), subject to adjustment as set forth in this Agreement (the “Purchase Price”).

1.3 Closing Payments. At the Closing, Buyer shall make or cause to be made, by wire transfer of immediately available funds, the following payments (each such payment, a “Closing Payment”) and, as applicable, Buyer and Seller shall take the following actions:

(a) payment to the account(s) designated by Seller of an aggregate cash amount equal to (A) the Base Purchase Price, plus (B) whether positive or negative, the Estimated Adjustment Amount, minus (C) the Escrow Amount (the “Estimated Closing Purchase Price”), minus (D) the Initial Escrow Release Amount;

(b) Buyer and Seller shall deliver joint written instructions to the Escrow Agent to release to Seller from the Escrow Account an amount equal to the Escrow Deposit plus all interest and earnings thereon, minus the Escrow Amount (the “Initial Escrow Release Amount”) by wire transfer of immediately available funds to the account designated by Seller (for avoidance of doubt, the Escrow Amount shall be retained in the Escrow Account to be released in accordance with Section 1.4); and

(c) payment on behalf of the Company, to the payees thereof (or the Company with respect to Transaction Expenses that are compensatory in nature, in which case such amounts are to be paid through the Company’s payroll system as soon as practicable following the Closing Date (and in no event later than the next regularly scheduled payroll run of the Company following the Closing Date)) of an aggregate cash amount equal to the amount of all (i) Estimated Closing Date Indebtedness of the type identified in item (i) of the definition of “Indebtedness,” in the amounts and to recipients per formal payoff letters pursuant to Section 2.2(b), and (ii) Estimated Closing Transaction Expenses per invoices and wire support provided to Buyer at least three (3) Business Days prior to the Closing Date.

Each of the Closing Payments shall be made in the amounts and as set forth in the Pre-Closing Statement delivered pursuant to Section 1.4.

1.4 Adjustment of the Purchase Price.

(a) Pre-Closing Statement. At least five (5) Business Days prior to the Closing Date, the Company shall deliver to Buyer a statement (the “Pre-Closing Statement”) setting forth the Company’s good faith estimate of (A) the amount of Closing Cash (the “Estimated Cash”), (B) the Closing Working Capital (the “Estimated Closing Working Capital”), (C) the Closing Date Indebtedness (the “Estimated Closing Date Indebtedness”), (D) the Closing Transaction Expenses (the “Estimated Closing Transaction Expenses”), and (E) based on the foregoing, the calculation of the Adjustment Amount (the “Estimated Adjustment Amount”), together with calculations demonstrating each component thereof, as well as the amount of each Closing Payment. The Pre-Closing Statement shall be prepared in a manner consistent with this Agreement, including the definitions of the terms Closing Working Capital, Closing Cash, Closing Date Indebtedness, Closing Transaction Expenses, and the Accounting Rules. Seller shall provide Company reasonable documentation and access to relevant personnel as needed to support calculation of the components of the Pre-Closing Statement prior to the Closing Date. Buyer shall be entitled to review the Pre-Closing Statement and the materials and information used by the Company in preparing the Pre-Closing Statement, and the Company shall consider in good faith any comments of Buyer with respect to the Pre-Closing Statement prior to the Closing Date. The amounts set forth in the Pre-Closing Statement shall be binding on the Parties for purposes of the Closing Payments and in the event of any disagreement between the Company and Buyer as to the Pre-Closing Statement, the Company’s version of the Pre-Closing Statement shall be used.

(b) Final Purchase Price Adjustment. The Purchase Price shall be adjusted following the Closing based on the difference, if any, between the Finally Determined Adjustment Amount (as determined in accordance with this Section 1.4) and the Estimated Adjustment Amount (subject to the collar as set forth in Section 1.4), and payment shall be made in respect of any such post-Closing adjustment as set forth in Section 1.4(e).

(c) Closing Statement. As soon as reasonably practicable following the Closing Date, but in no event later than ninety (90) days thereafter, Buyer shall cause to be prepared in good faith and delivered to Seller a statement (the “Closing Statement”) setting forth Buyer’s calculation of (A) the Closing Cash, (B) the Closing Working Capital, (C) the Closing Date Indebtedness, (D) the Closing Transaction Expenses, and (E) based on the foregoing, the calculation of the Adjustment Amount. The Closing Statement shall be prepared in a manner consistent with this Agreement, including the definitions of the terms Closing Working Capital, Closing Cash, Closing Date Indebtedness, Closing Transaction Expenses, and the Accounting Rules. The Parties agree that the purpose of preparing the Closing Statement and determining the Closing Working Capital, Closing Cash, Closing Date Indebtedness, and Closing Transaction Expenses is to properly measure the amount of the Closing Working Capital, Closing Cash, Closing Date Indebtedness, and Closing Transaction Expenses as of the Adjustment Time in accordance with the applicable definitions and the applicable terms and conditions of this Agreement and such processes are not intended to permit the introduction of different or new accounting methods, policies, principles, practices, procedures, classifications or estimation methodologies for the purpose of preparing the Closing Statement or determining the Closing Working Capital, Closing Cash, Closing Date Indebtedness, or Closing Transaction Expenses from those set out in the Accounting Rules. The Closing Statement shall entirely disregard any and all effects on the assets or liabilities of the Company as a result of the Transactions or of any financing or refinancing arrangements entered into at any time by Buyer or its Affiliates. For the avoidance of doubt, unless Seller otherwise agrees in writing, Buyer may not amend, adjust, supplement or modify the Closing Statement or the amount of Closing Cash, Closing Working Capital, Closing Date Indebtedness, Closing Transaction Expenses or Adjustment Amount set forth therein following its delivery to Seller without the consent of Seller. If Buyer fails to deliver the Closing Statement within such ninety (90)-day period, then in addition to any other rights Seller may have under this Agreement, Seller shall have the right to elect that the Estimated Cash, Estimated Closing Working Capital, Estimated Closing Date Indebtedness, Estimated Closing Transaction Expenses and/or Estimated Adjustment Amount be deemed to be final and binding and used for purposes of calculating the adjustment pursuant to Section 1.4(e). The Parties acknowledge that no adjustments may be made to the Working Capital Target.

(d) Disputes.

(i) Seller shall have thirty (30) days to review the Closing Statement following its receipt thereof (the “Adjustment Review Period”); provided that if Buyer does not provide access or other information specified in Section 1.4(f) within five (5) Business Days of any request by Seller, then the Adjustment Review Period shall be extended by the number of days between the date of Seller’s request for such access or information and the date Buyer grants or provides such access or information. If Seller disagrees with Buyer’s calculation of the Closing Cash, Closing Working Capital, Closing Date Indebtedness, Closing Transaction Expenses and/or the Adjustment Amount as set forth in the Closing Statement, Seller may, on or prior to the last day in the Adjustment Review Period, deliver a written notice to Buyer (a “Dispute Notice”) disagreeing with such calculation and setting forth in reasonable detail Seller’s basis for such disagreement and amount of each item in dispute (the “Disputed Items”).

(ii) If a Dispute Notice is duly delivered pursuant to Section 1.4(d)(i), Seller and Buyer shall, during the thirty (30) days following Buyer’s receipt of the Dispute Notice (the “Adjustment Resolution Period”), attempt in good faith to reach an agreement on all or a portion of the Disputed Items. If Buyer and Seller reach an agreement on any Disputed Item during the Adjustment Resolution Period, the resolution of such Disputed Items shall be in writing and shall be final and binding upon the Parties. If, during the Adjustment Resolution Period, Seller and Buyer are unable to reach an agreement on all of the Disputed Items, then all Disputed Items remaining in dispute following the Adjustment Resolution Period shall be submitted by Seller and Buyer to the Accounting Referee (the “Referred Disputed Items”) as promptly as reasonably practicable for a determination resolving such Referred Disputed Items only (it being agreed and understood that the Accounting Referee shall act as an expert to determine the Referred Disputed Items (and, as a result thereof, the Adjustment Amount and the components thereof) and shall do so based solely on presentations and information provided by Buyer and Seller, as further specified below, and not by independent review). In conducting its review, the decision of the Accounting Referee shall be solely based on (A) the definitions and other applicable provisions of this Agreement, (B) a single presentation by each of Seller and Buyer limited to the Referred Disputed Items (which presentations the Accounting Referee shall be instructed to forward to Buyer and Seller, as applicable) and (C) one (1) written response submitted to the Accounting Referee by each of Seller and Buyer within ten (10) Business Days after receipt of each such presentation (which responses the Accounting Referee shall be instructed to forward to Buyer and Seller, as applicable), and not on independent review. The scope of the disputes to be resolved by the Accounting Referee shall be limited to resolving the Referred Disputed Items, and, in connection therewith, fixing mathematical errors and determining whether the Referred Disputed Items were determined in accordance with this Agreement (including the definition of the terms Closing Working Capital, Closing Cash, Closing Date Indebtedness, Closing Transaction Expenses, and the Accounting Rules) and the Accounting Referee is not to make any other determination. The Accounting Referee shall deliver to Seller and Buyer, as promptly as practicable (but in any case no later than thirty (30) days from the date of engagement of the Accounting Referee), a report setting forth its calculations of the Adjustment Amount based solely upon (x) the Accounting Referee’s final determination of the Referred Disputed Items, with each Referred Disputed Item within the range between that put forward by Buyer in the Closing Statement and by Seller in the Dispute Notice, and (y) the items that were finally determined pursuant to Sections 1.4(d)(i) and 1.4(d)(ii) and not submitted to the Accounting Referee for resolution. Such report shall be final and binding upon the Parties, absent manifest error, and shall be used for purposes of calculating the Finally Determined Adjustment Amount. Notwithstanding anything herein to the contrary, the dispute resolution mechanism contained in this Section 1.4(d) shall be the exclusive mechanism for resolving disputes regarding the Purchase Price adjustment and determination of the Finally Determined Adjustment Amount. The determination of the Accounting Referee shall not be deemed an award subject to review under the Federal Arbitration Act or any other similar statute. Judgment may be entered upon the determination of the Accounting Referee in any court having jurisdiction over the Party against which such determination is to be enforced. The fees, costs and expenses of the Accounting Referee shall be borne by the Parties in proportion to the relative amount each Party’s determination has been modified. For example, if Seller challenges the calculation of the Adjustment Amount by an amount of $100,000, but the Accounting Referee determines that Seller has a valid claim for only $60,000, Seller shall bear forty percent (40%) of the fees and expenses of the Accounting Referee and Buyer shall bear the other sixty percent (60%) of such fees and expenses of the Accounting Referee.

(e) Final Determination of Purchase Price. Following the time (the “Determination Date”) that the Adjustment Amount is finally determined pursuant to this Section 1.4 (such finally determined amount, the “Finally Determined Adjustment Amount”), payment shall be made as follows:

(i) If the Finally Determined Adjustment Amount is greater than or equal to (a) the Estimated Adjustment Amount, plus (b) $100,000 (the amount of such excess, the “Increase Amount”), then within five (5) Business Days of the Determination Date, (x) Buyer shall pay by wire transfer of immediately available funds an amount equal to the Increase Amount to Seller (it being understood that, notwithstanding anything to the contrary contained herein, the Increase Amount payable by Buyer shall not exceed an amount equal to the Escrow Amount), and (y) Buyer and Seller shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to disburse any remaining Escrow Funds to Seller.

(ii) If (a) the Finally Determined Adjustment Amount, plus (b) $100,000 is less than the Estimated Adjustment Amount (the amount of the deficiency, the “Deficiency Amount”), then within five (5) Business Days of the Determination Date, Buyer and Seller shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to (x) disburse to an account designated in writing by Buyer all or a portion of the Escrow Funds equal to the Deficiency Amount (it being understood that, notwithstanding anything to the contrary contained herein, the Escrow Funds shall be the sole source of recovery for any payment required to be made to Buyer pursuant to this Section 1.4(e)(ii)), and (y) disburse the balance of the Escrow Funds, if any, remaining after payment to Buyer pursuant to the preceding clause (x), to Seller.

Upon payment of the amounts provided in this Section 1.4(e) in accordance herewith, none of the Parties may make or assert any claim under this Section 1.4 or any other provision of this Agreement with respect to the calculation of the Purchase Price.

(f) Cooperation. During the period of time from and after the Closing Date through the Determination Date, in accordance with this Section 1.4, (i) Seller and Buyer shall, and Buyer shall cause the Company, and each of its representatives to, reasonably cooperate and assist in any review by the Accounting Referee of the Closing Statement and the calculations of the Adjustment Amount (and components thereof), subject to customary confidentiality agreements with the Accounting Referee and (ii) Buyer shall afford, and shall cause the Company to afford, to Seller and any accountants, counsel and financial or other advisers retained by Seller in connection with the review of the Closing Statement, and afford to the Accounting Referee in connection with any review by it in accordance with Section 1.4(d)(ii), reasonable access during normal business hours upon reasonable advance notice to all the books, properties, records, contracts, documents, information, personnel and representatives of the Company and their accountants (including the work papers of the Company’s accountants) relevant to the review or preparation of the Closing Statement and the calculation of the Adjustment Amount and, if requested by Seller, shall provide any such books, records, contracts, documents and information electronically and in such formats as are requested to be held in the strictest confidence by Seller and not disclosed to any third party. Except as expressly permitted in Section 1.4(d), there shall be no ex parte communication between any party and the Accounting Referee unless Buyer or Seller as applicable is responding to a request for information by the Accounting Referee and the applicable party shall make a good faith effort to include the other party on such response when possible. The determination of the Adjustment Amount shall not take into account any actions taken by Buyer on its own behalf following the Closing Date.

1.5 Withholding. The Parties and the Escrow Agent shall be entitled to deduct and withhold from the amounts payable pursuant to this Agreement such amounts as any such Party reasonably determines such Party is required to deduct and withhold with respect to the making of such payments under any provision of U.S. federal, state, local or foreign Tax Law and instead shall pay such amount to the applicable Taxing Authority. Before making any such deduction or withholding described in the previous sentence, except for any withholding due to the failure of the Seller to provide the IRS Form W-9 described in Section 2.2(e), Buyer or the applicable withholding agent shall give Seller prior written notice of the intention to make such deduction or withholding, and such notice, which shall include the authority, basis and method of calculation for the proposed deduction or withholding, at least five (5) Business Days before such deduction or withholding is required, in order for Seller to obtain reduction of or relief from such deduction or withholding. Amounts so withheld and properly remitted by Buyer or other withholding agent and timely paid to the applicable Taxing Authority shall be treated for all purposes of this Agreement as having been paid to the recipient in respect of which such deduction and withholding was made by Buyer or other withholding agent.

ARTICLE II

CLOSING

2.1 Closing. Subject to the terms and conditions of this Agreement, the consummation of the Transactions (the “Closing”) shall take place by conference call and electronic delivery of documents (i.e., email/PDF), on a date to be mutually specified by Buyer and Seller, which shall be no later than the fifth (5th) Business Day after the satisfaction or waiver (by the applicable Party hereto in writing) of the conditions set forth in ARTICLE VII (not including conditions which are to be satisfied by actions taken at the Closing but subject to the satisfaction or waiver (by the applicable Party hereto in writing) of those conditions at the Closing) (the date on which the Closing actually occurs, the “Closing Date”).

2.2 Deliveries by the Company and Seller at Closing. At or prior to the Closing, the Company and/or Seller, as applicable, shall deliver, or cause to be delivered, to Buyer (or the Escrow Agent, as applicable) the following:

(a) with respect to the Closing Units, a membership interest assignment agreement, duly executed by Seller, in substantially the form attached hereto as Exhibit B;

(b) payoff letters in a commercially reasonable form with respect to the Closing Date Indebtedness to be repaid at Closing in accordance with Section 1.3(c), subject to the prior review and approval of Buyer, which shall not be unreasonably delayed, conditioned, or withheld (which payoff letters shall provide for the release of all Liens relating to such Closing Date Indebtedness following satisfaction of the terms contained in such payoff letters);

(c) joint written instructions to the Escrow Agent for the release of the Initial Escrow Release Amount pursuant to Section 1.3(b), duly executed by Seller, subject to prior review and approval of Buyer, which shall not be unreasonably delayed, conditioned, or withheld (which joint written instructions shall be delivered sufficiently prior to Closing with an effective date as of the Closing Date, such that the Escrow Agent is able to release such amount at Closing);

(d) the certificate required to be delivered pursuant to Section 7.1(e); and

(e) an IRS Form W-9 from Seller.

2.3 Deliveries by Buyer at Closing. At or prior to the Closing, Buyer shall deliver, or cause to be delivered, the following:

(a) to Seller and all other payees referenced in Section 1.3, the Closing Payments;

(b) to Seller, the certificate required to be delivered pursuant to Section 7.2(d); and

(c) to the Escrow Agent, joint written instructions to the Escrow Agent for the release of the Initial Escrow Release Amount pursuant to Section 1.3(b), duly executed by Buyer (which shall be delivered sufficiently prior to Closing with an effective date as of the Closing Date, such that the Escrow Agent is able to release such amount at Closing).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER AND GUARDION

Except as set forth on the disclosure schedule delivered by the Company and Seller to Buyer concurrently with this Agreement (the “Company Disclosure Schedule”), which is subject to the limitations and qualifications set forth in Section 11.2(c), Seller and Guardion hereby represent and warrant to Buyer as of the date hereof and as of the Closing Date as follows:

3.1 Authorization of Transaction Agreements. The execution and delivery of the Transaction Agreements to which either of Seller and Guardion is or will be a party and the performance of Seller’s and Guardion’s obligations thereunder have been duly authorized by the requisite corporate action on the part of Seller and Guardion, respectively. Each of the Transaction Agreements to which either of Seller and Guardion is or will be a party has been, or will be, as applicable, duly and validly executed and delivered by Seller and Guardion, as applicable, and (assuming the due authorization, execution and delivery by Buyer hereof and thereof, as applicable), each such Transaction Agreement, when so executed and delivered, will constitute, the legal, valid and binding obligations of Seller and Guardion, as applicable, enforceable against Seller and Guardion, as applicable, in accordance with its terms, subject to applicable Equitable Principles.

3.2 Organization and Power. Each of Seller and Guardion is duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of Seller and Guardion has the requisite power, authority and capacity to execute and deliver each of the Transaction Agreements to which it is or will be a party, to perform its obligations thereunder and to consummate the Transactions. Neither of Seller nor Guardion is a “foreign person” within the meaning of Section 1445(f)(3) of the Code. The execution, delivery and performance by each of Seller and Guardion of this Agreement, and the consummation by each of Seller and Guardion of the Transactions, have been duly authorized by all necessary action on the part of the Seller, and no other action is necessary on the part of either of Seller or Guardion to authorize this Agreement or any other Transaction Agreements to which Seller or Guardion is a party or to consummate the Transactions, subject to obtaining approval through the Requisite Stockholder Vote.

3.3 Conflicts; Consents of Third Parties. Except as set forth on Section 3.3 of the Company Disclosure Schedule, and subject to obtaining approval through the Requisite Stockholder Vote, none of the execution, delivery and performance by each of Seller and Guardion of the Transaction Agreements to which it is or will be a party or the consummation of the Transactions by each of Seller and Guardion will contravene, conflict with, violate or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a new right of termination, acceleration, modification or cancellation by any third party under, any provision of (A) the Organizational Documents of each of Seller and Guardion; (B) any material Contract to which either of Seller or Guardion is a party; or (C) any Law or result in the termination, suspension, revocation, cancellation or adverse change in any material Permit of the Company, except for (i) the filing of the Guardion Proxy Statement in definitive form with the Securities and Exchange Commission (“SEC”) in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such reports under the Exchange Act as may be required in connection with this Agreement, and the transactions contemplated hereby; (ii) such filings as may be required under applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or the rules and regulations of the Nasdaq Capital Market (“Nasdaq”); and (iii) in the case of clauses (B) and (C), where such contravention, conflict, violation, default or right would not have, individually or in the aggregate, a material adverse effect on the ability of either of Seller or Guardion to consummate the Transactions.

3.4 Title to Securities. As of the date of this Agreement and immediately prior to the Closing, Seller owns the Closing Units and has good and valid title to the Closing Units, in each case free and clear of all Liens other than limitations imposed under the Organizational Documents of the Company, restrictions under applicable securities Laws, or Liens which will be discharged or released at or prior to Closing. Except for the Organizational Documents of the Company, Seller is not a party to any voting trust, proxy, or similar agreement with respect to the voting of the Closing Units. As of the date of this Agreement and immediately prior to the Closing, Guardion owns and shall continue to own one hundred percent of the issued and outstanding capital stock of Seller and Seller owns and shall continue to own one hundred percent of the Units of the Company.

3.5 Proceedings and Orders. There is no Proceeding pending or, to the Knowledge of Seller, threatened, against the Seller or Guardion, and neither Seller nor Guardion is subject to any outstanding Order, in each case, that (i) challenges or seeks to enjoin, materially alter or materially delay the consummation of the Transactions or (ii) would reasonably be expected to, individually or in the aggregate, materially and adversely affect the Seller’s or Guardion’s ability to perform its obligations under this Agreement.

3.6 Brokers. Except for fees or commissions payable to Alantra, LLC, for which the Seller and Guardion will be solely responsible, neither Seller nor Guardion has liability or obligation to pay fees or commissions to any broker, finder or agent with respect to the Transactions.

3.7 Bankruptcy. There are no bankruptcy, reorganization or arrangement proceedings pending against, being contemplated by or, to the Knowledge of the Seller, threatened against Seller or Guardion.

3.8 LIMITATIONS OF REPRESENTATIONS AND WARRANTIES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE III (AS MODIFIED, SUBJECT TO THE LIMITATIONS AND QUALIFICATIONS SET FORTH IN SECTION 11.2(c), BY THE COMPANY DISCLOSURE SCHEDULE), SELLER AND GUARDION MAKE NO, AND HAVE NOT AUTHORIZED THE COMPANY OR ITS AFFILIATES OR ANY OF THEIR RESPECTIVE EQUITYHOLDERS, OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, TO MAKE ANY OTHER, EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO SELLER OR GUARDION, THE UNITS, THE COMPANY, ITS AFFILIATES, OR THE TRANSACTIONS, AND SELLER AND GUARDION DISCLAIM ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY SELLER, GUARDION, THE COMPANY, ANY AFFILIATE OF THE COMPANY OR ANY OF THEIR RESPECTIVE EQUITYHOLDERS, OFFICERS, DIRECTORS, MANAGERS, EQUITYHOLDERS, EMPLOYEES, AGENTS OR REPRESENTATIVES OR WHETHER ARISING FROM STATUTE OR OTHERWISE IN LAW, FROM A COURSE OF DEALING OR A USAGE OF TRADE AND IF MADE, SUCH REPRESENTATION OR WARRANTY MADE OUTSIDE OF THIS AGREEMENT MAY NOT BE RELIED UPON BY BUYER OR ANY OF ITS AFFILIATES AND REPRESENTATIVES AS HAVING BEEN AUTHORIZED BY SELLER OR GUARDION OR THE COMPANY OR ANY OF THEIR AFFILIATES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE III (AS MODIFIED, SUBJECT TO THE LIMITATIONS AND QUALIFICATIONS SET FORTH IN SECTION 11.2(c), BY THE COMPANY DISCLOSURE SCHEDULE), SELLER AND GUARDION HEREBY DISCLAIM ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, OPINION, PROJECTION, FORECAST, STATEMENT, MEMORANDUM, PRESENTATION, ADVICE OR INFORMATION MADE, COMMUNICATED, OR FURNISHED (ORALLY OR IN WRITING) TO BUYER OR ITS AFFILIATES OR REPRESENTATIVES (INCLUDING ANY OPINION, PROJECTION, FORECAST, STATEMENT, MEMORANDUM, PRESENTATION, ADVICE OR INFORMATION THAT MAY HAVE BEEN OR MAY BE PROVIDED TO BUYER BY ANY EQUITYHOLDER, DIRECTOR, OFFICER, EMPLOYEE, AGENT, CONSULTANT, OR REPRESENTATIVE OF SELLER, GUARDION, THE COMPANY OR THEIR AFFILIATES, INCLUDING ANY INFORMATION MADE AVAILABLE IN THE DATA ROOM IN CONNECTION WITH THE TRANSACTIONS). NEITHER SELLER NOR GUARDION MAKES ANY REPRESENTATIONS OR WARRANTIES TO BUYER REGARDING MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR THE PROBABLE SUCCESS OR PROFITABILITY OF THE BUSINESS CONDUCTED BY THE COMPANY.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth on the Company Disclosure Schedule), which is subject to the limitations and qualifications set forth in Section 11.2(c), the Company hereby represents and warrants to Buyer as of the date hereof and as of the Closing Date as follows:

4.1 Organization and Power. The Company is a limited liability company duly formed, validly existing and in good standing (to the extent such concept or a comparable status is recognized) under the Laws of the State of Delaware. The Company is duly licensed or qualified to do business in each jurisdiction in which the nature of its business or the character or location of any properties or assets owned or leased by it makes such licensing or qualification required by Law, except for those jurisdictions where the failure to be so licensed or qualified would not have a Company Material Adverse Effect. The Company has the requisite limited liability company power and authority to execute and deliver each of the Transaction Agreements to which it is or will be a party, to perform its obligations thereunder and to consummate the Transactions. The Company has the requisite power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted in all material respects. The Company has made available to Buyer true, complete and correct copies of the Organizational Documents for the Company, as amended and in effect as of the Closing.

4.2 Authorization of Transaction Agreements. The execution and delivery of the Transaction Agreements to which the Company is or will be a party, the performance by the Company of its obligations thereunder and the consummation of the Transactions have been duly authorized by the requisite limited liability company action on the part of the Company, and no other action is necessary on the part of the Company to authorize this Agreement or to consummate the Transactions. Each of the Transaction Agreements to which the Company is or will be a party has been, or will be, as applicable, duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery by Buyer hereof and thereof, as applicable) each such Transaction Agreement, when so executed and delivered, will constitute, the legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, subject to applicable Equitable Principles.

4.3 Conflicts; Consents of Third Parties. Except as set forth on Section 4.3 of the Company Disclosure Schedule, and assuming the truth and accuracy of the representations and warranties of Buyer set forth in ARTICLE V, none of the execution, delivery and performance by the Company of the Transaction Agreements to which it is or will be a party or the consummation of the Transactions by the Company will contravene, conflict with, violate or constitute a default (with or without notice or lapse of time, or both) under, give rise to a new right of termination, acceleration, modification or cancellation under, or otherwise require the consent or waiver of, notice or declaration to, or filing with any Person, including any Governmental Authority, pursuant to, any provision of (A) the Organizational Documents of the Company; (B) any Material Contract or material Permit to which the Company is a party; or (C) any Law or Order applicable to the Company, except, in the case of clauses (B) and (C), where such contraventions, conflict, violation, default, right, or consent, waiver, notice, declaration or filing would not have, individually or in the aggregate, a Company Material Adverse Effect.

4.4 Capitalization; Subsidiaries.

(a) Section 4.4(a)(i) of the Company Disclosure Schedule sets forth the number and classes of the issued and outstanding Units as of the date of this Agreement and immediately prior to the Closing, identifying the holder thereof and the number of Units, as applicable, held by each such holder. Each of the Units has been duly and validly authorized and issued in accordance with the Organizational Documents of the Company and applicable Law. None of the Units are subject to any preemptive or similar rights of any Person, nor subject to any option, put, or call rights of any Person. The Company is not subject to any obligation (contingent or otherwise) to redeem, repurchase, or otherwise acquire or retire any of the Units. Except as set forth on Section 4.4(a)(ii) of the Company Disclosure Schedule, as of the date of this Agreement and as of immediately prior to Closing, there are no outstanding (i) Equity Interests or Voting Securities of the Company, (ii) dividends which have accrued or been declared but are currently unpaid on the Equity Interests of the Company, except for any dividends or distributions payable solely in cash prior to the Closing, or (iii) outstanding restrictions on transfers or voting of the Equity Interests of the Company.

(b) The Company does not have any Subsidiaries or otherwise own any Equity Interests in any other Person.

(c) Except for this Agreement, the Company’s Organizational Documents and as set forth on Section 4.4(c) of the Company Disclosure Schedule, the Company is not a party to any Contract restricting the transfer of any Equity Interests of the Company.

4.5 Financial Statements.

(a) Section 4.5(a) of the Company Disclosure Schedule includes true, correct, and complete copies of the following financial statements (collectively, the “Company Financial Statements”):

(i) the unaudited balance sheets of the Company as of December 31, 2021, and the related unaudited statements of operations and cash flows for the period from June 1, 2021 to December 31, 2021; and

(ii) the unaudited balance sheet of the Company, as of December 31, 2022, and the related unaudited statements of operations and cash flows for the fiscal year then ended; and

(iii) the unaudited balance sheet of the Company as of September 30, 2023, and the related unaudited statement of operations for the nine-months then ended (the “Interim Financial Statements”).

September 30, 2023 shall be referred to herein as the “Balance Sheet Date” and the balance sheet of the Company as of such date shall be referred to herein as the “Balance Sheet”.

(b) The Company Financial Statements have been prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition and results of operations of the Company as of the dates and for the periods indicated therein except, in each case, as disclosed therein or as set forth on Section 4.5(b) of the Company Disclosure Schedule, and, in the case of the Interim Financial Statements, (i) that such Interim Financial Statements may be subject to normal, recurring year-end adjustments (which are not material individually or in the aggregate) and in the case of the unaudited Company Financial Statements (ii) for the absence of notes thereto with respect to the periods covered thereby (none of which notes would, individually or in the aggregate, be material to the business, financial condition, operating results, or value of the Company taken as a whole).

4.6 Undisclosed Liabilities; Indebtedness.

(a) Except as set forth on Section 4.6(a) of the Company Disclosure Schedule, the Company does not have any liabilities, other than (i) as specifically reflected and adequately reserved against in the Balance Sheet, (ii) those incurred in the Ordinary Course of Business since the Balance Sheet Date (none of which is a liability for breach of contract, breach of warranty, tort, infringement, violation of Law, misappropriation, or that relates to any cause of action, claim or lawsuit), (iii) those included in the calculation of the Closing Payments, or (iv) those incurred in connection with the Transactions to the extent included in Transaction Expenses.

(b) Section 4.6(b) of the Company Disclosure Schedule sets forth a list, as of the date of this Agreement, of all Indebtedness for borrowed money of the Company.

4.7 Absence of Certain Developments. Except (a) as set forth on Section 4.7 of the Company Disclosure Schedule, (b) with respect to COVID-19 or any COVID-19 Measure, and (c) as contemplated by this Agreement, between the Balance Sheet Date and the date hereof, (i) the business of the Company has been conducted in all material respects in the Ordinary Course of Business and (ii) there has not been a Company Material Adverse Effect.

4.8 Legal Proceedings. Except as set forth on Section 4.8 of the Company Disclosure Schedule, as of the date hereof, (i) there are no pending Legal Proceedings against the Company and (ii) there are no pending Orders imposed upon the Company or any of its properties or assets. The Company has not received any notice of any Order or Proceeding from any Governmental Authority or other Person of, and, to the Knowledge of the Company, has not been under investigation with respect to, any actual, alleged or potential material violation of, or failure to comply in any material respect with, any applicable Law or Order that has not been, or will not be, cured as of Closing. To the Knowledge of Company, no event has occurred or circumstance exists that would reasonably be expected to give rise to or serve as a basis for the commencement of any Proceeding.

4.9 Compliance with Laws; Permits.

(a) Except as set forth on Section 4.9(a) of the Company Disclosure Schedule, (i) the Company is in compliance, in all material respects, with all Laws applicable to its businesses and operations and (ii) between the Balance Sheet Date and the date hereof, the Company has not received from any Governmental Authority any written notice of, or been formally charged by a Governmental Authority with, the violation, in any material respect, of any Laws.

(b) Except as set forth on Section 4.9(b) of the Company Disclosure Schedule, the Company has obtained all material Permits that are required for the operation of its business as presently conducted.

(c) Without limiting the generality of the foregoing, the Company is in compliance in all material respects with the applicable provisions of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and any other applicable non-U.S. anti-corruption laws and regulations; applicable Laws related to the imposition of economic sanctions or embargoes by the U.S. government, including all Laws administered by the U.S. Department of Treasury, Office of Foreign Assets Control, and applicable U.S. export controls, including the Export Administration Regulations administered by the U.S. Department of Commerce, Bureau of Industry and Security.

4.10 Taxes.

(a) Since June 1, 2021, the Company has prepared and timely filed, or caused to be prepared and timely filed, with the appropriate Taxing Authorities, all material Tax Returns required to be filed by it, taking into account any extensions of time to file.

(b) Since June 1, 2021, the Company has paid, or caused to be paid, all material Taxes shown as due and payable on such Tax Returns with respect to the Company.

(c) Since June 1, 2021, no material deficiencies for any Taxes have been proposed, asserted or assessed in writing against the Company that are still pending.

(d) No extensions of the period for assessment of any Taxes are in effect with respect to the Company (other than by virtue of extensions of time to file Tax Returns obtained in the Ordinary Course of Business).

(e) To the Knowledge of the Company, no material Tax Return filed by the Company is under current examination by any Taxing Authority.

(f) Since June 1, 2021, no claim has been made in writing by any Taxing Authority in a jurisdiction where the Company does not file Tax Returns with respect to a particular Tax that the Company is or may be subject to taxation in such jurisdiction that has not been resolved.

(g) There are no Liens for Taxes upon any of the assets or properties of the Company, except for Permitted Liens.

(h) The Company is properly classified as an entity that is disregarded as separate from its owner within the meaning of Treasury Regulations Section 301.7701-3(b)(1)(ii), and has been properly classified as such since June 1, 2021.

(i) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, which waiver or extension remains outstanding.

(j) This Section 4.10 sets forth the sole and exclusive representations and warranties of the Company under this Agreement with respect to Taxes of the Company and shall only apply to taxable periods (or portions thereof) ending on or prior to the Closing Date.

4.11 Real Property. The Company does not own or lease any real property.

4.12 Environmental Matters.

(a) Except as set forth on Section 4.12(a) of the Company Disclosure Schedule:

(i) To the Knowledge of the Company, the Company is in compliance with all Environmental Laws applicable to it or its businesses or operations, except where the failure to be in compliance would not, individually or in the aggregate, result in a material liability to the Company.

(ii) To the Knowledge of the Company, (x) the Company maintains all material Permits that are required under Environmental Laws for the operation of their respective businesses as presently conducted (collectively, the “Environmental Permits”) and (y) the Company is not in default or violation of any term, condition or provision of any Environmental Permit, except, in the case of clauses (x) and (y), as would not, individually or in the aggregate, result in a material liability to the Company.

(iii) Since the Balance Sheet Date, the Company has not (i) received any written notice of a Legal Proceeding or Order alleging that the Company is in material violation of or have any material liability for cleanup or remediation of Hazardous Materials under any Environmental Law, nor (ii) received from any Governmental Authority any written notice or claim, or written request for information, pursuant to any Environmental Laws which remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.

4.13 Material Contracts.

(a) Section 4.13(a) of the Company Disclosure Schedule sets forth, in each subpart that corresponds to the subsection listed below, a list of all of the following Contracts as of the date of this Agreement (except for purchase or sale orders entered into in the Ordinary Course of Business) to which the Company is a party (collectively, the “Material Contracts”):

(i) Contracts with each current officer, manager, director, or employee of the Company providing annual compensation (excluding bonus and commissions);

(ii) Contracts entered into since the Balance Sheet Date providing for the acquisition or disposition by the Company of any operating business (whether via an equity transaction, asset transaction or otherwise);

(iii) Contracts for the making of any material loans to another Person;

(iv) Contracts that involved (A) payment to the Company or (B) payment by the Company, in either case, of more than $50,000 in the aggregate for any individual Contract during the twelve (12)-month period ended December 31, 2022 that are not terminable by the Company without penalty on ninety (90) days’ or less notice;

(v) Contract under which the Company is a lessee or lessor of any tangible property (for the avoidance of doubt, excluding real property), except for any such Contract under which the aggregate annual rental payments do not exceed $25,000;

(vi) Contracts containing covenants of the Company prohibiting the Company from competing in any line of material business or prohibiting the Company from conducting material business with any Person in any geographic area;

(vii) Contracts for partnership, joint venture, franchise, strategic alliance, co-investment, with any Person; and

(viii) Contracts providing for the incurrence, assumption or guarantee of any Indebtedness by the Company (except for (x) those Contracts being terminated or cancelled in connection with the Closing, and (y) security agreements ancillary to any Lease of personal property with respect to the property so Leased).

(ix) any Contract for the purchase of materials, supplies, goods, services, equipment or other assets that for fiscal year 2023 resulted in annual payments by the Company in excess of $25,000.00);

(x) any Contract that for fiscal year 2023 resulted in the Company recognizing revenue from a Person in excess of $25,000.00;

(xi) any Contract (or series of related Contracts) entered into in the past two (2) years relating to the material acquisition or disposition of any Person, business or material real property or other assets (whether by merger, sale of equity, sale of assets or otherwise), excluding leases and acquisitions or dispositions in the Ordinary Course of Business;

(xii) any Contract with any Governmental Entity;

(xiii) any Company License or Third Party License, excluding non-exclusive, inbound licenses for commercially available, off-the-shelf software or services with annual or aggregate fees of less than $25,000.00 (or its equivalent in other currency);

(xiv) any Contract that involves the disposition, acquisition or lease of, or that grants to any Person a right to purchase (including rights of first refusal, options, exclusive dealings, “most favored nation” or other similar rights, terms or requirements), whether by merger, sale of equity, sale of assets or otherwise, (A) any Person, business, securities or real property or (B) any assets of the Company, in each case with a fair market value in excess of $25,000.00 (or its equivalent in other currency), individually or in the aggregate;

(xv) any Contract for an “earn out,” contingent purchase price or similar contingent payment obligation, or any Contract the primary purpose of which is indemnification;

(xvi) any Contract that affords to any Person any performance fees or allocations, carried interest or any other right to participate directly or indirectly in profits of the operation or the Company;

(xvii) any Contract containing any future capital expenditure obligations of the Company in excess of $25,000.00 (or its equivalent in other currency), individually or in the aggregate;

(xviii) any Contract for the settlement, waiver or compromise of any pending or threatened Proceeding or Order under which the Company has continuing obligations;

(xix) any Contract relating interest rate protection, hedging (including commodity or currency hedging), forward purchases, swaps, puts, calls, options or other derivative instruments entered into by the Company; and

(xx) any Contract that requires the Company to deal exclusively or on a “sole source” basis with another Person for the purchase of any material component, raw material, product or service that is used or provided by the Company.

(b) Except as set forth on Section 4.13(b) of the Company Disclosure Schedule, each Material Contract is in full force and effect and is a legal, valid, and binding obligation of the Company and, to the Knowledge of the Company, the other party or parties thereto, except (i) as enforceability may be limited by applicable Equitable Principles or (ii) where the failure to be legal, valid binding or enforceable would not, individually or in the aggregate, result in a material liability to the Company.

4.14 Personal Property; Inventory.

(a) Personal Property. Except as set forth on Section 4.14 of the Company Disclosure Schedule, the Company has valid title to, or a valid leasehold interest in or a valid license to use, the tangible material personal property currently used in the conduct of the business of the Company (other than items of tangible personal property that individually or in the aggregate are immaterial to the operation of such business), and such title, leasehold interest or license are free and clear of all Liens (other than Permitted Liens). All items of tangible personal property that are material to the operation of the business of the Company are, to the Knowledge of the Company, in satisfactory operating condition and repair (ordinary wear and tear excepted).

(b) Inventory. All Inventory of the Company, including consumables, whether or not reflected in the Company Financial Statements, is in good condition in all material respects, consists of items of quality usable or saleable in the ordinary course of business, other than damaged, defective and/or obsolete units of Inventory that have been written off or written down in the Company Financial Statements in accordance with GAAP. All such Inventory is owned by the Company free and clear of all Liens (other than Permitted Liens) and is in quantities sufficient for normal operation of the business of the Company in accordance with past practices.

4.15 Intellectual Property.

(a) Section 4.14(a)(i) of the Company Disclosure Schedule sets forth a list of all material registrations and applications for registration or issuance with a Governmental Authority of any Owned Intellectual Property (collectively, the “Scheduled IP”). To the Knowledge of the Company, the Scheduled IP is subsisting and in full force and effect. To the Knowledge of the Company, except as set forth on Section 4.14(a)(ii) of the Company Disclosure Schedule, there is no pending claim by any third party contesting the ownership or use by the Company of any Owned Intellectual Property, except as would not, individually or in the aggregate, result in a material liability to the Company. Except as set forth on Section 4.14(a)(iii) of the Company Disclosure Schedule, all right, title and interest in and to the Scheduled IP is owned by the Company free and clear of all Liens except for Permitted Liens.

(b) To the Knowledge of the Company, all material Intellectual Property that is used in or necessary to the conduct of business of the Company as currently conducted is either (i) owned by the Company or (ii) licensed for use by the Company, except, in each case, where a failure to so own or license such Intellectual Property would not, individually or in the aggregate, result in a material liability to the Company.

(c) To the Knowledge of the Company, except as set forth on Section 4.15(c) of the Company Disclosure Schedule, the Company, in the current operation of their business, is not infringing, violating or misappropriating any Intellectual Property of any third party, except for any infringement, violation or misappropriation that would not, individually or in the aggregate, result in a material liability to the Company.

(d) Section 4.15(d) of the Company Disclosure Schedule separately lists and identifies all Software that is owned by the Company (the “Company Software”). The Company Software performs in all material respects in accordance with the documentation and other written materials related thereto and, to the Knowledge of the Company, is free from any disabling codes or instructions and any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines or hardware components that permit unauthorized access or the unauthorized disruption, impairment, disablement or erasure of such Company Software.

(e) Except for shrink-wrap licenses, other licenses for Commercial-Off-The-Shelf Software, standard end user license agreements for the Company’s products and deliverables under the Company’s customer Contracts, Section 4.15(e) of the Company Disclosure Schedule sets forth a complete list of all licenses under which the Company is a licensor or licensee or otherwise is authorized to use any material Intellectual Property. All such licenses are in full force and effect, and are binding obligations of the Company and, to the Knowledge of the Company, the other party or parties thereto, except (i) as enforceability may be limited by applicable Equitable Principles or (ii) where the failure to be legal, valid, binding or enforceable would not have a Company Material Adverse Effect. The Company is not in default under any such license, and to the Knowledge of the Company, no other party or parties to any such license is in default thereunder.

(f) The Company has taken commercially reasonable efforts to maintain the secrecy of their trade secrets. To the Knowledge of the Company, no trade secret material to the business of the Company as presently conducted has been authorized to be disclosed or has been actually disclosed by the Company other than pursuant to a binding and enforceable nondisclosure agreement or other obligation of confidentiality restricting the disclosure and use of such trade secrets.

(g) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company is in compliance in all material respects with all applicable Laws, as well as their respective rules, policies and procedures, relating to privacy, data protection, and the collection, use, storage and disposal of Personal Information collected, used or held for use by the Company in the conduct of their respective businesses, (ii) no Proceeding or Order is pending or threatened in writing or, to the Knowledge of the Company, orally, alleging a violation of any Person’s rights concerning Personal Information and (iii) to the Knowledge of the Company, there is no currently occurring material incident of unauthorized access to or acquisition of Personal Information in the custody or control of the Company.

(h) The Company has taken commercially reasonable measures to protect, maintain and preserve the operation and internal and external security of its software, firmware, middleware, servers, systems, networks, workstations, data communication lines and other information technology equipment used to conduct business (the “Company Systems”). Since June 1, 2021, there have been no failures, breakdowns, continued substandard performance or other adverse events affecting any such Company Systems that have caused substantial disruption of, or interruption in or to, the use of such Company Systems or the conduct of business.

4.16 Labor.

(a) The Company is not a party to any labor or collective bargaining agreement in respect of any employee or group of employees of the Company. Except as set forth on Section 4.16(a) of the Company Disclosure Schedule, as of the date hereof, (i) there are no, and within the period starting on the Balance Sheet Date and ending on the date hereof, there have been no, material strikes, work stoppages, work slowdowns, lockouts, picketing or other material organized labor disputes pending against the Company, and (ii) there are no material unfair labor practice charges or complaints pending by or on behalf of any employee or group of employees of the Company against the Company before a Governmental Authority. The Company has provided to Buyer a true and complete list of each employee of the Company and their current base salary (or wages), target bonus and other cash incentive compensation (as applicable). To the Knowledge of the Company, any and all independent contractors engaged by the Company are appropriately classified.

4.17 Transactions With Related Parties. Except as set forth on Section 4.17 of the Company Disclosure Schedule, as of the date hereof, no present employee, officer, director, manager or equityholder of either of the Company, Seller or Guardion (each a “Related Party”), is currently a party to any Contract with ongoing obligations or liabilities on the part of the Company, other than (i) Contracts on arms-length terms and (ii) Contracts that will be terminated at or prior to Closing. As of the Closing Date, all Contracts with a Related Party have been terminated with no liability incurred by the Company or the Buyer, and the Company is not in default under any such Contract with a Related Party.

4.18 Insurance. Section 4.18 of the Company Disclosure Schedule contains a list of all material insurance policies owned or held by or on behalf of the Company as of the date of this Agreement (the “Insurance Policies”). Section 4.18 of the Company Disclosure Schedule sets forth the name of the insured, the name of the insurer, the type of policy and the policy number for each such Insurance Policy. As of the date of this Agreement, all Insurance Policies are in full force and effect and the Company is in compliance in all material respects with the provisions of such policies. As of the date hereof, the Company has not received a written notice of cancellation of any Insurance Policy.

4.19 Financial Advisors. Except for the Investment Bankers, no Person has acted, directly or indirectly, as a broker, finder, agent, investment banker or financial advisor for Seller, Guardion or the Company in connection with the Transactions and no Person other than the Investment Bankers is entitled to any fee or commission or like payment based on the arrangements made by Seller, Guardion or the Company in connection with the Transactions.

4.20 Privacy and Data Security.

(a) The Company materially complies with Applicable Privacy and Security Laws, and with privacy and information security obligations to which they are subject under Contract and privacy policies. To the Company’s Knowledge, the Company is not under investigation for a material violation of any of the Applicable Privacy and Security Laws.

(b) All computer systems, including the Company Software, firmware, hardware, networks, interfaces, and related systems owned or licensed by the Company (collectively, the “Business Systems”) are commercially reasonable for the needs of their business as currently conducted. To the Company’s Knowledge, in the last twelve (12) months, (i) there has been no material disruption, interruption or outage to any material Business System, (ii) no material part of the Business Systems has been prone to material malfunction or error, and (iii) there has been no unauthorized material breach of the security of the Business Systems. The Company safeguards its Business Systems with information security controls, and disaster recovery and business continuity practices.

4.21 LIMITATIONS OF REPRESENTATIONS AND WARRANTIES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE IV (AS MODIFIED, SUBJECT TO THE LIMITATIONS AND QUALIFICATIONS SET FORTH IN SECTION 11.2(c), BY THE COMPANY DISCLOSURE SCHEDULE), THE COMPANY MAKES NO, AND HAS NOT AUTHORIZED ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AGENTS OR REPRESENTATIVES OR ANY OTHER PERSON TO MAKE ANY OTHER, EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE COMPANY, ITS AFFILIATES OR THE TRANSACTIONS, AND THE COMPANY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE OUTSIDE OF THIS AGREEMENT, WHETHER MADE BY THE COMPANY, ANY AFFILIATE OF THE COMPANY OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, EQUITYHOLDERS, EMPLOYEES, AGENTS OR REPRESENTATIVES OR ANY OTHER PERSON OR WHETHER ARISING FROM STATUTE OR OTHERWISE IN LAW, FROM A COURSE OF DEALING OR A USAGE OF TRADE OR OTHERWISE AND IF MADE, SUCH REPRESENTATION OR WARRANTY MAY NOT BE RELIED UPON BY BUYER OR ANY OF ITS AFFILIATES AND REPRESENTATIVES AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF ITS AFFILIATES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE IV (AS MODIFIED, SUBJECT TO THE LIMITATIONS AND QUALIFICATIONS SET FORTH IN SECTION 11.2(c), BY THE COMPANY DISCLOSURE SCHEDULE), THE COMPANY HEREBY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, OPINION, PROJECTION, FORECAST, STATEMENT, MEMORANDUM, PRESENTATION, ADVICE OR INFORMATION MADE, COMMUNICATED, OR FURNISHED (ORALLY OR IN WRITING) TO BUYER OR ITS AFFILIATES OR REPRESENTATIVES (INCLUDING ANY OPINION, PROJECTION, FORECAST, STATEMENT, MEMORANDUM, PRESENTATION, ADVICE OR INFORMATION THAT MAY HAVE BEEN OR MAY BE PROVIDED TO BUYER BY ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT, CONSULTANT, OR REPRESENTATIVE OF THE COMPANY OR ANY OF ITS AFFILIATES OR ANY OTHER PERSON, INCLUDING ANY INFORMATION MADE AVAILABLE IN THE DATA ROOM IN CONNECTION WITH THE TRANSACTIONS). THE COMPANY DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES TO BUYER REGARDING MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR THE PROBABLE SUCCESS OR PROFITABILITY OF THE BUSINESS CONDUCTED BY THE COMPANY OR ANY OTHER PERSON.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Except as set forth on the disclosure schedule delivered by Buyer to Seller concurrently with this Agreement (the “Buyer Disclosure Schedule”), which are subject to the limitations and qualifications set forth in Section 11.2(c), Buyer hereby represents and warrants to the Seller as of the date hereof and as of the Closing Date as follows:

5.1 Organization and Power. Buyer is a corporation duly organized, validly existing and in good standing (to the extent such concept or a comparable status is recognized) under the Laws of the State of Delaware. Buyer has the requisite power and authority to execute and deliver each Transaction Agreement to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. Buyer has the requisite power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Buyer is duly licensed or qualified to do business in each jurisdiction in which the nature of its business or the character or location of any properties or assets owned or leased by it makes such licensing or qualification required by Law, except for those jurisdictions where the failure to be so licensed or qualified would not have, individually or in the aggregate, a Buyer Material Adverse Effect.

5.2 Authorization of Transaction Agreements. The execution and delivery of the Transaction Agreements to which it is or will be a party and the performance of its obligations thereunder have been duly authorized by the requisite action on the part of Buyer. No other proceeding, action or approval on the part of Buyer (including by its equityholders) is necessary to authorize the Transaction Agreements to which it is or will be a party or to consummate the Transactions. Each of the Transaction Agreements to which it is or will be a party has been or will be, as applicable, duly and validly executed and delivered by Buyer and (assuming the due authorization, execution and delivery by the other parties thereto) each of the Transaction Agreements, when so executed and delivered, will constitute, the legal, valid and binding obligations of Buyer, enforceable against it in accordance with its terms, subject to applicable Equitable Principles.

5.3 Conflicts; Consents of Third Parties. Except as set forth on Section 5.3 of the Buyer Disclosure Schedule, none of the execution, delivery and performance by Buyer of the Transaction Agreements to which it is or will be a party, or the consummation of the Transactions by Buyer, will contravene, conflict with, violate or constitute a default (with or without notice or lapse of time, or both) under, give rise to a right of termination, acceleration, modification or cancellation under, or otherwise require the consent or waiver of, notice or declaration to, or filing with any Person, including any Governmental Authority pursuant to, any provision of (A) the Organizational Documents of Buyer; (B) any Contract or Permit to which Buyer or any of its Affiliates, as applicable, is a party; or (C) any Law or Order applicable to Buyer or any of its Affiliates, as applicable, except, in the case of clauses (B) and (C), where such contravention, conflict, violation, default, right, consent, waiver, notice, declaration or filing would not have, individually or in the aggregate, a Buyer Material Adverse Effect. Buyer is not aware of any reason why any consents or actions by or in respect of, or filings with, any Governmental Authority referred to in this Section 5.3 will not be made or obtained promptly after the date hereof and in any event by the Termination Date.

5.4 Legal Proceedings. As of the date hereof, (i) there are no pending Legal Proceedings against Buyer and (ii) there are no pending Orders imposed upon Buyer that, in each case of (i) and (ii), would have a Buyer Material Adverse Effect.

5.5 Financial Capability. Buyer (i) has, and will have as of the Closing, a combination of sufficient unrestricted cash on hand in the United States and immediately available access to cash under the Buyer Credit Facility to pay the Purchase Price and all related fees and expenses in connection with the Transactions, (ii) has, and will have as of the Closing, the resources and capabilities (financial and otherwise) to perform its obligations hereunder, and (iii) has not incurred, and as of the Closing will not have incurred, any obligation, condition, commitment, restriction or liability of any kind that would impair or adversely affect such resources and capabilities. In no event shall the receipt or availability of any funds or financing by Buyer or any of its Affiliates or any other financing or other transactions be a condition to any of Buyer’s obligations under this Agreement. The outstanding balance and available limits under the Buyer Credit Facility as of the date hereof is as set forth on Section 5.5 of the Buyer Disclosure Schedule.

5.6 Solvency. Upon consummation of the Transactions, Buyer and the Company, on a consolidated basis, will not (i) be insolvent or have incurred debts beyond their ability to pay such debts as they mature or (ii) have unreasonably small capital with which to engage in their respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the Transactions with the intent to hinder, delay or defraud either present or future creditors of Buyer or the Company.

5.7 Investment. Buyer is acquiring the Closing Units for its own account and for investment purposes and not with a view to the distribution thereof. Buyer acknowledges that the Closing Units have not been registered under the Securities Act or any state securities Law and Buyer must bear the economic risk of its investment in the Closing Units until and unless the offer and sale of the Closing Units is subsequently registered under the Securities Act and all applicable state securities Laws or an exemption from such registration is applicable. Buyer has conducted an examination of available information relating to the Company and its business, Buyer has such knowledge, sophistication and experience in business and financial matters that it is capable of evaluating an investment in the Closing Units, and Buyer can bear the substantial economic risk of an investment in the Closing Units for an indefinite period of time and can afford a complete loss of such investment.

5.8 Financial Advisors. Except as set forth on Section 5.8 of the Buyer Disclosure Schedule, no Person has acted, directly or indirectly, as a broker, finder, agent, investment banker or financial advisor for Buyer or its Affiliates and no Person is entitled to any fee or commission or like payment based on the arrangements made by Buyer or its Affiliates in connection with the Transactions.

5.9 Proxy Statement. None of the information with respect to Buyer or any of its Affiliates or representatives furnishes in writing to the Company, Guardion or Seller for use or incorporation in the Guardion Proxy Statement, will, at the time such Guardion Proxy Statement is filed with the SEC in definitive form, at the time it (or any amendment or supplement thereto) is first disseminated to Guardion’s stockholders, or at the time of the Guardion Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

5.10 Ownership of Guardion Common Stock. Neither Buyer nor any of its Affiliates or Associates “owns” (as defined in Section 203(c)(9) of the DGCL) any shares of Guardion Common Stock.

5.11 No Due Diligence or Financial Contingencies. Buyer acknowledges and agrees that there are no due diligence or financing contingencies to Buyer’s obligation to consummate the transactions contemplated hereby.

5.12 Bank Approval. The lender under the Buyer Credit Facility has consented to the Transactions and approved the draw necessary to fund the Purchase Price. Buyer has delivered a true, correct and complete copy of such consent and such consent remains in effect.

5.13 LIMITATIONS OF REPRESENTATIONS AND WARRANTIES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE V (AS MODIFIED, SUBJECT TO THE LIMITATIONS AND QUALIFICATIONS SET FORTH IN SECTION 11.2(c), BY THE BUYER DISCLOSURE SCHEDULE), BUYER MAKES NO, AND HAS NOT AUTHORIZED THE ITS RESPECTIVE EQUITYHOLDERS, OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR THOSE OF ANY OF BUYER’S AFFILIATES, TO MAKE ANY OTHER, EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO BUYER ITS AFFILIATES, OR THE TRANSACTIONS, AND BUYER DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY BUYER OR ANY AFFILIATE OF BUYER OR ANY OF THEIR RESPECTIVE EQUITYHOLDERS, OFFICERS, DIRECTORS, MANAGERS, EQUITYHOLDERS, EMPLOYEES, AGENTS OR REPRESENTATIVES OR WHETHER ARISING FROM STATUTE OR OTHERWISE IN LAW, FROM A COURSE OF DEALING OR A USAGE OF TRADE AND IF MADE, SUCH REPRESENTATION OR WARRANTY MADE OUTSIDE OF THIS AGREEMENT MAY NOT BE RELIED UPON BY BUYER OR ANY OF ITS AFFILIATES AND REPRESENTATIVES AS HAVING BEEN AUTHORIZED BY BUYER OR ANY OF ITS AFFILIATES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE V (AS MODIFIED, SUBJECT TO THE LIMITATIONS AND QUALIFICATIONS SET FORTH IN SECTION 11.2(c), BY THE BUYER DISCLOSURE SCHEDULE), BUYER HEREBY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, OPINION, PROJECTION, FORECAST, STATEMENT, MEMORANDUM, PRESENTATION, ADVICE OR INFORMATION MADE, COMMUNICATED, OR FURNISHED (ORALLY OR IN WRITING) TO BUYER OR ITS AFFILIATES OR REPRESENTATIVES (INCLUDING ANY OPINION, STATEMENT, MEMORANDUM, PRESENTATION, ADVICE OR INFORMATION THAT MAY HAVE BEEN OR MAY BE PROVIDED TO SELLER OR GUARDION BY ANY EQUITYHOLDER, DIRECTOR, OFFICER, EMPLOYEE, AGENT, CONSULTANT, OR REPRESENTATIVE OF BUYER OR OF ITS AFFILIATES, INCLUDING ANY INFORMATION MADE AVAILABLE IN THE DATA ROOM IN CONNECTION WITH THE TRANSACTIONS).

ARTICLE VI

COVENANTS

6.1 Conduct of Business. From and after the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with its terms (the “Interim Period”), the Company shall, except (v) as required or contemplated by this Agreement, (w) as set forth on Section 6.1 of the Company Disclosure Schedule, (x) any reasonable action taken in connection with COVID-19 or any COVID-19 Measure, (y) as consented to in writing by Buyer (which consent shall not be unreasonably withheld, conditioned, or delayed), or (z) as required by Law, (a) use commercially reasonable efforts to preserve substantially intact its business organization and to preserve the present commercial relationships with key Persons with whom it does business and (b) not do any of the following (provided, however, that no action by the Company with respect to matters specifically addressed by any provision of this clause (b) shall be deemed a breach of the preceding clause (a) unless such action would constitute a breach of this clause (b)):

(i) make any capital expenditure in excess of $50,000 in the aggregate;

(ii) take or omit to take any action that would reasonably be expected to result in a Company Material Adverse Effect;

(iii) declare or pay a dividend on, or make any other distribution in respect of, its Equity Interests except dividends and distributions solely in cash;

(iv) repurchase, redeem, or otherwise acquire or cancel any of its Equity Interests, except for repurchases, redemptions or cancellations pursuant to any Contract in existence as of the date hereof;

(v) acquire in any manner (whether by merger or consolidation, the purchase of Equity Interests in or a material portion of the assets of or otherwise) any business or any Person (excluding the acquisition of assets not constituting substantially all of the assets of another Person and in the Ordinary Course of Business);

(vi) amend or terminate any Material Contract (excluding any Benefit Plan), in effect as of the date hereof, and as applicable, other than Contracts or extensions (A) with a term (as amended) of less than one year, (B) which involve annual payments or receipts of $100,000 or less, (C) amended or terminated in the Ordinary Course of Business or (D) as permitted by clause (vii) of this Section 6.1(b);

(vii) (A) materially increase the base compensation of any employees or (B) materially amend, terminate or enter into a new Benefit Plan except, in each case, (v) termination of the applicable Benefit Plan as required in connection with an employee termination, (w) in the Ordinary Course of Business (including the customary renewal of any Benefit Plan), (x) as required by any Contract or Law, (y) as required or permitted under the terms of any Benefit Plan in effect on the date hereof and (z) with respect to any transaction, retention, change of control or similar arrangements which, in each case, are payable in connection with the Transactions;

(viii) incur any Indebtedness in excess of $50,000 in the aggregate (with respect to the Company), except (A) current liabilities incurred in the Ordinary Course of Business, (B) borrowings under existing credit facilities, or (C) obligations under Contracts entered into in the Ordinary Course of Business;

(ix) adopt any amendments to their respective Organizational Documents that is adverse to Buyer;

(x) make any material change in the accounting principles, methods, practices or policies applied in the preparation of the Company Financial Statements, unless such change is required by applicable Law or GAAP;

(xi) sell, or otherwise dispose of, any (A) intangible asset, or (B) tangible assets, in each case of (A) and (B), in excess of $100,000 in the aggregate, other than sales of inventory in the Ordinary Course of Business and personal property sold or otherwise disposed of in the Ordinary Course of Business except, in each case, for any tangible asset which is obsolete;

(xii) (A) make, change or revoke any material Tax election outside of the Ordinary Course of Business; (B) change any annual Tax accounting period; (C) change any Tax accounting principles, methods, practices or policies; (D) file any amended Tax Return; or (E) enter into any Tax allocation agreement, Tax sharing agreement, or Tax indemnity agreement (other than commercial Contracts entered into in the Ordinary Course of Business that do not primarily relate to Taxes); or

(xiii) agree in writing to take any of the actions contained in this clause (b).

Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall require the Company to obtain consent from Buyer to do any of the foregoing if obtaining such consent, after consultation with the Company’s outside legal counsel, would reasonably be expected to violate applicable Law. Prior to the Closing, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over the operations of the Company.

6.2 Access to Information.

(a) During the Interim Period, upon reasonable advance notice, and subject to the restrictions contained in the confidentiality agreements to which the Company is subject, the Company shall provide to Buyer and Buyer’s authorized representatives, during normal business hours, reasonable access to all books and records of the Company and the reasonable opportunity to contact and speak with vendors and customers of the Company set forth on Section 6.2(a) of the Buyer Disclosure Schedule (in a manner so as to not interfere with the normal business operations of the Company) (provided that Buyer shall notify Guardion of its desire to communicate with any such customer or vendor and Guardion shall coordinate all introductions and meetings and Guardion shall be entitled to have a representative present during any discussions), for any reasonable purpose (provided, however, that the continuation of due diligence shall not be deemed a reasonable purpose). All of such information furnished pursuant to this Section 6.2(a) shall be treated as confidential information pursuant to the terms of the Confidentiality Agreement. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to disclose any information to Buyer or its representatives if (x) such disclosure would be reasonably likely to jeopardize any attorney-client or other legal privilege, (y) such disclosure would be reasonably likely to contravene any applicable Laws, or (z) the Parties are in an adversarial relationship in litigation or arbitration (in which case the furnishing of information, documents or records contemplated by this Section 6.2(a) shall be subject to applicable rules relating to discovery) (the matters referred to in this sentence with respect to any Person, the “Access Limitations”).

(b) From and after the Closing Date, in connection with any reasonable business purpose, including (i) the determination of any matter relating to the rights or obligations of Seller or Guardion under this Agreement or any other Transaction Agreement, (ii) the preparation of any Tax Returns, (iii) any Tax audit, Tax protest, or other proceeding relating to Taxes, (iv) compliance with the requirements of any Governmental Authority, or (v) any Legal Proceeding, upon reasonable prior request and subject to the Access Limitations, Buyer shall, and shall cause the Company to, (A) afford Seller, Guardion, its Affiliates, and their authorized representatives reasonable access, during normal business hours, to the offices, properties, books, records and other documents of Buyer and its Affiliates in respect of the Company and (B) make available to Seller, Guardion, its Affiliates and their authorized representatives the employees of the Company, Buyer and its Affiliates in respect of the Company whose assistance, expertise, testimony, notes and recollections or presence is necessary to assist Seller or Guardion in connection with Seller’s or Guardion’s inquiries for any of the purposes referred to above, including the presence of such Persons as witnesses in hearings or trials for such purposes; provided, however, that (x) such requests shall be at the sole cost and expense of Seller or Guardion, as appropriate (provided Buyer shall bear its own overhead costs), and shall not unreasonably interfere with the normal operations of Buyer or any of its Affiliates, (y) the auditors and accountants of Buyer or its Affiliates shall not be obligated to make any work papers (to the extent such documents exist) available to any Person unless and until such Person has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or accountants, and (z) if the Parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records contemplated by this Section 6.2(b) shall be instead subject to applicable rules relating to discovery.

(c) During the Interim Period, Buyer hereby agrees that it is not authorized to and shall not (and shall cause its employees, agents, representatives or Affiliates not to) contact any current or former officer, director, manager, employee, customer, supplier, distributor or other material business relation of the Company regarding the Transactions without the prior written consent of the Company, except as permitted under Section 6.2(a). Buyer shall indemnify and hold harmless the Company, its Affiliates and their employees, officers, managers and/or directors and representatives from and against any and all Losses suffered or incurred by them in connection with any contact made by Buyer or its representatives in violation of this Section 6.2(c).

6.3 Efforts. Each of the Company, Guardion and Seller, on the one hand, and Buyer, on the other hand, shall use its respective commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective as promptly as possible, but in no event later than the Termination Date, the Transactions.

6.4 Governmental Consents. As of the Closing Date, the Company, Guardion and Seller will have obtained any and all consents of any Governmental Authority which are necessary to authorize and enable the Company, Guardion and Seller to execute and deliver this Agreement and the other Transaction Agreements without violation of any applicable Law.

6.5 Confidentiality. Buyer acknowledges that the information provided to it and its representatives in connection with this Agreement (including Section 6.2(a) hereof) and the Transactions is subject to the terms of the Confidentiality Agreement, dated April 17, 2023, by and between the Alantra, LLC and Buyer (the “Confidentiality Agreement”), the terms of which are incorporated herein by reference. Buyer acknowledges that if this Agreement is terminated in accordance with its terms, the Confidentiality Agreement shall remain in full force and effect in accordance with its terms.

6.6 Preservation of Records. In addition to and not in limitation of the provisions of Section 6.2(b), Buyer agrees to preserve and keep the records relating to the businesses of the Company for a period of seven (7) years from the Closing Date and shall make such records and personnel available to Seller, Guardion or its Affiliates as may be reasonably requested in connection with, among other things, preparation of Tax Returns, any insurance claims by, Legal Proceedings (other than Legal Proceedings between Seller or Guardion, on the one hand, and Buyer, on the other hand, related to this Agreement or the Transactions) or Tax audits against, or governmental investigations of, the Company or in order to enable Seller and Guardion to comply with their obligations under this Agreement and each other Transaction Agreement.

6.7 Publicity. The initial press release with respect to this Agreement and the transactions contemplated hereby shall be a release mutually agreed to by Guardion and Buyer. Thereafter, each of Guardion and Buyer agrees that no public release, statement, announcement, or other disclosure concerning the Transaction shall be issued by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned, or delayed), except as may be required by: (a) applicable Law, (b) court process, (c) the rules or regulations of any applicable United States securities exchange, or (d) any Governmental Authority to which the relevant party is subject or submits, provided, in each such case, the party making the release, statement, announcement, or other disclosure shall use its reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, the restrictions set forth in this Section 6.7 shall not apply to any release, statement, announcement or other disclosure made with respect to: (i) a Company Adverse Recommendation Change issued or made in compliance with Section 6.10; (ii) any other disclosure issued or made in compliance with Section 6.10; or (iii) the Transactions that is substantially similar (and identical in any material respect) to those in a previous release, statement, announcement, or other disclosure made by Seller, Guardion, the Company, or Buyer in accordance with this Section 6.7. Nothing in this Section 6.7 shall prohibit (i) the Company, Seller, Guardion and their Affiliates, on the one hand, and Buyer and its equityholders and Affiliates, on the other hand, from disclosing such information to their respective directors, managers, officers, executive employees, equity owners, partners, prospective partners, investors, prospective investors, professional advisors and lenders who have a need to know the information and who agree to keep such information confidential or are otherwise bound by confidentiality obligations with respect thereto, and (ii) Buyer’s, Seller’s, Guardion’s and the Company’s professional advisors from publishing “tombstones” or other customary announcements following the initial press release which do not contain pricing or other details that are not otherwise publicly available.

6.8 Director and Officer Liability; Indemnification.

(a) For a period of six (6) years after the Closing Date, (i) Buyer shall not, and shall not permit the Company to, amend, repeal or modify any provision in any of their Organizational Documents relating to the exculpation, limitation of fiduciary duties, indemnification or advancement of expenses of any present or former employees, officers, managers and/or directors (each, a “D&O Indemnified Person”) (unless and to the extent required by Law), and (ii) Buyer shall cause the Company to, indemnify and hold harmless the D&O Indemnified Persons against all D&O Expenses and all Losses awarded by a final and non-appealable judgment or paid in settlement in respect of any threatened or pending claim, action or proceeding, whether civil, administrative or investigative, based on or arising out of or relating to the fact that such D&O Indemnified Person is or was a director, manager or officer of the Company, arising out of acts or omissions occurring on or prior to the Closing and not arising from any alleged fraudulent or willful misconduct of such D&O Indemnified Person (a “D&O Indemnifiable Claim”). Any D&O Indemnifiable Claims shall continue until such D&O Indemnifiable Claim is disposed of or all Orders in connection with such D&O Indemnifiable Claim are fully and finally satisfied. For the purposes of this Agreement, “D&O Expenses” shall include reasonable attorneys’ fees and all other costs, charges and expenses paid or incurred in connection with defending a D&O Indemnified Person in any such D&O Indemnifiable Claim.

(b) In the event that a D&O Indemnified Person becomes aware of a D&O Indemnifiable Claim, such D&O Indemnified Person shall promptly issue written notice of the D&O Indemnifiable Claim to Company. Company shall then have the right, but not the obligation, exercisable by written notice to the D&O Indemnified Person, within fifteen (15) Business Days of the date that Company receives notice of the D&O Indemnifiable Claim, to assume the defense of such D&O Indemnifiable Claim. If Company gives such notice of intent to defend, Company shall assume the defense thereof as follows: (i) Company will defend the D&O Indemnified Person against the matter with counsel compensated by and chosen by Company, subject to the D&O Indemnified Person’s reasonable prior approval of such counsel and provided that Company shall conduct such defense in an active and diligent manner and in good faith; (ii) the D&O Indemnified Person may retain separate co-counsel at the sole cost and expense of the D&O Indemnified Person; and (iii) Company will not consent to the entry of any judgment with respect to the matter, or enter into any settlement, without the written consent of the D&O Indemnified Person, which consent will not be unreasonably withheld, delayed or conditioned. If, however, Company does not notify the D&O Indemnified Person within fifteen (15) Business Days after Company has received given notice of the matter that Company is assuming the defense thereof or, then Company shall not be entitled to assume the defense of the claim and the D&O Indemnified Person shall have the right to contest the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. Notwithstanding the foregoing, Company will not be entitled to control, and the D&O Indemnified Person will be entitled to have control over, the defense or settlement of any D&O Indemnifiable Claim (and the cost of such defense and any Losses with respect to such D&O Indemnifiable Claim shall constitute an amount for which the D&O Indemnified Person is entitled to indemnification hereunder) if : (i) the D&O Indemnifiable Claim relates to, arises from or involves a criminal or quasi criminal action or relates to Taxes, (ii) if the D&O Indemnifiable Claim seeks injunctive relief or other equitable remedies or nonmonetary relief against the D&O Indemnified Person, (iii) the D&O Indemnified Person has been advised in writing by legal counsel that a conflict of interest exists which, under applicable principles of legal ethics, would prohibit a single legal counsel from representing both the D&O Indemnified Person and the Company in such D&O Indemnifiable Claim or there may be legal defenses to Company which are different from or additional to those available to the D&O Indemnified Person, or (iv) the D&O Indemnifiable Claim is brought by any Governmental Authority. No failure or delay on the part of the D&O Indemnified Person to so notify Company shall limit any of the obligations of Company under this Section 6.8, except to the extent that Company has been actually materially prejudiced thereby. The D&O Indemnified Person shall not settle any D&O Indemnifiable Claim without the prior written consent of Company, which consent shall not be unreasonably withheld, delayed or conditioned.

(c) At or prior to the Closing, the Guardion shall, at Guardion’s sole expense, maintain in effect, effective as of the Closing, and for a period of six (6) years thereafter without any lapses in coverage, a “tail” policy providing directors’, managers’ and officers’ liability insurance coverage for the benefit of potential D&O Indemnified Persons who are currently covered by Guardion and/or the Company’s directors’, managers’ and officers’ liability insurance policies as of the date hereof or at the Closing with respect to matters occurring prior to the Closing (the “D&O Tail Policy”). The D&O Tail Policy shall provide, during the entire required term of such policy, coverage that is at least equal to the coverage provided under Guardion or the Company’s current directors’, managers’ and officers’ liability insurance policies; provided that Guardion or the Company may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the beneficiaries thereof so long as such substitution does not result in gaps or lapses in coverage with respect to matters occurring prior to the Closing Date. Guardion shall pay or cause to be paid, all Insurance Costs related to the D&O Tail Policy. Guardion and Seller shall be obligated to pay for any retentions required under the D&O Tail Policy. Pursuant to Section 6.8(d), any obligations of the Company for any D&O Indemnifiable Claim shall be net of amounts recovered under the D&O Tail Policy.

(d) Payments under Section 6.8(a) in respect of any D&O Expenses or Losses are limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution, or other similar payment actually received by Guardion, Seller, or any D&O Indemnified Person directly in respect of any such D&O Indemnifiable Claim, including under the D&O Tail Policy, less any related costs and expenses, including the aggregate cost of pursuing any related insurance claims and any related increases in insurance premiums or other charge-backs. Guardion, Seller, and each D&O Indemnified Person shall use commercially reasonable efforts to seek to recover any and all insurance benefits or insurance proceeds prior to making a claim under Section 6.8(a). Promptly after the realization of any insurance proceeds, indemnity, contribution, or other similar payment, each D&O Indemnified Person shall reimburse Company for such reduction in D&O Expenses and Losses paid by Company under Section 6.8(a) prior to realization of reduction of such D&O Expenses and Losses.

(e) This covenant is intended to be for the benefit of, and shall be enforceable by, each of the past and present officers, managers and directors of the Company and their respective heirs and legal representatives. The rights to indemnification and advancement and the other rights provided for herein shall not be deemed exclusive of any other rights to which such a Person is entitled, whether pursuant to applicable Law, Contract or otherwise.

6.9 Financing. Without limiting the generality of the foregoing, (1) Buyer shall give Guardion prompt written notice: (A) of any alleged breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could reasonably be expected to give rise to any breach or default) by any party to the Buyer Credit Facility; (B) of the receipt of any written notice or other written communication from any Person with respect to any: (x) actual or potential breach, default, termination or repudiation by any party to the Buyer Credit Facility or (y) material dispute or disagreement between or among any parties to the Buyer Credit Facility; (C) if for any reason Buyer believes in good faith that there is (or there is reasonably likely to be) a dispute or disagreement between or among any parties to the Buyer Credit Facility; or (D) any material amendments or other modifications to the Buyer Credit Facility; and (2) Buyer shall deliver to Guardion a CFO Certificate on a weekly basis during the Interim Period substantially in the form attached hereto as Exhibit D certifying as to the outstanding balance under the Buyer Credit Facility and the amount of Eligible Accounts (as defined in the Buyer Credit Facility). As soon as reasonably practicable, Buyer shall provide any information reasonably requested by Guardion relating to any circumstance referred to in clause (1)(A) through (D) or clause (2) of the immediately preceding sentence. Buyer shall, and shall cause its Affiliates, not to draw funds under the Buyer Credit Facility in an amount that would cause the available limits to be insufficient for Buyer to be able to pay the Purchase Price at Closing (taking into consideration any unrestricted cash of Buyer to be used in paying the Purchase Price). In the event this Agreement is terminated under Section 8.1 as a direct result of any of the circumstances referred to in clause (1)(A) through (D) or clause (2), Seller shall be entitled to receipt of the Buyer Termination Fee upon notice of the termination in the same manner as set forth in Section 8.3(a).

6.10 No Solicitation.

(a) Except as permitted by this Section 6.10, during the period from the date of this Agreement until the earlier of the Effective Time or the valid termination of this Agreement in accordance with its terms, Seller and Guardion shall not, and shall direct and cause the Company and Seller’s, Guardion’s and the Company’s respective Representatives not to: (i) directly or indirectly, solicit, initiate, or knowingly take any action to facilitate or encourage the submission of any Acquisition Proposal or the making of any proposal that could reasonably be expected to lead to any Acquisition Proposal; (ii) continue, conduct, or engage in any discussions or negotiations with, disclose any non-public information relating to the Company to, afford access to the business, properties, assets, books, or records of the Company or any of its Subsidiaries to, or knowingly assist, participate in, facilitate, or encourage any effort by, any third party (or its potential sources of financing) that is seeking to make, or has made, any Acquisition Proposal; (iii) except where the Guardion Board makes a good faith determination, after consultation with its financial advisors and outside legal counsel, that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company; (iv) enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other Contract relating to any Acquisition Proposal (each, a “Company Acquisition Agreement”); or (vi) approve, authorize, agree, or publicly announce any intention to do any of the foregoing. Seller, Guardion and the Company shall, and shall cause their respective Subsidiaries and Seller’s, Guardion’s and the Company’s respective Representatives to cease immediately and cause to be terminated any and all existing activities, discussions, or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Acquisition Proposal and shall use its reasonable efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of the Company that was furnished by or on behalf of the Company to return or destroy (and confirm destruction of) all such information.

(b) Notwithstanding Section 6.10(a), prior to the receipt of the Requisite Stockholder Vote, the Guardion Board, only to the extent required to entertain alternative acquisition proposals under applicable Law, may, subject to Section 6.10(c): (i) participate in negotiations or discussions with any third party that has made a bona fide, unsolicited, written Acquisition Proposal that the Guardion Board believes in good faith constitutes or could reasonably be expected to result in a Superior Proposal; and (ii) thereafter furnish to such third party non-public information relating to the Company pursuant to an executed confidentiality agreement containing substantive terms that are no less restrictive in any material respect to the counterparty than those contained in the Confidentiality Agreement, except that such confidentiality agreement need not contain any “standstill” or similar provision or otherwise prohibit the making of any Acquisition Proposal; provided, further, that such confidentiality agreement shall not prohibit compliance by the Company with any of the provisions of Section 6.10; provided, in each such case that: (A) none of the Company, Guardion, Seller or any of their respective representatives shall have violated any of the provisions of this Section 6.10 in any material respect, and (B) the Guardion Board first shall have determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law.

(c) Seller and Guardion shall notify Buyer promptly (but in no event later than 72 hours) after it obtains Knowledge of the receipt by Guardion or Seller of any Acquisition Proposal, any inquiry that could reasonably be expected to lead to an Acquisition Proposal, any request for non-public information relating to Guardion, Seller, the Company or any of its Subsidiaries or for access to the business, properties, assets, books, or records of Seller, Guardion or the Company by any third party. In such notice, Seller and Guardion shall identify the details of the material terms and conditions of any such Acquisition Proposal, indication or request, including any proposed financing. Seller and Guardion shall keep Buyer reasonably informed, on a prompt basis, of the status and material terms of any such Acquisition Proposal, indication or request, including any material amendments or proposed amendments as to price, proposed financing, and other material terms thereof.

(d) Except as expressly permitted by this Section 6.10(d) or Section 6.10(e), the Guardion Board shall not effect a Company Adverse Recommendation Change or enter into (or permit the Company to enter into) a Company Acquisition Agreement. Notwithstanding the foregoing, at any time prior to the receipt of the Requisite Stockholder Vote, the Guardion Board may: (i) effect a Company Adverse Recommendation Change with respect to a Superior Proposal or (ii) terminate this agreement pursuant to Section 8.1(a)(viii) in order to enter into a Company Acquisition Agreement with respect to such Superior Proposal; in each case, that did not result from a material breach of this Section 6.10, if: (A) Seller and Guardion promptly notifies Buyer, in writing, at least three (3) Business Days (the “Superior Proposal Notice Period”) before taking the action described in clause (i) or (ii) of this Section 6.10(d), of its intention to take such action with respect to such Superior Proposal; (B) Seller and Guardion specify the identity of the party making the Superior Proposal and the material terms and conditions thereof in such notice and includes an unredacted copy of the Acquisition Proposal and attaches to such notice the most current version of any proposed agreement (which version shall be updated on a prompt basis) for such Superior Proposal and any related documents, including financing documents, to the extent provided by the relevant party in connection with the Superior Proposal; (C) Seller, Guardion and their Representatives during the Superior Proposal Notice Period, negotiate with Buyer in good faith to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal, if Buyer proposes to make such adjustments; and (D) the Guardion Board determines in good faith that such Acquisition Proposal continues to constitute a Superior Proposal (after taking into account any adjustments made by Buyer during the Superior Proposal Notice Period in the terms and conditions of this Agreement) and that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law.

(e) Notwithstanding anything to the contrary in the foregoing, in response to an Intervening Event that has occurred after the date of this Agreement but prior to the receipt of the Requisite Stockholder Vote, the Guardion Board may effect a Company Adverse Recommendation Change if: (i) prior to effecting the Company Adverse Recommendation Change, Seller and Guardion promptly notify Buyer, in writing, at least three (3) Business Days (the “Intervening Event Notice Period”) before taking such action of its intent to consider such action (which notice shall not, by itself, constitute a Company Adverse Recommendation Change), and which notice shall include a reasonably detailed description of the underlying facts giving rise to, and the reasons for taking, such action; (ii) Seller and Guardion shall, and shall cause their Representatives to, during the Intervening Event Notice Period, negotiate with Buyer in good faith to make such adjustments in the terms and conditions of this Agreement so that the underlying facts giving rise to, and the reasons for taking such action, cease to constitute an Intervening Event, if Buyer, in its discretion, proposes to make such adjustments; and (iii) the Guardion Board determines in good faith that the failure to effect such Company Adverse Recommendation Change, after taking into account any adjustments made by Buyer during the Intervening Event Notice Period, would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law. Seller and Guardion each acknowledges and hereby agrees that any Company Adverse Recommendation Change effected (or proposed to be effected) in response to or in connection with any Acquisition Proposal may be made solely and exclusively pursuant to Section 6.10(d) only, and may not be made pursuant to this Section 6.10(e), and any Company Adverse Recommendation Change may only be made pursuant to this Section 6.10 and no other provisions of this Agreement.

(f) Nothing contained herein shall prevent the Guardion Board or any committee thereof from disclosing to the Guardion’s stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to an Acquisition Proposal, if Guardion determines that failure to disclose such position would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; provided, however, that any public disclosure (other than any “stop, look and listen” statement made under Rule 14d-9(f) under the Exchange Act) by Guardion or the Guardion Board (or any committee thereof) relating to any determination, position or other action by Guardion, the Guardion Board or any committee thereof with respect to any Acquisition Proposal shall be deemed to be a Company Adverse Recommendation Change unless the Guardion Board reaffirms the Guardion Board Recommendation in such disclosure.

6.11 Stockholders Meeting; Preparation of Proxy Materials.

(a) Guardion Stockholders Meeting. Guardion shall take reasonably necessary action to duly call, give notice of, convene, and hold the Guardion Stockholders Meeting as soon as reasonably practicable after the date of this Agreement. Except to the extent that the Guardion Board shall have effected a Company Adverse Recommendation Change as permitted by Section 6.10 hereof, the Guardion Proxy Statement shall include the Guardion Board Recommendation. Subject to Section 6.10 hereof, Guardion shall use commercially reasonable efforts to: (i) solicit from the holders of Guardion Common Stock proxies in favor of the adoption of this Agreement and approval of the Transaction; and (ii) take other reasonably necessary actions or advisable to secure the vote or consent of the holders of Guardion Common Stock required by applicable Law to obtain such approval. Guardion shall keep Buyer reasonably updated with respect to proxy solicitation results as reasonably requested by Buyer. Guardion shall have the right, after good faith consultation with Buyer, to, and shall at the request of Buyer, postpone or adjourn the Guardion Stockholders Meeting: (A) for the absence of a quorum, (B) to allow reasonable additional time to solicit additional proxies to the extent that at such time, taking into account the amount of time until the Guardion Stockholder Meeting, Guardion has not received a number of proxies that would reasonably be believed to be sufficient to obtain the Requisite Stockholder Vote at the Guardion Stockholder Meeting, or (C) to the extent required by applicable Law.

(b) In connection with the Guardion Stockholders Meeting, as soon as reasonably practicable following the date of this Agreement, Guardion shall prepare and file the Guardion Proxy Statement with the SEC. Buyer, Guardion, Seller and the Company will cooperate and consult with each other in the preparation of the Guardion Proxy Statement. Without limiting the generality of the foregoing, Buyer will promptly furnish Guardion the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Guardion Proxy Statement. Guardion shall not file the Guardion Proxy Statement, or any amendment or supplement thereto, without providing Buyer a reasonable opportunity to review and comment thereon (which comments shall be reasonably considered by Guardion); provided, that Guardion may amend or supplement the Proxy Statement without the review or comment of Parent from and after any Company Adverse Recommendation Change. Guardion shall use its reasonable efforts to cause the Guardion Proxy Statement to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Guardion shall use its commercially reasonable efforts to resolve, and Buyer agrees to cooperate with Guardion in resolving, all SEC comments with respect to the Guardion Proxy Statement as promptly as practicable after receipt thereof and to cause the Guardion Proxy Statement in definitive form to be cleared by the SEC (if the SEC reviews the Guardion Proxy Statement) and mailed to the Guardion’s stockholders as promptly as reasonably practicable following filing with the SEC. Guardion agrees to consult with Buyer prior to responding to SEC comments with respect to the preliminary Guardion Proxy Statement. Each of Guardion, Seller, the Company, and Buyer agree to correct any information provided by it for use in the Guardion Proxy Statement which shall have become false or misleading in any material respect, and if required by applicable Law in the reasonable judgement of Guardion after consultation with legal counsel, Guardion shall promptly prepare an amendment or supplement setting forth such correction, and if required by applicable Law in the reasonable judgement of Guardion after consultation with legal counsel, mail such amendment or supplement to Guardion’s stockholders. Guardion shall as soon as reasonably practicable: (i) notify Buyer of the receipt of any comments from the SEC with respect to the Guardion Proxy Statement and any request by the SEC for any amendment to the Guardion Proxy Statement or for additional information; and (ii) provide Buyer with copies of all written correspondence between Guardion and its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Guardion Proxy Statement.

6.12 Viactiv Nutritionals, Inc. Guardion shall not use Viactiv Nutritionals, Inc., a Delaware corporation, to market or sell any products, or for any other purpose, following the Closing Date, and shall promptly following the Closing change the name of the entity with the Delaware Secretary of State.

6.13 RWI Policy Assignment. Seller, Guardion and the Company shall use commercially reasonable efforts to obtain the consent of the carrier under the RWI Policy to the assignment of such policy from Seller to Buyer (to the extent such consent is required). In the event the carrier does not consent to an assignment of the RWI Policy to Buyer, Seller, Guardion and the Company shall use commercially reasonable efforts to obtain the consent of the carrier to the assignment of the RWI Policy from Seller to the Company. If the consent of the carrier is required and obtained, Seller and Guardion shall execute and deliver the RWI Policy Assignment in a form reasonably satisfactory to Buyer assigning the RWI Policy to Buyer or the Company, as applicable, pursuant to the assignment provisions of the RWI Policy, along with all contractual documents under which coverage was issued. Buyer shall reasonably cooperate in connection with seeking such consent and assigning the RWI Policy, including providing information regarding Buyer requested by the carrier.

ARTICLE VII

CONDITIONS TO CLOSING

7.1 Conditions to the Obligations of Buyer. The obligations of Buyer to effect the Closing and to consummate the Transactions are subject to the satisfaction (or, if permitted by applicable Law, waiver in writing by Buyer) of the following conditions:

(a) the Fundamental Representations shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date (other than such representations and warranties that are expressly made on and as of a specified date, in which case such representations and warranties shall be true and correct only as of the specified date);

(b) the representations and warranties of Seller, Guardion and the Company set forth in ARTICLE III and ARTICLE IV (other than the Fundamental Representations), respectively, shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date (other than such representations and warranties that are expressly made on and as of a specified date, in which case such representations and warranties shall be so true and correct only as of the specified date), except to the extent that the facts, events and circumstances that cause such representations and warranties to not be true and correct as of such dates have not had a Company Material Adverse Effect (provided that for the purposes of the foregoing clause, qualifications as to materiality and Company Material Adverse Effect contained in such representations and warranties shall not be given effect);

(c) the Company, Guardion and Seller shall have performed and complied with, in all material respects, all covenants required to be performed or complied with by the Company, Guardion or Seller, as applicable, under this Agreement on or prior to the Closing Date;

(d) since the date hereof, no Company Material Adverse Effect shall have occurred and be continuing;

(e) prior to or at the Closing, the Company shall have delivered to Buyer a certificate of an authorized officer of the Company, dated as of the Closing Date, in form and substance reasonably acceptable to Buyer, to the effect that the conditions specified in Sections 7.1(a), 7.1(b), 7.1(c) and 7.1(d) have been satisfied; and

(f) there shall not be in effect any Law or Order of a Governmental Authority of competent jurisdiction in the United States directing that the Transactions not be consummated as provided herein or which has the effect of rendering it impossible or illegal to consummate the Transactions; provided, however, that Buyer shall have taken all actions required by Section 6.3 to prevent the occurrence or entry of any such Law or Order and to remove or appeal as promptly as possible any such Law or Order.

7.2 Conditions to the Obligations of Guardion, Seller and the Company. The obligations of the Company, Guardion and Seller to effect the Closing and to consummate the Transactions are subject to the satisfaction (or, if permitted by applicable Law, waiver in writing by Guardion) of the following conditions:

(a) the representations and warranties of Buyer set forth in Section 5.1 (Organization and Power), Section 5.2 (Authorization of Transaction Agreements) and Section 5.8 (Financial Advisors) shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date (other than such representations and warranties that are expressly made on and as of a specified date, in which case such representations and warranties shall be true and correct only as of the specified date);

(b) the representations and warranties of Buyer set forth in ARTICLE V (other than those referred to in Section 7.2(a)) shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date (other than such representations and warranties that are expressly made on and as of a specified date, in which case such representations and warranties shall be true and correct only as of the specified date), except to the extent that the facts, events and circumstances that cause such representations and warranties to not be true and correct as of such dates have not had a Buyer Material Adverse Effect (provided that for the purposes of the foregoing clause, qualifications as to materiality and Buyer Material Adverse Effect contained in such representations and warranties shall not be given effect);

(c) Buyer shall have performed and complied with, in all material respects, all covenants required to be performed or complied with by it under this Agreement on or prior to the Closing Date;

(d) prior to or at the Closing, Buyer shall have delivered to Seller and Guardion a certificate of an authorized officer of Buyer, dated as of the Closing Date, in form and substance reasonably acceptable to Seller and Guardion, to the effect that the conditions specified in Sections 7.2(a), 7.2(a) and 7.2(c) have been satisfied;

(e) the Requisite Stockholder Vote shall have been obtained

(f) Guardion shall have obtained a satisfactory fairness opinion; and

(g) there shall not be in effect any Law or Order of a Governmental Authority of competent jurisdiction in the United States directing that the Transactions not be consummated as provided herein or which has the effect of rendering it impossible or illegal to consummate the Transactions.

7.3 Frustration of Closing Conditions. No Party may rely on the failure of any condition set forth in this ARTICLE VII to be satisfied if such failure was caused by such Party’s failure to use best efforts to cause the Closing to occur, as required by Section 6.3.

ARTICLE VIII

TERMINATION

8.1 Termination.

(a) This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing:

(i) by mutual written consent of Buyer and Guardion;

(ii) by either Guardion or Buyer, if any Governmental Authority of competent jurisdiction in the United States shall have issued an Order restraining, enjoining or otherwise prohibiting the Transactions (provided that, in the case of Buyer, Buyer has fully complied with its obligations under Section 6.3) and such Order shall have become final and nonappealable; provided, however, that such Party’s right to terminate this Agreement under this Section 8.1(a)(ii) shall not be available if such Party shall have initiated such Order or in the event such Party’s breach of any provision of this Agreement shall have been a cause of, or resulted in, the issuance of such Order;

(iii) by either Guardion or Buyer by giving written notice of such termination to the other Party, on or after the earlier of (A) the date that is fifteen (15) days after the Requisite Stockholder Vote is obtained and (B) the date that is one hundred fifty (150) days after the date of this Agreement (the “Termination Date”) if the Closing does not occur on or prior to the Termination Date; provided, however, that in the event that the conditions set forth in Section 7.2(e) have not been satisfied prior to the Termination Date, such date may be extended by Guardion, in its sole discretion, for sixty (60) days, by providing written notice given by Guardion to Buyer on or prior to the original Termination Date (and in the case of any such extension, any reference to the Termination Date in any other provision of this Agreement shall be a reference to the Termination Date, as extended by the latest extension); provided, further, that, the right to terminate this Agreement pursuant to this Section 8.1(a)(iii) shall not be available to any Party whose breach of any provision of this Agreement has been a cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date; provided, further, however, that the right to terminate this Agreement pursuant to this Section 8.1(a)(iii) shall not be available to a Party during the pendency of a Legal Proceeding by the other Party for specific performance or injunction as contemplated by Section 10.10, and during such pendency, the Termination Date shall be extended;

(iv) by Guardion, upon written notice to Buyer, if there shall have been a breach of any of the representations, warranties, agreements or covenants set forth in this Agreement on the part of Buyer or any of such representations and warranties shall have become untrue, in each case, in a manner that would result in any conditions set forth in Sections 7.2(a), 7.2(b) or 7.2(c) not being satisfied prior to the Termination Date (other than those conditions that by their nature are to be satisfied by actions taken at the Closing), such breach or inaccuracy has not been waived by Guardion, and the breach or inaccuracy, if capable of being cured, has not been cured within thirty (30) days following receipt by Buyer of Guardion’s written notice to Buyer of such breach or inaccuracy or is not capable of being cured on or prior to the Termination Date; provided that the right to terminate this Agreement under this Section 8.1(a)(iv) shall not be available to Guardion if the Company, Guardion or Seller is then in material breach of any representation, warranty, covenant, or other agreement contained herein;

(v) by Buyer, upon written notice to Guardion, if there shall have been a breach of any of the representations, warranties, agreements or covenants set forth in this Agreement on the part of Seller, Guardion or the Company or any of such representations and warranties shall have become untrue, in each case, in a manner that would result in any conditions set forth in Sections 7.1(a), 7.1(b) or 7.1(c) not being satisfied prior to the Termination Date (other than those conditions that by their nature are to be satisfied by actions taken at the Closing), such breach has not been waived by Buyer, and the breach, if capable of being cured, has not been cured within thirty (30) days following receipt by Guardion or Buyer’s written notice to Guardion of such breach or inaccuracy or is not capable of being cured on or prior to the Termination Date; provided that the right to terminate this Agreement under this Section 8.1(a)(v) shall not be available to Buyer if it is then in material breach of any representation, warranty, covenant, or other agreement contained herein;

(vi) by Guardion or Buyer, whether or not the other Party has sought or is entitled to seek specific performance pursuant to Section 10.10 if (A) all of the conditions set forth in Sections 7.1 and 7.2 have been satisfied or waived and (B) the other Party fails to consummate the Transactions within three (3) Business Days following the date on which the Closing was required to have occurred pursuant to Section 2.1;

(vii) by Buyer or Guardion, if this Agreement has been submitted to the stockholders of Guardion for adoption at a duly convened Guardion Stockholders Meeting and the Requisite Stockholder Vote shall not have been obtained at such meeting (unless such meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof); or

(viii) by Buyer, if a Company Adverse Recommendation Change shall have occurred or Guardion shall have approved or adopted, or recommended the approval or adoption of, any Company Acquisition Agreement; or

(ix) by Guardion, if prior to the receipt of the Requisite Stockholder Vote at the Guardion Stockholders Meeting, the Guardion Board authorizes Guardion, to the extent permitted by and subject to full compliance with the applicable terms and conditions of this Agreement, including Section 6.10 hereof, to enter into a Company Acquisition Agreement in respect of a Superior Proposal; provided, that the Company shall have paid any amounts due pursuant to Section 8.3(c) hereof in accordance with the terms, and at the times, specified therein; and.

(b) Subject to Section 8.2, in the event of termination by Guardion or Buyer pursuant to this Section 8.1, written notice thereof shall forthwith be given to the other Party and the Transactions shall be terminated, without further action by any Party. If the Transactions are terminated as provided herein, Buyer shall return to the Company or destroy (with written confirmation of the same) all documents and other material received from the Company, Guardion or their respective Affiliates or representatives relating to the Transactions, whether so obtained before or after the execution hereof.

8.2 Effect of Termination. Subject to Section 8.3, if this Agreement is terminated and the Transactions are abandoned as described in Section 8.1, this Agreement shall become null and void and of no further force and effect, without any liability or obligation on the part of any Party or their respective directors, officers, employees, owners, representatives or Affiliates, and the Transactions shall be abandoned without further action by the Parties, except for (i) the penultimate sentence of Section 6.2(a) (Access to Information) and (ii) Sections 6.9 (Financing) (second to last sentence only), 8.2 (Effect of Termination), 8.3 (Termination Fee) and ARTICLE X (Miscellaneous) and the defined terms used in such provisions, each of which, shall survive such termination. Nothing in this Section 8.2, however, shall be deemed to release any Party from any liability for any willful breach by such Party of the terms and provisions of this Agreement prior to termination. For purposes of this Sections 8.2, “willful” shall mean a breach that is a consequence of an act undertaken or failed to be taken by the breaching Party with the knowledge (actual or constructive) that the taking of, or failure to take, such act would, or would be reasonably expected to, cause a breach of this Agreement. Nothing shall limit or prevent any Party from exercising any rights or remedies it may have under Section 10.10 in lieu of terminating this Agreement pursuant to Section 8.1.

8.3 Termination Fees.

(a) If this Agreement is terminated by Guardion pursuant to Section 8.1(a)(iv) (Buyer breach) or Section 8.1(a)(vi) (Buyer failure to close) ) or by Buyer or Guardion pursuant to Section 8.1(a)(iii) (end date) at a time when Guardion had the right to terminate this Agreement pursuant to Section 8.1(a)(iv) (Buyer breach) or Section 8.1(a)(vi) (Buyer failure to close), then Buyer and Seller shall deliver joint written instructions to the Escrow Agent (provided Seller shall also be permitted to deliver instructions to the Escrow Agent without Buyer’s joint participation, substantially in the form attached hereto as Exhibit C) to release the Escrow Deposit plus any interest and earnings accrued thereon (the “Buyer Termination Fee”) to the Company promptly (and, in any event, within three (3) Business Days following the receipt by Buyer of Guardion’s notice of such termination or on the date of and as a condition to the effectiveness of any such termination by Buyer, as applicable) by wire transfer of same day funds to an account designated by the Company in writing. The Parties hereto acknowledge and hereby agree that in no event shall the Buyer or any of its Affiliates be required to pay, or to cause to be paid, (A) the Buyer Termination Fee on more than one occasion or (B) both the Buyer Termination Fee and any other damages, except pursuant to the Non-Disclosure Agreement or as provided in Section 6.9 or Section 8.3(d).

(b) If this Agreement is terminated in any circumstance not described in Section 8.3(a), Buyer and Seller shall deliver joint written instructions to the Escrow Agent to release the Escrow Deposit plus any interest and earnings accrued thereon to Buyer.

(c) If this Agreement is terminated by Buyer pursuant to Section 8.1(a)(v)(Seller breach) or Section 8.1(a)(vi) (Seller failure to close) or by Buyer or Guardion pursuant to Section 8.1(a)(iii) (end date) at a time when Buyer had the right to terminate this Agreement pursuant to Section 8.1(a)(v) (Seller breach) or Section 8.1(a)(vi) (Seller failure to close), then Buyer and Seller shall deliver joint written instructions to the Escrow Agent to release the Escrow Deposit plus any interest and earnings accrued thereon to Buyer promptly (and, in any event, within three (3) Business Days following the receipt by Guardion of Buyer’s notice of such termination or on the date of and as a condition to the effectiveness of any such termination by Guardion, as applicable) by wire transfer of same day funds to an account designated by Buyer in writing. The Parties hereto acknowledge and hereby agree that in no event shall Seller, Guardion or the Company or any of their Affiliates be required to pay, or to cause to be paid, (A) the Seller Termination Fee on more than one occasion or (B) both the Seller Termination Fee and any other damages, except pursuant to the Non-Disclosure Agreement or as provided in Section 6.9 or Section 8.3(d). If this Agreement is terminated by Buyer pursuant to Section 8.1(a)(viii) (Company Adverse Recommendation Change), or by Guardion pursuant to Section 8.1(a)(ix) (Acceptance of Superior Proposal), then Guardion, Seller or Company shall pay to Buyer (by wire transfer of immediately available funds), within three (3) Business Day of such termination, the Seller Termination Fee.

(d) If this Agreement is terminated in circumstances in which the Buyer Termination Fee is payable, the Company’s receipt in full of the Buyer Termination Fee from Buyer when required to be paid by Buyer pursuant to Section 8.3(a), any amounts payable pursuant to Section 8.3(d), and the Company’s right to indemnification pursuant to Section 6.9 shall be the sole and exclusive remedy of the Company, Guardion, the Seller, or any of their respective Affiliates, or any current, former or future general or limited partners, stockholders, optionholders, members, managers, directors, officers, employees, agents, affiliates or assigns of the foregoing (each, a “Company Related Party” and, collectively, the “Company Related Parties”) against Buyer, or any of its Affiliates, or any current, former or future general or limited partners, stockholders, optionholders, members, managers, directors, officers, employees, agents, affiliates or assigns of the foregoing (each, a “Buyer Related Party” and, collectively, the “Buyer Related Parties”) for any Loss suffered by any Company Related Party as a result of, or in connection with, the failure of the Closing to occur or any breach or failure to perform hereunder, or any inaccuracy of any representation or warranty, and no Buyer Related Party shall have any other liability or obligation relating to or arising out of this Agreement or the Transactions. Notwithstanding anything herein to the contrary, in no event shall the Company or any other Company Related Party be entitled to seek or obtain any monetary damages in excess of the Buyer Termination Fee plus any amounts payable pursuant to Section 8.3(d) and Section 6.9 against any of the Buyer Related Parties or any of their respective assets, and if this Agreement is terminated in circumstances in which the Buyer Termination Fee is payable, in no event shall the Company or any other Company Related Party be entitled to seek or obtain any other damages of any kind against any Buyer Related Party with respect to this Agreement or the Transactions, including any breach by Buyer, the termination of this Agreement, the failure to consummate the Transactions or any claims or actions under applicable Law arising out of any such breach, termination or failure; provided, however, that this Section 8.3(a) shall not limit (w) any Person’s obligations pursuant to the Non-Disclosure Agreement, which shall survive in accordance with the terms contained therein, (x) the Company’s rights of specific performance pursuant to, and subject to the limitations in, Section 10.10 of this Agreement prior to the termination of this Agreement, or (y) the Company’s right to be indemnified pursuant to Section 6.9 or reimbursed for any costs and expenses and receive interest, as applicable, pursuant to Section 8.3(d).

(e) If this Agreement is terminated in circumstances in which the Seller Termination Fee is payable, Buyer’s receipt in full of the Seller Termination Fee from Seller when required to be paid by Seller pursuant to Section 8.3(c) and any amounts payable pursuant to Section 8.3(f), shall be the sole and exclusive remedy of any Buyer Related Party against any Seller Related Party for any Loss suffered by any Buyer Related Party as a result of, or in connection with, the failure of the Closing to occur or any breach or failure to perform hereunder, or any inaccuracy of any representation or warranty, and no Seller Related Party shall have any other liability or obligation relating to or arising out of this Agreement or the Transactions. Notwithstanding anything herein to the contrary, in no event shall Buyer or any other Buyer Related Party be entitled to seek or obtain any monetary damages in excess of the Seller Termination Fee plus any amounts payable pursuant to Section 8.3(f) against any of the Seller Related Parties or any of their respective assets, and if this Agreement is terminated in circumstances in which the Seller Termination Fee is payable, in no event shall Buyer or any other Buyer Related Party be entitled to seek or obtain any other damages of any kind against any Seller Related Party with respect to this Agreement or the Transactions, including any breach by Guardion, Seller or the Company, the termination of this Agreement, the failure to consummate the Transactions or any claims or actions under applicable Law arising out of any such breach, termination or failure; provided, however, that this Section 8.3(e) shall not limit (w) any Person’s obligations pursuant to the Non-Disclosure Agreement, which shall survive in accordance with the terms contained therein, (x) Buyer’s rights of specific performance pursuant to, and subject to the limitations in, Section 10.10 of this Agreement prior to the termination of this Agreement, or (y) Buyer’s right to be reimbursed for any costs and expenses and receive interest, as applicable, pursuant to Section 8.3(f).

(f) (x) If in order to obtain payment of any amounts due pursuant to this Section 8.3, Buyer or Seller or Guardion commences a Legal Proceeding that results in a final, nonappealable judgment against Seller or Guardion, on the one hand, or Buyer, on the other hand, for the Seller Termination Fee or the Buyer Termination Fee, as the case may be, the non-prevailing Party shall pay to the prevailing Party all of the documented and reasonable out-of-pocket costs and expenses actually incurred or accrued by the prevailing Party (including reasonable attorneys’ fees) in connection with such Legal Proceeding and (y) interest shall accrue on the amount of the Seller Termination Fee or the Buyer Termination Fee, as the case may be, from the date such payment was required to be made pursuant to the terms of this Agreement until the date of payment at the rate of five percent (5%) per annum.

(g) The Parties hereby acknowledge and agree that (i) the agreements contained in this Section 8.3 are an integral part of the Transactions, and that, without these agreements, the Parties would not enter into this Agreement, and (ii) neither the Buyer Termination Fee nor the Seller Termination Fee is a penalty, but each is liquidated damages in a reasonable amount that will compensate the Company or Buyer, as the case may be, for the efforts and resources expended and the opportunities foregone while negotiating this Agreement and in reliance upon this Agreement and on the expectation of the consummation of the Transactions, and for the loss suffered by reason of the failure of such consummation, which amount would otherwise be uncertain and incapable of accurate determination. Each Party hereto covenants and agrees that it will not take any position that is in any way inconsistent with the immediately preceding sentence.

ARTICLE IX

TAX MATTERS

9.1 Tax Return Preparation. The Seller Parties shall cause to be prepared and filed all Tax Returns in respect of the Company that relate to taxable periods ending on or before the Closing Date but that are due to be filed (including applicable extensions) after the Closing Date. All such Tax Returns shall be prepared in a manner that is consistent with the past practice of the Company except as required by applicable Law. Buyer shall cause to be prepared and filed all Tax Returns in respect of the Company that relate to a Straddle Period. All such Tax Returns shall be prepared in a manner that is consistent with the past practice of the Company except as otherwise required by applicable Law. Buyer shall submit each such Tax Return to the Seller Parties at least thirty (30) days prior to the due date for the filing of such Tax Return (including applicable extensions) and the Seller Parties shall have the right to review, and comment upon such Tax Return prior to filing, and Buyer shall incorporate all of the Seller Parties’ reasonable comments. Each such Tax Return shall be subject to the Seller Parties’ prior written approval (which approval shall not be unreasonably withheld) prior to filing.

9.2 Allocation of Taxes. For purposes of this Agreement, to the extent permissible under applicable Laws, the Parties agree to elect (and have the Company elect) to have each Tax year of the Company to end on the Closing Date and, if such election is not permitted or required in a jurisdiction with respect to a specific Tax such that the Company is required to file a Tax Return for a Straddle Period, to utilize the following conventions for determining the amount of Taxes attributable to the portion of the Straddle Period ending on the Closing Date: (i) in the case of property Taxes and other similar ad valorem Taxes imposed on a periodic basis, the amount attributable to the portion of the Straddle Period ending on the Closing Date shall equal the Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days in the portion of the period ending on and including the Closing Date and the denominator of which is the total number of calendar days in the entire Straddle Period; and (ii) in the case of all other Taxes (including income Taxes, sales Taxes, employment Taxes, withholding Taxes, etc.), the amount attributable to the portion of the Straddle Period ending on the Closing Date shall be determined as if the Company filed a separate Tax Return with respect to such Taxes for the portion of the Straddle Period ending on and as of the end of the day on the Closing Date using a “closing of the books methodology.” For purposes of clause (ii), (A) any item determined on an annual or periodic basis (including amortization and depreciation deductions) shall be allocated to the portion of the Straddle Period ending on the Closing Date based on the relative number of days in such portion of the Straddle Period ending on the Closing Date as compared to the number of days in the entire Straddle Period; (B) any Transaction Deduction shall be attributed to the portion of the Straddle Period ending on the Closing Date, to the fullest extent permitted by applicable Law; and (C) any item (or Tax) resulting from a Buyer Closing Date Transaction shall be attributed to the portion of the Straddle Period beginning after the Closing Date.

9.3 Tax Refunds. Any Tax refunds or credits that are received by Buyer, its Affiliates or the Company that relate to (i) any Pre-Closing Tax Period or (ii) any other Tax borne by the Seller Parties or any of their Affiliates under the terms of this Agreement shall be for the account of the Seller Parties, and Buyer shall promptly (and, in any event, within ten (10) Business Days of receipt thereof) pay over to the Seller Parties any such refund or credit, less any Taxes incurred on receipt of any such refund (or credit in lieu thereof), and less any reasonable out-of-pocket costs and expenses incurred by Buyer and its Affiliates in obtaining any such refund or credit. Buyer shall use commercially reasonable efforts to cooperate with the Seller Parties in connection with pursuing any such refund or credit. Under no circumstances shall Buyer be compelled or required to make any Tax election to assist the Seller Parties in pursuit of any such refund that would materially increase Buyer’s Tax liability in a taxable period (or portion thereof) beginning after the Closing Date except to the extent that Seller Parties agree to bear such additional costs.

9.4 Transfer Taxes. Any sales, use, real estate transfer, stock transfer or similar transfer Tax (“Transfer Taxes”) payable in connection with the Transactions shall be borne one-half (1/2) by the Seller Parties and one-half (1/2) by Buyer. Except as otherwise required by Law, Buyer shall duly and timely prepare and file any Tax Return relating to such Taxes. The Buyer and the Seller Parties shall cooperate in timely making and filing all Filings, Tax Returns, reports and forms as may be required to comply with the provisions of applicable Laws relating to Transfer Taxes.

9.5 Tax Contests. Buyer shall promptly notify the Seller Parties following receipt of any notice of audit or other proceeding relating to any Tax Return described in Section 9.1 or any other Tax Return filed on or before the Closing Date (collectively, the “Prior Period Returns”). The Seller Parties shall control any and all audits or other proceedings and litigation relating to any Prior Period Return (other than Tax Returns related to Straddle Periods), including the filing of an amended Tax Return, and Buyer and the Seller Parties shall have joint control of any and all audits or other proceedings and litigation relating to a Tax Return related to a Straddle Period, including the filing of an amended Tax Return. Neither the Seller Parties nor Buyer shall settle or compromise an audit or other proceeding or litigation relating to a Prior Period Return without the consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed.

9.6 Purchase Price Allocation. For U.S. federal and applicable state and local income Tax purposes, the sale of the Closing Units by Seller will be treated as a sale by Seller to Buyer of all of the assets of the Company (the “Intended Tax Treatment”). The Purchase Price as finally determined pursuant to this Agreement (together with the liabilities and other relevant items under the Code and the Treasury Regulations that are required to be included as consideration for the Closing Units) shall be allocated among the Company’s assets, which allocation shall be prepared by Seller in accordance with the methodology set forth on Schedule 9.6 of the Company Disclosure Schedule (the “Allocation”). None of Buyer, the Company or Seller shall take any actions that are, or any position that is, inconsistent with the Intended Tax Treatment or the Allocation. Each of Buyer and the Seller Parties agrees to (a) prepare all Tax Returns on a basis consistent with this Section 9.6, the Allocation and the Intended Tax Treatment, and (b) unless otherwise required pursuant to a determination (as defined in Section 1313 of the Code) take no position inconsistent with this Section 9.6, the Allocation or the Intended Tax Treatment on any applicable Tax Return or in any proceeding before any Governmental Authority.

9.7 Tax Covenants. None of the Buyer, the Company, or any of their Affiliates shall, without the prior written consent of the Seller Parties (a) amend any Tax Return relating to a taxable period (or portion thereof) ending on or before the Closing Date, including without limitation any Tax Return related to a Straddle Period, (b) make any election under Section 336(e) or Section 338 of the Code (or any comparable provisions of state, local, or foreign income Tax Law) or any successor provision with respect to the Company, (c) make any other Tax election or take any other action that has the effect of increasing the amount of Taxes attributable to a taxable period (or portion thereof) ending on or prior to the Closing Date, or (d) make a voluntary disclosure to any Governmental Authority with respect to any Tax or Tax Returns of the Company for any taxable period (or portion thereof) ending on or prior to the Closing Date.

ARTICLE X

MISCELLANEOUS

10.1 No Survival; Certain Waivers.

(a) The representations and warranties and covenants and agreements (to the extent such covenants and agreements contemplate or require performance prior to the Closing) of the Parties (and any of their respective Affiliates) set forth in this Agreement, any other Transaction Agreement, or in any other agreement, document or instrument delivered in connection with this Agreement shall not survive the Closing. Each of the representations and warranties of the Parties (and any of their respective Affiliates) set forth in this Agreement, any other Transaction Agreement, or in any other agreement, document or instrument delivered in connection with this Agreement shall terminate effective immediately as of the Closing such that no claim for breach of any such representation or warranty, detrimental reliance or other right or remedy (whether in contract, in tort or at law or in equity) may be brought after the Closing with respect thereto against the applicable Party (and any of their respective Affiliates) or the Seller Related Persons. The covenants and agreements of the Parties (and any of their respective Affiliates) set forth in this Agreement, in any other Transaction Agreement, or in any other agreement, document, or instrument delivered in connection herewith to the extent contemplating or requiring performance prior to the Closing shall terminate effective immediately as of the Closing such that no claim for breach of any such covenant or agreement, detrimental reliance or other right or remedy (whether in contract, in tort, at law or in equity) may be brought after the Closing with respect thereto against the applicable Party (and any of their respective Affiliates) or the Seller Related Persons. Each covenant or agreement herein requiring performance at or after the Closing, shall, in each case, expressly survive the Closing, and nothing in this Section 10.1(a) shall be deemed to limit any rights or remedies of any Party for breach of any such surviving covenant or agreement.

(b) Buyer, for itself and on behalf of its Affiliates (including, after the Closing with respect to Buyer and the Company, collectively, the “Buyer Releasors”), acknowledges and agrees that, from and after the Closing, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action it may have against the Seller Parties or their Affiliates, or any of the direct or indirect former, current, or future general or limited partners, stockholders or equityholders, managers, members, directors, officers, employees, representatives, advisors or agents (or the functional equivalent of any of the foregoing positions) or any direct or indirect former, current or future general or limited partner, direct or indirect stockholder or equityholder, manager, member, director, officer, employee, Affiliate, representative, advisor or agent (or the functional equivalent of any of the foregoing positions) of any of the foregoing Persons (collectively, the “Seller Related Persons”) relating to the operation of the Company or its business or relating to the subject matter of this Agreement or the Company Disclosure Schedule, or Exhibits hereto or the Transactions, whether arising under, or based upon, any Law or otherwise (including any right, whether arising at law or in equity, to seek indemnification, contribution, cost recovery, damages or any other recourse or remedy, including as may arise under common law) are hereby irrevocably waived. Furthermore, without limiting the generality of this Section 10.1, no claim shall be brought or maintained by, or on behalf of, the Buyer Releasors against any Seller Related Person, and no recourse shall be sought or granted against any of them, by virtue of, or based upon, any alleged misrepresentation or inaccuracy in, or breach of, any of the representations, warranties, covenants or agreements of the Company (and the Seller Parties or any of their respective Affiliates or any other Person) set forth or contained in this Agreement, any certificate, instrument, opinion, agreement or other document of the Company (and the Seller Parties or any of their respective Affiliates), or any other Person delivered hereunder, the subject matter of this Agreement or the Company Disclosure Schedule or Exhibits hereto, the Transactions, the business or ownership, operation, management, use or control of the business of the Company, any of its assets, or any actions or omissions at, or prior to, the Closing. Notwithstanding the foregoing, no release or waiver of any claim for fraud or willful misconduct by any Person, including any Seller Related Persons, is intended by this Section 10.1.

(c) Without limiting the generality of the foregoing, Buyer acknowledges, on behalf of itself and the Buyer Releasors, and agrees that certain consents to (or notices of) the Transactions may be required in connection with certain Contracts to which the Company is a party (including certain Material Contracts) and, except as otherwise set forth herein, such consents may not have been requested or obtained and such notices may not have been provided. Buyer agrees and acknowledges that (i) the Seller Related Persons and the Company will have no liability whatsoever to the Buyer Releasors (and the Buyer Releasors will not be entitled to assert any claims) arising out of or relating to the failure to request or obtain prior to the Closing any consents or to provide any notices that may have been or may be required in connection with the Transactions or because of the default, acceleration or termination of any such Contract as a result thereof, and (ii) no representation, warranty, covenant or agreement of the Company or its Affiliates contained herein will be breached or deemed breached and no condition precedent to the obligation of Buyer will be deemed not to be satisfied as a result of the failure to request or obtain prior to the Closing any consent or provide any notice or as a result of any such default, acceleration or termination or any Legal Proceeding commenced or threatened by or on behalf of any Person arising out of or relating to the failure to request or obtain prior to the Closing any consent or provide any notice or any such default, acceleration or termination.

(d) Buyer acknowledges and agrees that the agreements contained in this Section 10.1 are an integral part of the Transactions and that, without these agreements set forth in this Section 10.1, the Company and the Seller Parties would not enter into this Agreement or otherwise agree to consummate the Transactions. This Section 10.1 shall survive the Closing, is intended for the benefit of, and may be enforced directly by, each of the parties released pursuant to this Section 10.1, and shall be binding on all successors and permitted assigns of Buyer and the Company.

10.2 Expenses.

(a) Except as otherwise provided in this Agreement or the other Transaction Agreements, each Party shall bear its own costs and expenses incurred in connection with the negotiation and execution of this Agreement and the other Transaction Agreements and each other agreement, document and instrument contemplated hereby or thereby and the consummation of the Transaction. Buyer and Seller shall pay equally all of the charges and expenses of the Escrow Agent (the “Escrow Agent Fees”) in connection with this Agreement.

10.3 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to the choice of law principles of such state that would require or permit the application of the Laws of another jurisdiction.

10.4 Submission to Jurisdiction; Waivers. Subject to Section 1.4(d)(ii) (which will govern any dispute arising thereunder), the Parties agree that any dispute, controversy or claim arising out of or relating to the Transactions or to this Agreement, or the validity, interpretation, breach or termination thereof, including claims seeking redress or asserting rights under any Law, shall be resolved exclusively in the state or federal courts sitting in the State of Delaware (the “Delaware Courts”). In that context, and without limiting the generality of the foregoing, each Party irrevocably and unconditionally:

(a) submits for itself and its property in any action relating to the Transactions or to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the Delaware Courts, and appellate courts having jurisdiction of appeals from any of the foregoing courts, and agrees that all claims in respect of any such action shall be heard and determined in such Delaware Courts or, to the extent permitted by Law, in such appellate courts;

(b) consents that any such action may and shall be brought exclusively in such courts and waives any objection that it may now or hereafter have to the venue or jurisdiction of any such action in any such court or that such action was brought in an inconvenient forum, and agrees not to plead or claim the same;

(c) waives all right to trial by jury in any action (whether based on contract, tort or otherwise) arising out of or relating to the Transactions or to this Agreement, or its performance under or the enforcement of this Agreement;

(d) agrees that service of process in any such action may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Party at its address as provided in Section 10.8; and

(e) agrees that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the Laws of the State of Delaware.

10.5 Further Assurances. After the Closing, each Party shall from time to time, at the request of and without further cost or expense to the other, execute and deliver such other instruments of conveyance and assumption and take such other actions as may reasonably be requested in order to more effectively consummate the Transactions.

10.6 Entire Agreement. This Agreement (including the Schedules and exhibits hereto) and the other Transaction Agreements represent the entire understanding and agreement between the Parties with respect to the Transactions and supersedes all prior agreements among the Parties respecting the Transactions. The Parties have voluntarily agreed to define their rights, liabilities and obligations respecting the Transactions exclusively in contract pursuant to the express terms and provisions of this Agreement; and the Parties expressly disclaim that they are owed any duties or are entitled to any remedies not expressly set forth in this Agreement.

10.7 Amendments and Waivers. Prior to Closing, this Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by Buyer, the Company and the Seller Parties. Following Closing, this Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by Buyer and the Seller Parties. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In the event any provision of any other Transaction Agreement shall in any way conflict with the provisions of this Agreement (except where a provision therein expressly provides that it is intended to take precedence over this Agreement), this Agreement shall control.

10.8 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand, (b) when sent by e-mail (with written confirmation of receipt), or (c) one (1) Business Day following the day sent by overnight courier (charges prepaid), in each case at the following addresses (or to such other address as a Party may have specified by notice given to the other Parties pursuant to this provision).

If to Seller or Guardion or, prior to the Closing, the Company, to:

Guardion Health Sciences, Inc.

2925 Richmond Avenue

Suite 1200

Houston, Texas 77098

Attention: Robert N. Weingarten, Chairman

Email: rnwein@aol.com

With a copy (which shall not constitute notice) to:

Sheppard Mullin Richter & Hampton LLP

1901 Avenue of the Stars, Suite 1600

Los Angeles, CA 90067

Attention: David Sunkin

Email: dsunkin@sheppardmullin.com

If to Buyer, or, following the Closing, the Company, to:

Doctor’s Best Inc.

2742 Dow Avenue

Tustin, CA, 92780

Attention: Gale Bensussen

Email: gale@drbvitamins.com

With a copy (which shall not constitute notice) to:

Musick Peeler & Garrett LLP

333 South Hope Street, Suite 2900

Los Angeles, California 90071-3048

Attention: Tim T. Chang, Esq.

Email: T.Chang@musickpeeler.com

10.9 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any Law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible.

10.10 Specific Performance.

(a) Each Party acknowledges and agrees that the other Parties would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by the Seller Parties, the Company or Buyer could not be adequately compensated in all cases by monetary damages alone, even if available. Accordingly, in addition to any other right or remedy to which any Party may be entitled at law or in equity, before or after the Closing, each Party shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking. Each of the Parties further agrees that it shall not object to, or take any position inconsistent with respect to, whether in a court of law or otherwise, (i) the appropriateness of the specific performance contemplated by this Section 10.10 and (ii) the exclusive jurisdiction of the courts set forth in Section 10.4 with respect to any action brought for any such remedy.

(b) Each Party further agrees that (i) by seeking the remedies provided for in this Section 10.10, a Party shall not in any respect waive its right to seek any other form of relief that may be available to such Party under this Agreement or in the event that the remedies provided for in this Section 10.10 are not available or otherwise are not granted and (ii) nothing set forth in this Section 10.10 shall require any Party to institute any action for (or limit any Party’s right to institute any action for) specific performance under this Section 10.10 prior or as a condition to exercising any termination right under ARTICLE VIII, nor shall the commencement of any action pursuant to this Section 10.10 or anything set forth in this Section 10.10 restrict or limit any such Party’s right to terminate this Agreement in accordance with ARTICLE VIII, or pursue any other remedies under this Agreement that may be available then or thereafter.

10.11 No Third-Party Beneficiaries; No Recourse Against Affiliates. Nothing in this Agreement, express or implied, is intended or shall be construed to give any rights to any Person or entity other than (i) the Parties and their successors and permitted assigns, (ii) each D&O Indemnified Person, who shall have the right to enforce the obligations of Buyer and the Company solely with respect to Section 6.8, and (iii) the Persons identified in Section 10.13. No past, present or future director, manager, officer, employee, incorporator, member, general or limited partner, equityholder, Affiliate, agent, attorney or representative of the Company, the Seller Parties or any of their respective Affiliates shall have any liability (whether in Law or in equity or in contract or in tort) for any obligations or liabilities of the Company arising under, in connection with or related to this Agreement (including the negotiation and performance thereof) or for any claim based on, in respect of, or by reason of, the Transactions, including any alleged nondisclosure or misrepresentations made by any such Persons.

10.12 Assignment. No Party may assign or transfer this Agreement or any right, interest or obligation hereunder, directly or indirectly (by operation of Law or otherwise), without the prior written approval of Buyer, on the one hand, and Guardion, on the other hand; provided, that Buyer may assign its rights, but not its obligations, under this Agreement to another wholly-owned Subsidiary of Buyer; and, provided, further that any such assignment shall not relieve Buyer of its obligations hereunder. Any assignment in violation of this Section 10.12 shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

10.13 Attorney Conflict Waiver. Each of the Parties hereby agrees, on its own behalf and on behalf of its directors, managers, partners, officers, employees and Affiliates, that Sheppard Mullin Richter & Hampton LLP (the “Legal Advisors”) may serve as counsel to the Seller Parties and their Affiliates (individually and collectively, the “Seller Group”), on the one hand, and the Company, on the other hand, in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the Transactions (the “Transaction Engagement”), and that, following consummation of the Transactions, either Legal Advisor (or any successor) may serve as counsel to each and any member of the Seller Group or any director, manager, partner, officer, employee or Affiliate of any member of the Seller Group, in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the Transactions notwithstanding the Transaction Engagement and each of the Parties (including the Company) hereby consents thereto and waives any conflict of interest arising therefrom, and each of such Parties shall cause any Affiliate thereof to consent to waive any conflict of interest arising from the Transaction Engagement. Buyer agrees that, as to all communications prior to Closing among either Legal Advisor, on the one hand, and the Company, the Seller Parties, and their respective Affiliates, on the other hand, that relate in any way to the Transaction Engagement, the attorney-client privilege and the expectation of client confidence belongs to the Seller Parties and its Affiliates, as applicable, and may be controlled by the Seller Parties and its Affiliates and shall not pass to or be claimed by Buyer or the Company, nor shall Buyer or the Company have access to the files of either Legal Advisor relating to the Transaction Engagement. Notwithstanding the foregoing, in the event that a dispute arises between Buyer or the Company, on the one hand, and a third party other than a party to this Agreement or part of the Seller Group, on the other hand, after the Closing, the Company may assert the attorney-client privilege to prevent disclosure of confidential communications to such third party; provided, however, that none of Buyer, the Company or their Affiliates may access such confidential communications or waive such privilege without the prior written consent of Guardion. Each of Buyer and the Company hereby agrees, on its own behalf and on behalf of its directors, managers, partners, officers, employees and Affiliates, that the Legal Advisors may serve as counsel to an a D&O Indemnified Person or the Company in connection with any D&O Indemnifiable Claim. This Section 10.13 is for the benefit of the Seller Group and such Persons are intended third-party beneficiaries of this Section 10.13.

10.14 Counterparts. This Agreement may be executed in one or more counterparts, including by electronic transmission (including e-mail, e-signatures and DocuSign), each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement. Such delivery of counterparts shall be conclusive evidence of the intent to be bound hereby and to the extent applicable, the foregoing constitutes the election of the Parties to invoke any Law authorizing electronic signatures.

ARTICLE XI

DEFINITIONS AND INTERPRETATIONS

11.1 Certain Definitions.

(a) For purposes of this Agreement, the following terms shall have the meanings specified in this Section 11.1:

“Accounting Referee” means a mutually agreeable national independent accounting firm.

“Accounting Rules” means, collectively, (i) the accounting rules, principles and policies set forth on Exhibit A (collectively, the “Agreed Principles”), (ii) to the extent not inconsistent with clause (i) and only to the extent consistent with GAAP, the accounting principles, methods and practices used in preparing the Company Financial Statements as of December 31, 2022 (collectively, the “Historical Principles”) and (iii) to the extent not addressed in clauses (i) or (ii), GAAP; provided, that in the event of any conflict clause (i) shall take precedence over clauses (ii) and (iii), and clause (ii) shall take precedence over clause (iii).

“Acquisition Proposal” means an inquiry, proposal, or offer from, or indication of interest in making a proposal or offer by, any Person or group (other than Buyer and its Affiliates), relating to any transaction or series of related transactions (other than the transactions contemplated by this Agreement), involving any: (a) direct or indirect acquisition of assets of Guardion (including any voting equity interests of Guardion’s Subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 20% or more of the fair market value of Guardion’s assets or to which 20% or more of Guardion’s net revenues or net income are attributable; (b) direct or indirect acquisition of 20% or more of the voting equity interests of the Company or Guardion; (c) merger, consolidation, other business combination, or similar transaction involving the Company or Guardion, pursuant to which such Person or group (as defined in Section 13(d) of the Exchange Act) would own 20% or more of the consolidated net revenues, net income, or assets of Guardion; (d) liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), or recapitalization or other significant corporate reorganization of the Company or Guardion which, individually or in the aggregate, generate or constitute 20% or more of the net revenues, net income, or assets of Guardion; or (e) any combination of the foregoing. The term “Acquisition Proposal” shall not include an inquiry, proposal, or offer from, or indication of interest in making a proposal or offer solely for (x) the equity in any Subsidiaries of Guardion other than the Company or (y) any assets of Guardion or its Subsidiaries that do not include Seller’s equity in the Company or assets of the Company or the Company’s Subsidiaries.

“Adjustment Amount” means an amount, which may be positive or negative, equal to (i) the Net Working Capital Adjustment Amount, minus (ii) Closing Date Indebtedness, minus (iii) Closing Transaction Expenses, plus (iv) Closing Cash.

“Adjustment Time” means 12:01 a.m., U.S. Eastern time, on the Closing Date.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is Under Common Control With, such Person.

“Applicable Privacy and Security Laws” means all applicable Laws and guidance issued by a Governmental Authority concerning the privacy or security of Personal Information or other confidential data, and all regulations promulgated and guidance issued by Governmental Authorities thereunder.

“Business Day” means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

“Buyer Closing Date Transaction” means any transactions or elections made by or at the request of Buyer, including Tax elections, made on the Closing Date and after the Closing by the Company that are outside the Ordinary Course of Business.

“Buyer Credit Facility” means the revolving loan under that certain Second Amended and Restated Loan Agreement, dated May 22, 2019, by and among Buyer, Zipfizz Corporation and MUFG Union Bank, N.A., as amended.

“Buyer Material Adverse Effect” means any event, change, occurrence, circumstance or effect that, when taken individually or together with all other adverse events, changes, occurrences, circumstances or effects, did, would, or would reasonably be expected to, prevent or materially delay Buyer or its Affiliates from consummating the Transactions or performing their obligations under this Agreement; provided that no event, change, occurrence, circumstance or effect (by itself or taken together with any and all other events, changes, occurrences, circumstances or effects) that, directly or indirectly, results from or arises out of or is related to any of the following shall constitute or be deemed to contribute to a “Buyer Material Adverse Effect”, or be taken into account in determining whether a “Buyer Material Adverse Effect” has occurred or may, would or could occur: (i) the taking of any action required or contemplated by this Agreement or undertaken with Seller or Guardion’s consent or at Seller or Guardion’s direction, or the failure to take any action prohibited by this Agreement or to which Seller or Guardion refused to provide consent pursuant to the terms of this Agreement (in each case, other than with respect to the Buyer Credit Facility and the matters described in Section 6.9); (ii) changes in Law or other legal or regulatory conditions (or the interpretation or enforcement thereof); or (iii) changes in GAAP or other applicable accounting standards (or the interpretation thereof).

“Cash and Cash Equivalents” means (expressed in United States dollars) (i) all cash and all cash equivalents (including marketable securities and short term investments) of the Company, on a consolidated basis, in each case to the extent convertible to cash within ninety (90) days, plus (ii) inbound checks, wire transfers, ACH transfers, and drafts deposited for the account of the Company, minus (iii) issued but uncleared checks, ACH transfers, wire transfers and drafts of the Company.

“Closing Cash” means the aggregate amount of all Cash and Cash Equivalents of the Company as of the Adjustment Time.

“Closing Date Indebtedness” means the aggregate amount of all Indebtedness of the Company as of the Adjustment Time. Any Indebtedness incurred after the Adjustment Time but prior to Closing shall be deemed incurred as of the Adjustment Time.

“Closing Transaction Expenses” means the aggregate amount of all Transaction Expenses unpaid as of the Adjustment Time. Any Transaction Expenses incurred through Closing shall be deemed incurred as of the Adjustment Time.

“Closing Working Capital” means the aggregate amount of Working Capital of the Company as of the Adjustment Time.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Commercial-Off-The-Shelf Software” means Software that was obtained from a third party on general commercial terms widely and readily available for purchase by the general public on such commercial terms, and was licensed on a non-exclusive basis for fixed payments of less than $50,000 in the aggregate or annual payments of less than $50,000 per year.

“Company Adverse Recommendation Change” means the Guardion Board: (a) failing to make, withhold, withdraw, amend, modify, or materially qualify, in a manner materially adverse to Buyer, the Guardion Board Recommendation; (b) failing to include the Guardion Board Recommendation in the Company Proxy Statement that is disseminated to the Company’s stockholders; (c) adopting, approving, recommending, endorsing, or otherwise declaring advisable an Acquisition Proposal; (d) making any public statement materially inconsistent with the Guardion Board Recommendation; or (e) resolving or agreeing to take any of the foregoing actions.

“Company LLC Agreement” means that certain Limited Liability Company Agreement of the Company, dated as of October 27, 2016, entered into among the Company and Adare Pharmaceuticals, Inc.

“Company Material Adverse Effect” means a material adverse effect on the business, assets, properties, financial condition or results of operations of the Company; provided that no event, change, occurrence, circumstance or effect (by itself or taken together with any and all other events, changes, occurrences, circumstances or effects) that, directly or indirectly, results from or arises out of or is related to any of the following shall constitute or be deemed to contribute to a “Company Material Adverse Effect”, or be taken into account in determining whether a “Company Material Adverse Effect” has occurred or may, would or could occur: (i) changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally; (ii) changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world; (iii) changes in political conditions in the United States or any other country or region in the world, pandemics or disease outbreaks (including COVID-19 and COVID-19 Measures), actual or threatened acts of war (whether or not declared), sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism), earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires or other natural disasters, weather conditions and other force majeure events, including cyber-attacks, in each case, in the United States or any other country or region in the world; (iv) changes generally affecting the industries in which the Company operates or the industries in which customers or suppliers of the Company operate; (v) negotiation, execution or performance of this Agreement, the announcement of this Agreement, the pendency of the Transactions, any investigation or challenge to the Transactions, the consummation of the Transactions (including the Pre-Closing Reorganization), the identity of Buyer or any facts or circumstances relating to Buyer or any communication by Buyer regarding plans or intentions of Buyer with respect to the conduct of the business of any of the Company (including but not limited to, the resulting loss of any employees, suppliers, customers, advertisers, assets, or property interests); (vi) the taking of any action required or contemplated by this Agreement or undertaken with Buyer’s consent or at Buyer’s direction, or the failure to take any action prohibited by this Agreement or to which Buyer refused to provide consent pursuant to the terms of this Agreement; (vii) changes in Law or other legal or regulatory conditions (or the interpretation or enforcement thereof); (viii) changes in GAAP or other accounting standards (or the interpretation thereof); (ix) the credit ratings of the Company or any failure, in and of itself, by the Company to meet internal or external projections or forecasts (financial, operational or otherwise) or revenue or earnings predictions (provided that the underlying cause or basis for the Company failing to meet such projections or forecasts or revenue or earnings predictions may be considered in determining the existence of a Company Material Adverse Effect unless such cause or basis is otherwise excluded by this definition); (x) any failure of Buyer to obtain any waiver or consent from (or provide notice to) any Person required or advisable in connection with the Transactions; (xi) any matters expressly set forth in the Company Disclosure Schedule or (xii) any matter of which Buyer is has knowledge as of the date hereof. For the avoidance of doubt, a “Company Material Adverse Effect” shall be measured only against past performance of the Company, and not against any forward-looking statements, projections or forecasts of the Company or any other Person.

“Contract” means any legally binding agreement, contract, indenture, note, mortgage bond, lease or license, other than a Permit, whether written or oral.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Securities, by Contract, management control, or otherwise. “Controlled” “Under Common Control With” and “Controlling” shall be construed with the correlative meanings thereto.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions, variations or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” means (i) any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other similar Law, directive, guideline or recommendation promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in connection with or in response to COVID-19, including, but not limited to, the CARES Act and the Families First Coronavirus Response Act, (ii) any other reasonable response to COVID-19 (including any such response undertaken by any similarly situated industry participants), (iii) the reversal or discontinuation of any of the foregoing; and (iv) any reasonable actions taken (or not taken) in good faith by the Company pursuant to or in response to any of the foregoing.

“Data Room” means the electronic documentation site established by the Investment Bankers on behalf of the Company.

“Debt Breakage Costs” means, solely with respect to the Company, all breakage costs, termination, and prepayment fees or penalties incurred in connection with the payment of any Indebtedness paid off at the Closing.

“Environmental Laws” means as enacted and in effect on or prior to the Closing Date, any Laws concerning pollution or protection of the environment, or the release, treatment, storage, transportation, remediation, or disposal of Hazardous Materials.

“Equitable Principles” means (i) bankruptcy, insolvency, reorganization, moratorium and similar Laws, in each case, affecting creditors’ rights and remedies generally, and (ii) general principles of equity and equitable relief, including equitable defenses and the discretion of the court before which any Legal Proceeding may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).

“Equity Interest” means, with respect to any Person, (i) any capital stock, share, partnership or membership interest, unit of participation, stock appreciation right or other similar interest (however designated), and (ii) any option, warrant, or other purchase right that would entitle any Person to acquire any such interest in such Person, or otherwise entitle any other Person to share in the equity or profit of such Person (including any phantom stock, restricted stock unit, profits interest or similar right).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agent” means U.S. Bank, N.A., a national banking association.

“Escrow Amount” means Two Hundred Twenty-Five Thousand U.S. Dollars ($225,000).

“Escrow Funds” means, at any time, the portion of the Escrow Amount then remaining in the Escrow Account.

“Filing” means a registration, declaration or filing with a Governmental Authority.

“Fraud” means actual, deliberate and intentional fraud under Delaware law committed by a Party involving a statement of fact in the express representations and warranties in this Agreement (as modified by the Disclosure Schedules) with the specific intent of deceiving another Party to enter into this Agreement, and on which such other Party reasonably relies and suffers damages by reason of such reliance. For the avoidance of doubt, (i) Fraud shall not include equitable fraud, constructive fraud, statutory fraud, negligent misrepresentation or omission, or any form of fraud premised on recklessness, negligence or similar theories; and (ii) the giving of a representation or warranty without scienter shall not constitute Fraud.

“Fundamental Representations” means the representations and warranties provided in Section 3.1 (Authorization of Transaction Agreements), Section 3.2 (Organization and Power), Section 3.4 (Title to Securities), Section 4.1 (Organization and Power), Section 4.2 (Authorization of Transaction Agreements), Section 4.4 (Capitalization; Subsidiaries) and Section 4.19 (Financial Advisors).

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Approval” means any consent, waiver, approval, waiting period expiration or termination, Order, Permit or authorization of, or declaration or filing with, or notification to, any Governmental Authority.

“Governmental Authority” means any government or governmental, judicial, administrative or regulatory body thereof, or political subdivision thereof, whether domestic, foreign, federal, state, provincial or local, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

“Guardion Common Stock” means the common stock, par value $0.001 per share, of Guardion.

“Guardion Stockholders Meeting” means the special meeting of the stockholders of Guardion to be held to consider the adoption of this Agreement.

“Hazardous Materials” means any substances, wastes or materials that are listed, regulated or defined as hazardous, toxic, pollutants, or contaminants under any Environmental Laws, including materials defined as “hazardous substances” under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601 et seq., and petroleum or petroleum products (including, crude oil or any fraction thereof).

“Indebtedness” of any Person means, without duplication, (i) the outstanding principal amount of, accrued or unpaid interest of, premium, Debt Breakage Costs, commitment and other fees, costs and expenses in respect of (A) indebtedness of such Person or its Subsidiaries for borrowed money and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person or its Subsidiaries is responsible or liable; (ii) all obligations of such Person or its Subsidiaries issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding accounts payable and other current liabilities arising in the Ordinary Course of Business to the extent included as current liabilities in Closing Working Capital); (iii) all obligations of the type referred to in clauses (i) and (ii) of other Persons for the payment of which such Person or its Subsidiaries is responsible or liable, directly or indirectly, as obligor, guarantor or surety; (iv) all obligations of the type referred to in clauses (i) through (iii) of other Persons secured by any Lien on any property or asset of such Person or its Subsidiaries; (v) any obligations in connection with a lease classified as a capital lease or finance lease in the Company Financial Statements or required to be classified as a capital lease or finance lease in accordance with GAAP; (vi) all liabilities for deferred or unpaid purchase price of assets, property, securities or services, including all earn-out payments, seller notes, and other similar payments (whether contingent or otherwise) calculated as the maximum amount payable under or pursuant to such obligation; (vii) interest rate swap, forward contract, currency or other hedging arrangements; (viii) all letters of credit, performance bonds, surety bonds, banker’s acceptances, or similar facilities (to the extent drawn down); (ix) any accrued but unpaid income tax liabilities of the Company for any Pre-Closing Tax Period that are first due after the Closing Date, taking into account all Transaction Deductions, and which amounts shall be calculated in accordance with past customs and practice of the Company; (x) all unpaid severance obligations or bonuses of the Company (including the employer portion of any applicable payroll taxes); and (xi) any declared but unpaid dividends, distributions, or amounts owed to any of the Seller Parties (including for the avoidance of doubt, any Subsidiaries of any of the Seller Parties) or their Affiliates; provided, however, that Indebtedness shall not include (1) any amounts taken into account in the calculation of the Closing Working Capital or Closing Transaction Expenses, (2) to the extent undrawn or uncalled, any letter of credit, guaranty or surety (or similar instrument) or performance bond issued for the account of such Person, and (3) any obligations under operating Leases of the Company classified as such in the Company Financial Statements.

“Insurance Costs” means, with respect to the D&O Tail Policy, any and all costs, fees and expenses with respect to such policy, including the total premium, underwriting costs and due diligence fees, brokerage or placement fees, Taxes (including Taxes on the receipt of proceeds received pursuant to such policy), attorneys’ fees and other fees and expenses incurred, paid or payable in connection with obtaining such insurance policy.

“Intellectual Property” means any and all (i) works of authorship (whether or not published) copyrighted works and all applications, registrations, and renewals in connection therewith; (ii) inventions (whether or not patentable), and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (iii) trade names, trademarks, service marks, and trade dress, including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (iv) trade secrets and confidential information; and (v) Internet domain names.

“Intervening Event” means, with respect to the Company any event, circumstance, change, effect, development, or condition that was not known to any member of the Guardion Board, as of or prior to the date hereof and did not result from or arise out of the announcement or pendency of, or any actions required to be taken by the Company (or to be refrained from being taken by the Company) pursuant to, this Agreement; provided, however, that in no event shall the following events, circumstances, or changes in circumstances constitute an Intervening Event: (a) the receipt, existence, or terms of an Acquisition Proposal or any matter relating thereto or consequence thereof or any inquiry, proposal, offer, or transaction from any third party relating to or in connection with a transaction of the nature described in the definition of “Acquisition Proposal” (which, for the purposes of the Intervening Event definition, shall be read without reference to the percentage thresholds set forth in the definition thereof); (b) any change in the price, or change in trading volume, of the Guardion Common Stock, in and of itself; or (c) the mere fact, in and of itself, that the Company meets or exceeds any internal or published financial projections or forecasts for any period ending on or after the date hereof; provided, however, that the exceptions to this clause contained in (b) and (c) shall not apply to the underlying causes giving rise to or contributing to such change or prevent any of such underlying causes from being taken into account in determining whether an Intervening Event has occurred.

“Inventory” means the stockpiles, goods held at warehouses for sale to consumers, finished goods and goods for resale, spare parts, items for disposal, and materials and supplies of the Company, whether held at any location or facility owned or leased by Guardion, Seller or the Company.

“Investment Bankers” means Alantra Partners S.A.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means, with respect to the Company, the actual knowledge (without independent inquiry) of Katie Cox, Jan Hall and Craig Sheehan, and such knowledge as would reasonably be expected to be known by such individuals after exercising reasonable due diligence in the conduct of his or her duties and responsibilities with respect to the Company.

“Law” means all foreign, federal, state, provincial and local laws, statutes, codes, ordinances, rules, regulations and Orders of a Governmental Authority.

“Leases” means any lease, license, sublease, sublicense, franchise, easement or other Contract pursuant to which a Person has the right to use any real, personal or intangible property. When used as a verb, the word “Lease” or “Leased” (or words having correlative meanings) means to lease, license, sublease, sublicense, obtain a franchise, acquire an easement or otherwise use any real, personal or intangible property.

“Legal Proceeding” means any judicial, administrative or arbitral actions, suits or proceedings, whether public or private, by or before a Governmental Authority or arbiter.

“Lien” means any lien, encumbrance, pledge, mortgage, deed of trust, or other security interest.

“Loss” or “Losses” means all damages, losses, claims, liabilities, demands, charges, suits, penalties and expenses (including reasonable attorneys’ and other professionals’ fees and disbursements).

“Net Working Capital Adjustment Amount” means an amount, which may be positive or negative, equal to (i) the Closing Working Capital minus (ii) the Working Capital Target.

“Order” means any order, award, injunction, consent, judgment, decree, determination, ruling, writ, assessment or arbitration issued, adopted, granted, awarded or entered by any Governmental Authority of competent jurisdiction.

“Ordinary Course of Business” means the ordinary and usual course of business.

“Organizational Documents” means, with respect to a particular Person (other than a natural person), the certificate/articles of formation/incorporation/organization, bylaws, partnership agreement, limited liability company agreement, or stockholders agreement, as applicable, of such Person.

“Owned Intellectual Property” means any Intellectual Property that is owned by any of the Company and used in the business of the Company.

“Permits” means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Authority.

“Permitted Liens” means (i) all Liens disclosed in policies of title insurance and/or recorded in public records; (ii) Liens for Taxes, assessments or other governmental charges not yet due and payable or not yet delinquent (or which may be paid without interest or penalties) or the amount or validity of which is being contested in good faith by appropriate proceedings; (iii) mechanics’, carriers’, workers’, repairers’, materialmen’s’ and other Liens imposed by Law or arising or incurred in the Ordinary Course of Business or the amount or validity of which is being contested in good faith by appropriate proceedings; (iv) pledges, deposits or other Liens to the performance of bids, trade contracts (other than for borrowed money), Leases, surety and appeal bonds, performance bonds, or statutory obligations (including, workers’ compensation, unemployment insurance or other social security legislation, but excluding Liens for Taxes); (v) zoning, entitlement, building codes and other land use or Environmental Laws by any Governmental Authority; (vi) survey exceptions and matters as to the real property which would be disclosed by an accurate survey or inspection of such real property and which do not materially impair the current occupancy or current use of such Real Property; (vii) any Lien affecting the fee interest of any real property not created by the Company; (viii) title of a lessor under a capital or operating Lease; (ix) any Liens discharged or released at or in connection with Closing; (x) in the case of Intellectual Property, non-exclusive license agreements entered into in the Ordinary Course of Business; (xi) Liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money; and (xii) such other liens, imperfections in title, charges, covenants, conditions, easements, restrictions and encumbrances which do not or would not have, individually or in the aggregate, a Company Material Adverse Effect.

“Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.

“Personal Information” means any information that identifies, or in combination with other information may identify, an individual, including name, address, telephone number, health information, social security number, driver’s license number, government-issued identification number, financial account number, or log-in information.

“Pre-Closing Tax Period” means (i) any taxable period ending on or before the Closing Date, and (ii) with respect to any Straddle Period, the portion of such Straddle Period ending on the Closing Date.

“Proceeding” means any claim, action, suit, demand, complaint, litigation, arbitration, proceeding (public or private), administrative or regulatory investigation, review, audit, hearing, citation, summons or subpoena or other similar dispute of any nature (civil, criminal, labor, tax, regulatory or otherwise) by or before any Governmental Authority, in each case, in law or in equity (whether civil, criminal or administrative or at law or in equity).

“Requisite Stockholder Vote” means the affirmative vote of the holders of a majority of the outstanding shares of Guardion Common Stock as of the record date of the Guardion Stockholder Meeting to authorize this Agreement and the Transactions.

“Representatives” means collectively, with respect to any Person, such Person’s directors, officers, Affiliates, employees, investment bankers, attorneys, accountants, consultants, brokers, or other agents, advisors, or authorized representative of such Person.

“RWI Policy” means the representations and warranties insurance policy issued by QBE Specialty Insurance Co. to Guardion on or about May 18, 2021 and assigned Policy Number 140000085 providing buyer-side representations and warranties coverage.

“RWI Policy Assignment” means the assignment by Guardion to Buyer of the RWI Policy in accordance with its terms.

“Schedules” means the Company Disclosure Schedule and/or the Buyer Disclosure Schedule, as the case may be.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller Termination Fee” means Six Hundred Eighty Eight Thousand Dollars ($688,000).

“Software” means computer software programs and software systems, including all databases, compilations, compilers, higher level or “proprietary” languages, macros, related documentation and materials, whether in source code, object code or human readable form (excluding Commercial-Off-The-Shelf Software).

“Straddle Period” means any taxable period beginning on or before the Closing Date and ending after the Closing Date.

“Subsidiary” means any Person of which a majority of the outstanding share capital, Voting Securities or other Equity Interests is owned, directly or indirectly, by another Person.

“Superior Proposal” means a bona fide written Acquisition Proposal that did not result from a breach in any material respect of Section 6.10(a) (except that, for purposes of this definition, each reference in the definition of “Acquisition Proposal” to “20% or more” shall be “more than 50%”) that the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) is (a) reasonably likely to be consummated in accordance with its terms, and (b) if consummated, more favorable to the holders of Guardion Common Stock than the transactions contemplated by this Agreement; in each case, after taking into account: (i) all financial considerations; (ii) the identity of the third party making such Acquisition Proposal; (iii) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Acquisition Proposal; (iv) the other terms and conditions of such Acquisition Proposal and the implications thereof on the Company, including relevant legal, regulatory, and other aspects of such Acquisition Proposal deemed relevant by the Company Board (including any conditions relating to financing, stockholder approval, regulatory approvals, or other events or circumstances beyond the control of the party invoking the condition); and (v) any revisions to the terms of this Agreement and the Merger proposed by Buyer during the Superior Proposal Notice Period set forth in Section 6.10(d).

“Tax” or “Taxes” means any federal, state, local or foreign taxes, including all net income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, equity, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other tax of any kind whatsoever, including any interest, penalty or addition thereto imposed by a Taxing Authority.

“Tax Return” means any return, declaration, report, claim for refund or information return or statement or attachment thereto, and including any amendment thereof required to be filed with a Taxing Authority in respect of any Taxes.

“Taxing Authority” means the IRS or any governmental agency, board, bureau, body, department or authority having or purporting to exercise jurisdiction with respect to any Tax.

“Transaction(s)” means the transactions contemplated by this Agreement and the other Transaction Agreements.

“Transaction Agreements” means this Agreement, the Escrow Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement to which any Party is a party or to be executed by any Party in connection with the consummation of the Transactions.

“Transaction Deduction” means any deduction permitted for income Tax purposes resulting from or attributable to the Transactions, including, without duplication, such deduction attributable to any payments (or deemed payments) of (i) Transaction Expenses or other similar expenses paid on, prior to or after the Closing Date or included in the computation of the Working Capital; (ii) the vesting of any securities in connection with the Transactions; and (iii) any fees, expenses and interest (including amounts treated as interest for income Tax purposes) that were included in the computation of Working Capital.

“Transaction Expenses” means, without duplication and only to the extent incurred or subject to reimbursement by the Company and not paid prior to the Adjustment Time, whether accrued for or not, the collective amount of all (i) costs and expenses to outside legal counsel, accountants, advisors, brokers and other third party professional advisors including all brokerage fees, commissions, or finders’ fee incurred by (or subject to reimbursement by) the Company in connection with the Transactions, and (ii) any discretionary, transaction or change of control bonuses, retention, severance or similar payments due to any current or former, director, employee, officer, independent contractor, consultant or manager of the Company or other Person as a result of the consummation of the Transactions (including the employer portion of any payroll, employment, and similar Taxes imposed with respect to such amounts); provided, however, that Transaction Expenses shall not include (1) any amounts taken into account in the calculation of the Closing Date Indebtedness, (2) Insurance Costs, (3) the Escrow Agent Fees, and (4) Transfer Taxes.

“Units” means the limited liability company interests of the Company.

“Voting Security” means any security that entitles the owner or holder thereof (at present or upon conversion or exchange) to elect members of the governing body of the issuer of such security.

“Working Capital” means, with respect to the Company (i) current assets of the Company as of the Adjustment Time, that are included in the line item categories of current assets specifically identified on Part II of Exhibit A, reduced by (ii) those current liabilities of the Company, as of the Adjustment Time, that are included in the line item categories of current liabilities specifically identified on Part II of Exhibit A, in each case, without duplication, and as determined in a manner strictly consistent with the Accounting Rules. Notwithstanding anything to the contrary contained herein, in no event shall “Working Capital” include any amounts with respect to (A) any fees, expenses or liabilities related to any financing by Buyer and its Affiliates of the Transactions, (B) any Closing Transaction Expenses, Closing Date Indebtedness, Closing Cash, (C) any income or deferred Tax assets or liabilities, (D) loans or amounts receivable from the Seller Parties or their Affiliates, or (E) assets or contra liabilities relating to Indebtedness (such as unamortized debt issuance costs). For purposes of this definition, including the calculation of current assets and current liabilities, the Parties shall disregard any adjustments arising from purchase accounting or otherwise arising out of the Transactions.

“Working Capital Target” means Three Million Six Hundred Seventy-Seven Thousand U.S. Dollars ($3,677,000).

Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:

Adjustment Resolution Period	Section 1.4(d)(ii)
Adjustment Review Period	Section 1.4(d)(i)
Agreement	Preamble
Balance Sheet	Section 4.5(a)(iii)
Balance Sheet Date	Section 4.5(a)(iii)
Base Purchase Price	Section 1.2
Business Systems	Section 4.20(b)
Buyer	Preamble
Buyer Disclosure Schedule	ARTICLE V
Buyer Related Parties	Section 8.3(a), Section 8.3(e)
Buyer Related Party	Section 8.3(a)
Buyer Releasors	Section 10.1(b)
Buyer Termination Fee	Section 8.3(a)

Closing	Section 2.1
Closing Date	Section 2.1
Closing Payment	Section 1.3
Closing Statement	Section 1.4(c)
Closing Units	Recitals
Company	Preamble
Company Acquisition Agreement	Section 6.10(a)
Company Disclosure Schedule	ARTICLE III, ARTICLE III
Company Financial Statements	Section 4.5(a)
Company Related Parties	Section 8.3(a)
Company Related Party	Section 8.3(a)
Company Software	Section 4.15(d)
Confidentiality Agreement	Section 6.5
Controlled	Definition of Control
Controlling	Definition of Control
D&O Indemnified Person	Section 6.8(a)
D&O Tail Policy	Section 6.8(c)
Deficiency Amount	Section 1.4(e)(ii)
Delaware Courts	Section 10.4
Deposit Escrow Agreement	Recitals
Determination Date	Section 1.4(e)
DGCL	Recitals
Dispute Notice	Section 1.4(d)(i)
Disputed Items	Section 1.4(d)(i)
Environmental Permits	Section 4.12(a)(ii)
Escrow Account	Recitals
Escrow Agent Fees	Section 10.2(a)
Escrow Deposit	Recitals
Estimated Adjustment Amount	Section 1.4(a)
Estimated Cash	Section 1.4(a)
Estimated Closing Date Indebtedness	Section 1.4(a)
Estimated Closing Purchase Price	Section 1.3(a)
Estimated Closing Transaction Expenses	Section 1.4(a)
Estimated Closing Working Capital	Section 1.4(a)
Exchange Act	Section 3.3
Finally Determined Adjustment Amount	Section 1.4(e)
Guardion	Preamble
Guardion Board	Recitals
Guardion Board Recommendation	Recitals
Increase Amount	Section 1.4(e)(i)
Initial Escrow Release Amount	Section 1.3(b)
Insurance Policies	Section 4.18
Interim Financial Statements	Section 4.5(a)(iii)
Interim Period	Section 6.1
Intervening Event Notice Period	Section 6.10(e)
Lease	Definition of Leases

Leased	Definition of Leases
Legal Advisors	Section 10.13
Material Contracts	Section 4.13(a)
Nasdaq	Section 3.3
Parties	Preamble
Party	Preamble
Pre-Closing Statement	Section 1.4(a)
Purchase Price	Section 1.2
Referred Disputed Items	Section 1.4(d)(ii)
Related Party	Section 4.17
Scheduled IP	Section 4.14(a)
SEC	Section 3.3
Seller	Preamble
Seller Group	Section 10.13
Seller Parties	Preamble
Seller Related Party	Section 8.3(e)
Seller Related Persons	Section 10.1(b)
Superior Proposal Notice Period	Section 6.10(d)
Termination Date	Section 8.1(a)(iii)
Transaction Engagement	Section 10.13
Transfer Taxes	Section9.4
Under Common Control With	Definition of Control

11.2 Certain Interpretive Matters. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

(a) Time of the Essence; Calculation of Time Periods. Time is of the essence for each and every provision of this Agreement. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

(b) Dollars. Any reference in this Agreement to “$” or dollars shall mean U.S. dollars.

(c) Exhibits/Schedules/Construction. The exhibits and Schedules to this Agreement are an integral part of this Agreement and are hereby incorporated herein and made a part hereof as if set forth herein. Any capitalized terms used in any Schedule or exhibit but not otherwise defined therein shall be defined as set forth in this Agreement. If a subject matter is addressed in more than one representation and warranty in this Agreement, each Party shall be entitled to rely only on the most specific representation and warranty addressing such matter. The section numbers in the Schedules correspond to the section numbers in this Agreement. The Schedules are qualified in their entirety by reference to this Agreement and are not intended to constitute, and shall not be construed as constituting, representations and warranties except as and to the extent expressly provided in this Agreement. Any disclosure set forth in one section of the Schedules shall apply to (i) the representations and warranties or covenants contained in the Section of this Agreement to which it corresponds in number, (ii) any representation and warranty or covenant to which it is referred by cross reference, and (iii) any other representation or warranty or covenant to the extent it is reasonably apparent from the wording of such disclosure that such disclosure is applicable to such other representation or warranty or covenant. The specification of any dollar amount in the representations or warranties contained in this Agreement or the inclusion of any specific item in the Company Disclosure Schedule or Buyer Disclosure Schedule is not intended to imply that such amounts, or higher or lower amounts or the items so included or other items, are or are not material or in the Ordinary Course of Business. The inclusion of any information in the Schedules shall not (i) be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or would reasonably be expected to have a Company Material Adverse Effect or Buyer Material Adverse Effect, or is outside the Ordinary Course of Business, (ii) be deemed or interpreted to expand the scope of any representations and warranties, obligations, covenants, conditions or agreements contained herein, or (iii) constitute, or be deemed to constitute, an admission to any third party concerning such information. No disclosure in the Schedules relating to any possible breach or violation of any Contract or Law will be construed as an admission or indication that any such breach or violation exists or has actually occurred. Headings inserted in the Schedules are for convenience of reference only and shall not affect in any way the construction or interpretation of the Schedules or this Agreement. All descriptions of any document listed in the Schedules are summary in nature, do not purport to be a complete statement of the material terms of such document and are qualified in their entirety by reference to the contents of such document, any and all exhibits and other documents attached to such document, any amendments and other modifications to such document and any task orders, purchase orders or similar items relating to such document. Information set forth in the Schedules may be included for informational purposes only and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information in the Company Disclosure Schedule or Buyer Disclosure Schedule shall not be deemed or interpreted, solely by virtue of the inclusion of such item in the Company Disclosure Schedule or Buyer Disclosure Schedule, to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by the Company or Buyer, respectively, in this Agreement or is material or that such information constitutes, or is reasonably likely to result in, a Company Material Adverse Effect or Buyer Material Adverse Effect, nor shall such information be deemed to establish a standard of materiality. In disclosing information in the Company Disclosure Schedule or Buyer Disclosure Schedule, the Company expressly does not waive any attorney-client privilege associated with such information or any protection afforded by the work-product doctrine with respect to any of the matters disclosed or discussed herein. The information contained in the Company Disclosure Schedule or Buyer Disclosure Schedule is the confidential, proprietary information of the Company or Buyer, respectively, and the receiving Party and its Affiliates shall maintain and protect such confidential information pursuant to the terms of this Agreement.

(d) Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(e) Headings. The provision of the Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Article,” “Section” or other subdivision are to the corresponding Article, Section or other subdivision of this Agreement unless otherwise specified.

(f) Herein. The words such as “herein,” “hereinafter,” “hereof,” “hereunder” and “hereto” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(g) Including. The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

(h) Made Available. An item shall be considered “provided” or “made available” to a Party hereto, to the extent such phrase appears in this Agreement, only if such item has been provided in writing (including via electronic mail) to such Party or its representatives or posted by the Company or its representatives in the Data Room.

(i) Reflected On or Set Forth In. An item arising with respect to a specific representation or warranty shall be deemed to be “reflected on” or “set forth in” a balance sheet or financial statements, to the extent any such phrase appears in such representation or warranty, if (i) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statements that relate to the subject matter of such representation, (ii) such item is otherwise specifically set forth on the balance sheet or financial statements, or (iii) such item is reflected on the balance sheet or financial statements and is specifically set forth in the notes thereto.

(j) Material. As used in this Agreement, unless otherwise specified or the context would require otherwise, the term “material” and the concept of the “material” nature of an effect upon the Company or its business shall be measured relative to the Company, as its business is currently being conducted. There may be included in this Agreement items which are not “material” within the meaning of the immediately preceding sentence for informational purposes and in order to avoid any misunderstanding, and such inclusion shall not be deemed to be an agreement by the Parties that such items are “material” or to further define the meaning of such term for purposes of this Agreement.

(k) Joint Negotiation and Drafting. The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, as of the date first written above.

BUYER:

DOCTOR’S BEST, INC.

By:	/s/ Gale Bensussen
Name:	Gale Bensussen
Title:	CEO

THE COMPANY:

ACTIV NUTRITIONAL, LLC,

By:	/s/ Jan Hall
Name:	Jan Hall
Title:	Chief Executive Officer

GUARDION:

GUARDION HEALTH SCIENCES, INC.

By:	/s/ Jan Hall
Name:	Jan Hall
Title:	Chief Executive Officer

SELLER:

VIACTIV NUTRITIONALS, INC.

By:	/s/ Jan Hall
Name:	Jan Hall
Title:	Chief Executive Officer

Exhibit A

Sample Working Capital and Agreed Principles

[Attached]

Part I – Agreed Principles

1. The provisions of this Exhibit shall be interpreted to avoid double counting (whether positive or negative) of any item included in the Adjustment Amount.

2. The Pre-Closing Statement and Closing Statement (collectively the “Statements”) shall be based on facts and circumstances as they exist, including the effects of all subsequent events that provide additional evidence about conditions that existed, as of the date of the Closing in accordance with FASB Accounting Standards Codification Topic 855, Subsequent Events. For the purposes of applying FASB Accounting Standards Codification Topic 855, Subsequent Events, the date which is 90 days after the Closing shall be deemed the date on which the financial statements were issued or available to be issued.

3. Subject to any other Agreed Principle, no item shall be excluded from the Statements solely on the grounds of materiality.

4. No amount shall be included in the Statements for changes in assets or liabilities as a result of purchase accounting adjustments.

5. Subject to any other Agreed Principle, in calculating Working Capital, there shall be no change in the classification: (a) to a current asset or current liability of any particular asset or liability that has not been characterized as a current asset or current liability, respectively, in the Balance Sheet, or (b) to a long-term liability or long-term assets of any particular liability or asset that has not been characterized as a long-term liability or long-term asset, respectively, in the Balance Sheet, (in each case, other than any such changes resulting solely from the passage of time).

6. Subject to any other Agreed Principle, where an accrual, provision, or reserve was included in the Balance Sheet in relation to any matter or series of related matters, no decrease in that accrual, provision, or reserve shall be made in the calculation of Working Capital unless and to the extent that since the Balance Sheet Date, the specific obligation was paid, service was performed, or a corresponding asset was written-off or collected.

7. No new categories, classifications, or types of costs or assets will be included as prepaids, inventory, or other current assets in the determination of Working Capital that were not classified as such in the Balance Sheet.

8. The Statements shall exclude the right of use assets and liabilities associated with operating leases as per ASC 842.

9. On or about five (5) Business Days prior to the Closing, the Company shall conduct a physical inventory count of all inventory of the Company which shall be carried out consistent with past practice. The Parties hereto acknowledge and agree that the quantities from such count shall be used for purposes of calculating inventory within the Working Capital, adjusted for any shipping and receiving activity between the timing of the physical inventory count and the Adjustment Time. The Buyer and their accountants shall have the right to observe such physical inventory count.

Part II – Sample Working Capital

$ in 000s	9/30/23
Checking/Savings	3,861.5
Accounts Receivable	1,548.4
Inventories	2,377.3
Prepaid	176.7
Due From Emerson	212.7
Due From Shopify	1.1
Current assets	8,177.8
Accounts Payable	(778.1)
Other Current Liabilities	(26,790.3)
Current liabilities	(27,568.4)
NWC, reported	(19,390.6)

Adjustments
1 Cash & cash equivalents	(3,861.5)
2 Indebtedness (Intercompany payable to Guardion)	26,659.7
Adjustments	22,798.2

NWC, adjusted	3,407.6

The example calculation of Working Capital set out above has been included for illustrative purposes only. The amounts contained within the line items shall not form part of the calculation of Working Capital, and shall remain subject to the terms and provisions of this Agreement, including the Accounting Rules. In the event of conflict, the terms and provisions of this Agreement, including the Accounting Rules, shall prevail over this example calculation.

Exhibit B

Form of Membership Interest Assignment Agreement

[Attached]

Exhibit C

Escrow Release Instruction

[Attached]

Exhibit D

Form of CFO Certificate

[Attached]

Annex B

PLAN OF LIQUIDATION AND DISSOLUTION OF

GUARDION HEALTH SCIENCES, INC.

This Plan of Complete Liquidation and Dissolution (the “Plan”) is intended to constitute a plan of distribution under Section 281(b) of the General Corporation Law of the State of Delaware (“DGCL”) and accomplish the complete liquidation and dissolution of Guardion Health Sciences, Inc., a Delaware corporation (such corporation or a successor entity, the “Company”), in accordance with the DGCL.

1. Approval of Plan. The Board of Directors of the Company (the “Board”) has adopted this Plan and presented the Plan to the Company’s stockholders to take action on the Plan. If the Plan is adopted by the Company’s stockholders, the Plan shall constitute the adopted Plan of the Company.

2. Certificate of Dissolution. Subject to Section 14 hereof, after the stockholders of the Company approve the dissolution of the Company, the Company shall file with the Secretary of State of the State of Delaware a certificate of dissolution (the “Certificate of Dissolution”) in accordance with the DGCL at such time as determined by the Board in its sole discretion (the time of such filing, or such later time as stated therein, the “Effective Time”).

3. Cessation of Business Activities. After the Effective Time, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, meet its regulatory and legal obligations, wind up its business affairs and distribute its assets in accordance with this Plan.

4. Continuing Employees and Consultants. For the purpose of effecting the dissolution of the Company, the Company may hire or retain such employees, consultants and advisors as the Company deems necessary or desirable to supervise or facilitate the dissolution and winding up of the Company.

5. Dissolution Process.

From and after the Effective Time, the Company (or any successor entity of the Company) shall complete the following corporate actions:

(i) The Company (a) shall pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the Company, (b) shall make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party, and (c) shall make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or to become known to the Company within 10 years after the date of dissolution. Such claims shall be paid or provided for in full if there are sufficient assets. All such claims shall be paid in full and any such provision for payment made shall be made in full if there are sufficient assets. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor.

(ii) After the payments are made pursuant to clause (i) above, if there are any assets remaining, the Company shall distribute to its stockholders, in accordance with the liquidation preferences of the Company’s Certificate of Incorporation, as amended through the Effective Time, all remaining assets, including all available cash, including the cash proceeds of any sale, exchange or disposition, except such cash, property or assets as are required for paying or making reasonable provision for the claims and obligations of the Company. Such distribution may occur all at once or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the Board may determine. If and to the extent deemed necessary, appropriate or desirable by the Board, the Company may establish and set aside a reasonable amount of cash and/or property to satisfy claims against the Company, including, without limitation, tax obligations, all expenses related to the sale of the Company’s property and assets, all expenses related to the collection and defense of the Company’s property and assets, and the liquidation and dissolution provided for in this Plan.

6. Cancellation of Stock. The distribution to the Company’s stockholders pursuant to Section 5 hereof shall be deemed to be in complete cancellation of all of the outstanding shares of Common Stock of the Company as of the date that the continuation of the Company’s legal existence terminates in accordance with Section 278 of the DGCL. From and after the Effective Time, and subject to applicable law, any holder of outstanding shares of Common Stock of the Company shall cease to have any rights in respect thereof, except the right to receive distributions, if any, pursuant to and in accordance with Section 5(ii) hereof and applicable law. As a condition to receipt of any distribution to the Company’s stockholders, the Company may require the Company’s stockholders to (i) surrender their certificates evidencing their shares of Common Stock to the Company, or provide satisfactory evidence of their cancellation, or (ii) furnish the Company with evidence satisfactory to the Company of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Company. The Company will close its stock transfer books and discontinue recording transfers of shares of Common Stock of the Company at the Effective Time, and thereafter any certificate representing shares of Common Stock of the Company will not be assignable or transferable on the books of the Company except by will, intestate succession, operation of law or upon the dissolution of a stockholder or its successors.

7. Conduct of the Company Following Approval of the Plan. Under Delaware law, dissolution is effective upon the filing of a certificate of dissolution with the Secretary of State of the State of Delaware or upon such future effective date as may be set forth in the certificate of dissolution. Section 278 of the DGCL provides that a dissolved corporation shall be continued for the term of 3 years from such dissolution or for such longer period as the Court of Chancery shall in its discretion direct, bodies corporate for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against it, and of enabling it gradually to settle and close its business, to dispose of and convey its property, to discharge its liabilities and to distribute to its stockholders any remaining assets, but not for the purpose of continuing the business for which the Company was organized. With respect to any action, suit or proceeding begun by or against the Company either prior to or within 3 years after the date of its dissolution, the action shall not abate by reason of the dissolution of the Company; the Company shall, solely for the purpose of such action, suit or proceeding, be continued as a body corporate beyond the 3-year period and until any judgments, orders or decrees therein shall be fully executed, without the necessity for any special direction to that effect by the Court of Chancery. The powers of the officers and directors of the Company shall continue during this time period in order to allow them to take the necessary steps to wind-up the affairs of the Company.

8. Absence of Appraisal Rights. Under Delaware law, the Company’s stockholders are not entitled to appraisal rights for shares of Common Stock of the Company in connection with the transactions contemplated by the Plan.

9. Abandoned Property. If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered their certificate evidencing the Common Stock as required hereunder or for any other reason, the distribution to which the stockholder is entitled shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to the stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

10. Stockholder Consent to Sale of Assets. Adoption of this Plan by the stockholders of the Company shall constitute the approval of the stockholders of the sale, exchange or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition that are conditioned on adoption of this Plan.

11. Expenses of Dissolution. In connection with and for the purposes of implementing and assuring completion of this Plan, the Company may pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan.

12. Compensation. In connection with and for the purpose of implementing and assuring the completion of this Plan, the Company may pay the Company’s officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, including pursuant to severance and retention agreements, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of this Plan by the stockholders shall constitute the approval of the Company’s stockholders of the payment of any such compensation.

13. Indemnification. The Company shall continue to indemnify its officers, directors, employees, agents and trustee in accordance with its Certificate of Incorporation, Bylaws, and contractual arrangements as therein or elsewhere provided, the Company’s existing directors and officers liability insurance policy and applicable law, and such indemnification shall apply to acts or omissions of such persons in connection with the implementation of this Plan and the winding up of the affairs of the Company. The Company is authorized to obtain and maintain insurance as may be necessary to cover the Company’s obligations.

14. Modification or Abandonment of the Plan. Notwithstanding authorization of or consent to this Plan and the transactions contemplated hereby by the stockholders of the Company, the Board may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the stockholders to the extent permitted by the DGCL.

15. Authorization. The Board is hereby authorized, without further action by the stockholders, to do and perform or cause the officers of the Company to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that are deemed necessary, appropriate or desirable to implement this Plan and the transactions contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up the affairs of the Company.

Annex C

STOUT

February 16, 2024

Mr. Robert Weingarten
Chairman of the
Board of Directors of
Guardion Health Sciences, Inc.
2926 Richmond Avenue, Suite 1200
Houston, TX 77098

Dear Members of the Board of Directors:

We understand that on January 30, 2024 Guardion Health Sciences, Inc., a Delaware corporation ("Guardion" or the "Company"), Viactiv Nutritionals, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Viactiv"), and Activ Nutritional LLC, a Delaware limited liability company, which is wholly-owned by Viactiv ("Activ"), entered into an Equity Purchase Agreement (the "Agreement") with Doctor's Best, Inc., a Delaware corporation ("Doctor's Best"), pursuant to which Doctor's Best agreed to acquire all of the outstanding equity interests of Activ from Viactiv for aggregate cash consideration of $19.187 million[1] (the "Consideration"), subject to adjustment as provided in the Agreement. The foregoing transaction is referred to hereinafter as the "Transaction".

The Board of Directors of Guardion (the "Board") has requested that Stout Risius Ross, LLC ("Stout") render an opinion (the "Opinion") to the Board with respect to the fairness, from a financial point of view, to the Company of the Consideration to be received by Viactiv in the Transaction pursuant to the Agreement. With your consent and approval, we have evaluated the foregoing as though, the equity interest in Activ is being sold, and the Consideration is to be received, directly by the Company.

Our Opinion is intended to be utilized by the Board as only one input to consider in its process of analyzing the Transaction. No opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. We have not been requested to opine as to, and our Opinion does not in any manner address the following: (i) the underlying business decision of the Company, its security holders, the Board, or any other party to proceed with or effect the Transaction; (ii) the merits of the Transaction relative to any alternative business strategies that may exist for the Company or any other party or the effect of any other transactions in which the Company or any other party might have engaged; (iii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the Transaction or otherwise, except as expressly addressed in this Opinion; (iv) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, not specifically addressed in this Opinion; (v) the solvency, creditworthiness or fair value of the Company or any other participant in the Transaction under any applicable laws relating to bankruptcy, insolvency or similar matters or (vi) how the Board, the Company, its security holders or any other person should act with respect to the Transaction.

Further, this Opinion is not intended to and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote in regard to the Transaction. The Board acknowledges that Stout was not engaged to, and has not, (a) initiated any discussions with, or solicited any indications of interest from, third parties with respect to the Transaction, the assets, businesses or

[1] As defined in the Agreement as Base Purchase Price of $17.2 million plus a Closing working capital adjustment, plus Closing cash, less Closing indebtedness, and less Closing transaction expenses.

The Board of Directors of
Guardion Health Sciences, Inc.
February 16, 2024
Page 2

operations of the Company or any other party, or any alternatives to the Transaction, or (b) negotiated the terms of the Transaction or the financing for the Transaction.

In connection with our analysis, we have made such reviews, analyses, and inquiries as we have deemed necessary and appropriate under the circumstances. The principal sources of information used in performing our analysis included, but were not limited to:

- The Agreement, dated January 30, 2024;
- Certain publicly available financial information and other data with respect to Activ that we deemed relevant.
- Certain other information and data with respect to Activ made available to us by the Company, including (i) unaudited financial statements for Activ prepared by the management of the Company for the fiscal years ended December 31, 2022 through 2023, and (ii) projections for Activ prepared by the management of the Company for the fiscal years ending December 31, 2024 through 2026 (the "Projections");
- A review of publicly available financial data of certain publicly traded companies that we deemed relevant;
- A review of available information regarding certain merger and acquisition transactions that we deemed relevant;
- Discussions with Company management concerning the business, industry, history, and prospects of Activ, the Transaction and related matters;
- A certificate from senior management of the Company containing, among other things, representations regarding the accuracy of the information, data and other material (financial or otherwise) provided to Stout by or on behalf of the Company and Activ; and
- An analysis of other facts and data resulting in our conclusions.

Our Opinion is premised on the assumption that the assets, liabilities, financial condition, and prospects of Activ as of the date of this letter have not changed materially since December 31, 2023, the date of the most recent financial statements made available to us. In rendering our Opinion, we have assumed and relied upon the accuracy and completeness of all financial and other information that was publicly available, furnished by the Company, or otherwise reviewed by or discussed with us without independent verification of such information and we have assumed and relied upon the representations and warranties contained in the Agreement. Management of the Company has advised us, and at your direction we have relied upon and assumed, without independent verification, that the Projections have been prepared in good faith and reflect the best currently available estimate of the management of the Company with respect to the future financial results of Activ. At your direction, we have used and relied upon the Projections in arriving at our Opinion. We have not been engaged to assess the reasonableness or achievability of the Projections or the assumptions upon which they were based, and we express no view as to the Projections or such assumptions. We have assumed that the Transaction will be consummated on the terms described in the Agreement, without any waiver of any material terms or conditions by the parties to the Agreement. In addition, we have with your consent and approval assumed that any adjustment to the Consideration pursuant to the Agreement or otherwise would not be material to our analyses or this Opinion.

We have not conducted a physical inspection of Activ's facilities or assets. We have assumed, with your consent, that the conditions to the Transaction as set forth in the Agreement will be satisfied, and that the

The Board of Directors of
Guardion Health Sciences, Inc.
February 16, 2024
Page 3

Transaction will be consummated on a timely basis in the manner contemplated by the Agreement. Our Opinion is necessarily based on business, economic, market, and other conditions as they exist and can be evaluated by us at the date of this letter. It should be noted that although subsequent developments may affect this Opinion, we do not have any obligation to update, revise, or reaffirm our Opinion. We reserve the right, however, to withdraw, revise, or modify our Opinion based upon additional information that may be provided to or obtained by us after the issuance of this Opinion that suggests, in our judgment, a material change in the assumptions upon which our Opinion is based.

Stout conducted its analyses at the request of the Board to provide a particular perspective of the Transaction. In so doing, Stout did not form a conclusion as to whether any individual analysis, when considered independently of the other analyses conducted by Stout, supported or failed to support our conclusion set forth in this Opinion. Stout does not specifically rely or place any specific weight on any individual analysis. Rather, Stout deems that the analyses, taken as a whole, support our conclusion and Opinion. Accordingly, Stout believes that the analyses must be considered in their entirety, and that selecting portions of the analyses or the factors considered, without considering all analyses and factors together, could create an imperfect view of the processes underlying the analyses performed by Stout in connection with the preparation of this Opinion.

Our opinion is furnished for the use and benefit of the Board in connection with the Transaction, and is not intended to be used, and may not be used, for any other purpose, without our express, prior written consent. We will receive a fee for our services, however our compensation for providing financial advisory services to the Board is neither based upon nor contingent on the results of our engagement or the consummation of the proposed Transaction. In addition, Guardion has agreed to indemnify us for certain liabilities arising out of our engagement. We have previously provided certain financial advisory services to Guardion for which we have received compensation, including, during the last two years, having provided certain valuation services in November 2022 and October 2023.

It is understood that this Opinion was prepared at the request of the Board for its confidential use and may not be reproduced, disseminated, quoted, or referred to at any time in any manner or for any purpose without our prior written consent, except as required by applicable securities laws. Notwithstanding anything to the contrary, the Company may reproduce this letter in its entirety in any filing with the Securities and Exchange Commission required to be made by the Company in respect of the Transaction pursuant to the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by Viactiv in the Transaction pursuant to the Agreement is fair, from a financial point of view, to the Company.

Yours very truly,

Stout Risius Ross, LLC

STOUT RISIUS ROSS, LLC

PROXY

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

GUARDION HEALTH SCIENCES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert Weingarten (the “Proxy”), with full power of substitution as proxy to vote the shares that the undersigned is entitled to vote (the “Shares”) at the special meeting of stockholders (the “Special Meeting”) of GHSI (the “Company” or “GHSI” or “us”), to be held on __________, 2024 at 11:00 a.m. Central Time, in a virtual-only format at __________, and at any adjournments and/or postponements thereof. The Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxy’s discretion on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

p PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. p

GUARDION HEALTH SCIENCES, INC. - THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 and 2	Please mark votes as indicated in this example	☒

(1) The Transaction Proposal - to consider and vote upon a proposal to approve the sale of all of the outstanding equity interests of Activ Nutritional LLC (“Activ”), which owns the Viactiv® brand and business, pursuant to that certain Equity Purchase Agreement, dated January 30, 2024, by and among Doctor’s Best Inc., Viactiv Nutritionals, Inc., Guardion Health Sciences, Inc., and Activ (the “Transaction”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

(2) The Dissolution Proposal - to consider and vote upon a proposal to approve the voluntary dissolution and liquidation of the Company pursuant to a Plan of Dissolution.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3) The Adjournment Proposal - to consider and vote upon a proposal to grant discretionary authority to our Board to adjourn the special meeting of stockholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies only in the event that there are insufficient shares present virtually or represented by proxy voting in favor of the Transaction or the Plan of Dissolution.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Date:           , 2024

Signature

Signature (if held jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership please sign in partnership name by an authorized person.

A vote to abstain will have the same effect as a vote AGAINST proposals 1 and 2. The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR each of proposals 1, 2 and 3. If any other matters properly come before the meeting, the Proxies will vote on such matters in their discretion.

p PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. p